Registration No. 811-08928

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 1, 2010

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM N-lA

REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940	☐

Amendment No. 17
(Check appropriate box or boxes)	☒

HSBC INVESTOR PORTFOLIOS
(Exact name of registrant as specified in charter)
3435 Stelzer Road
Columbus, Ohio 43219-3035
(Address of principal executive offices)
Registrant’s Telephone Number, including area code: (617) 470-8000

Richard A. Fabietti, President
452 Fifth Avenue
New York, New York 10018
(Name and address of agent for service)
Please send copies of all communications to:

David Harris
Dechert LLP
1775 I Street, N.W.
Washington, D.C. 20006-2401

PART A

HSBC INVESTOR SHORT DURATION FIXED INCOME PORTFOLIO
HSBC INVESTOR GROWTH PORTFOLIO
HSBC INVESTOR INTERNATIONAL EQUITY PORTFOLIO
HSBC INVESTOR OPPORTUNITY PORTFOLIO
HSBC INVESTOR VALUE PORTFOLIO

March 1, 2010

          HSBC Investor Portfolios (the “Portfolio Trust”) is an open-end management investment company that was organized as a trust under the laws of the State of New York on November 1, 1994. Beneficial interests of the Portfolio Trust are divided into the following series, the HSBC Investor Short Duration Fixed Income Portfolio (“Short Duration Fixed Income Portfolio”), HSBC Investor Growth Portfolio (“Growth Portfolio”), HSBC Investor International Equity Portfolio (“International Equity Portfolio”), HSBC Investor Opportunity Portfolio (“Opportunity Portfolio”) and HSBC Investor Value Portfolio (“Value Portfolio”) (each, a “Portfolio” and, collectively, the “Portfolios”), which are described herein. Additional series may be established in the future.

          Beneficial interests in the Portfolio Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). Investments in the Portfolios may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

          Responses to Items 1, 2, 3, 4 and 13 of Form N-1A have been omitted pursuant to Instruction B(2)(b) of the General Instructions to Form N-1A.

SHORT DURATION FIXED INCOME PORTFOLIO

Investment Advisers

HSBC Global Asset Management (USA) Inc. is the Portfolio’s investment adviser (“HSBC”).

Portfolio Managers

The management and investment decisions for the Portfolio are made by John F. Chiodi, Jr., Senior Portfolio Manager, Kenneth Carty, Senior Portfolio Manager and Jason E. Moshos, Senior Portfolio Manager. Messrs. Chiodi, Carty and Moshos have managed the Portfolio since its inception.

Purchasing and Selling Your Shares

Beneficial interests in the Portfolio are not offered to the public. Each investor may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange is open. There is no minimum initial or subsequent investment in the Portfolio.

Tax Information

The Portfolio intends to operate as a partnership for federal income tax purposes. Therefore, the Portfolio will not be subject to federal income tax. Each investor will take into account its share of the Portfolio’s ordinary income and losses and capital gains and losses in determining its income tax liability and, for investors that are regulated investment companies, its qualifications as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The determination of each investor’s share of the Portfolio’s ordinary income and losses and capital gains and losses will be made in accordance with the Code and the regulations promulgated thereunder.

GROWTH PORTFOLIO

Investment Advisers

HSBC is the Portfolio’s investment adviser. Winslow Capital Management, Inc. (“Winslow”) is the Portfolio’s subadviser.

Portfolio Managers

The management and investment decisions for the Portfolio are made by Clark J. Winslow, Chief Executive Officer, Chief Investment Officer and a portfolio manager of Winslow; Justin H. Kelly, CFA, Senior Managing Director and portfolio manager of Winslow; and R. Bartlett Wear, CFA, Senior Managing Director and portfolio manager of Winslow. Messrs. Winslow, Kelly and Wear have been co-managers of the Portfolio since May 16, 2008.

Purchasing and Selling Your Shares

Beneficial interests in the Portfolio are not offered to the public. Each investor may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange is open. There is no minimum initial or subsequent investment in the Portfolio.

Tax Information

The Portfolio intends to operate as a partnership for federal income tax purposes. Therefore, the Portfolio will not be subject to federal income tax. Each investor will take into account its share of the Portfolio’s ordinary income and losses and capital gains and losses in determining its income tax liability and, for investors that are regulated investment companies, its qualifications as a regulated investment company under Subchapter M of the Code. The determination of each investor’s share of the Portfolio’s ordinary income and losses and capital gains and losses will be made in accordance with the Code and the regulations promulgated thereunder.

INTERNATIONAL EQUITY PORTFOLIO

Investment Advisers

HSBC is the Portfolio’s investment adviser. AllianceBernstein L.P. (“AllianceBernstein”) is the Portfolio’s subadviser.

Portfolio Managers

The management and investment decisions for the Portfolio are made by the Global Value Investment Policy Group of AllianceBernstein. The members of the Global Value Investment Policy Group with the most significant responsibility for the day-to-day management of the Portfolio are Sharon Fay, CFA, Executive Vice President and Chief Investment Officer of Global Value equities for AllianceBernstein; Kevin Simms, co- Chief Investment Officer of International Value equities for AllianceBernstein; Giulio Martini, head of AllianceBernstein’s currency team; and Henry D’Auria, CFA, co-Chief Investment Officer of International Value equities for AllianceBernstein. Ms. Fay and Messrs. Simms, Martini and D’Auria have been co-managers of the Portfolio since January 30, 2004.

Purchasing and Selling Your Shares

Beneficial interests in the Portfolio are not offered to the public. Each investor may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange is open. There is no minimum initial or subsequent investment in the Portfolio.

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Tax Information

The Portfolio intends to operate as a partnership for federal income tax purposes. Therefore, the Portfolio will not be subject to federal income tax. Each investor will take into account its share of the Portfolio’s ordinary income and losses and capital gains and losses in determining its income tax liability and, for investors that are regulated investment companies, its qualifications as a regulated investment company under Subchapter M of the Code. The determination of each investor’s share of the Portfolio’s ordinary income and losses and capital gains and losses will be made in accordance with the Code and the regulations promulgated thereunder.

OPPORTUNITY PORTFOLIO

Investment Advisers

HSBC is the Portfolio’s investment adviser. Westfield Capital Management Company, L.P. (“Westfield”) is the Portfolio’s subadviser.

Portfolio Managers

The investment decisions for the Portfolio are made by Westfield’s Investment Committee. Arthur J. Bauernfeind, Chairman of Westfield; William A. Muggia, President, Chief Executive Officer and Chief Investment Officer of Westfield; Matthew W. Strobeck, a Partner of Westfield; Ethan J. Meyers, a Partner of Westfield; and Scott R. Emerman, a Partner of Westfield are the members of the Investment Committee with primary portfolio management responsibilities. Messrs. Bauernfeind, Muggia, Strobeck, Meyers, and Emerman have been co-managers of the Portfolio since 2003.

Purchasing and Selling Your Shares

Beneficial interests in the Portfolio are not offered to the public. Each investor may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange is open. There is no minimum initial or subsequent investment in the Portfolio.

Tax Information

The Portfolio intends to operate as a partnership for federal income tax purposes. Therefore, the Portfolio will not be subject to federal income tax. Each investor will take into account its share of the Portfolio’s ordinary income and losses and capital gains and losses in determining its income tax liability and, for investors that are regulated investment companies, its qualifications as a regulated investment company under Subchapter M of the Code. The determination of each investor’s share of the Portfolio’s ordinary income and losses and capital gains and losses will be made in accordance with the Code and the regulations promulgated thereunder.

VALUE PORTFOLIO

Investment Advisers

HSBC Global Asset Management (USA) Inc. is the Portfolio’s investment adviser (“HSBC”). NWQ Investment Management Co., LLC (“NWQ”) is the Portfolio’s subadviser

Portfolio Managers

The management and investment decisions for the Portfolio are made by Jon D. Bosse, CFA, Co-President and Chief Investment Officer of NWQ, and Craig (Chip) O. Bailey, Jr., Managing Director and Portfolio Manager of NWQ. Messrs. Bosse and Bailey have been co-managers of the Portfolio since March 10, 2004.

Purchasing and Selling Your Shares

Beneficial interests in the Portfolio are not offered to the public. Each investor may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange is open. There is no minimum initial or subsequent investment in the Portfolio.

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Tax Information

The Portfolio intends to operate as a partnership for federal income tax purposes. Therefore, the Portfolio will not be subject to federal income tax. Each investor will take into account its share of the Portfolio’s ordinary income and losses and capital gains and losses in determining its income tax liability and, for investors that are regulated investment companies, its qualifications as a regulated investment company under Subchapter M of the Code. The determination of each investor’s share of the Portfolio’s ordinary income and losses and capital gains and losses will be made in accordance with the Code and the regulations promulgated thereunder.

INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES,
RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS

Investment Objectives, Policies and Strategies

          The following summary describes the investment objectives and principal investment strategies of each Portfolio. This Part A does not disclose all the types of securities or investment strategies that the Portfolios may use. The Portfolios’ Part B provides more information about the securities, investment strategies and risks described in this Part A.

          There can be no assurance that the Portfolios will achieve their investment objectives. The investment objective of each Portfolio may be changed without investor approval. If there is a change in the investment objective of a Portfolio, investors in such Portfolio should consider whether the Portfolio remains an appropriate investment in light of their then-current financial position and needs.

          For purposes of the discussions of each Portfolio’s investment objectives and principal investment strategies, unless otherwise indicated, “investment grade” debt securities are defined as those rated by one or more nationally recognized statistical rating organizations (“NRSROs”) within one of the four highest quality grades at the time of purchase (e.g., AAA, AA, A or BBB by Standard & Poor’s Division of The McGraw-Hill Companies, Inc. (“S&P”) or Fitch Investors Service, Inc. (“Fitch”) or Aaa, Aa, A or Baa by Moody’s Investors Service, Inc. (“Moody’s”)), or in the case of unrated securities, determined by HSBC Global Asset Management (USA) Inc., the Portfolio’s investment adviser,, to be of comparable quality.

Short Duration Fixed Income Portfolio

          The investment objective of the Short Duration Fixed Income Portfolio (the “Portfolio”) is to maximize total return, consistent with preservation of capital and prudent investment management. The “total return’’ sought by the Portfolio consists of income earned on the Fund’s investments, plus capital appreciation, if any, which generally arises from decreases in interest rates or improving credit fundamentals for a particular sector or security.

          Under normal market conditions, the Portfolio invests at least 80% of its net assets in fixed income securities issued by governments, government agencies or corporations. The Portfolio may purchase securities of various maturities, but expects to maintain an average portfolio duration of 1 to 3 years. Duration refers to the range within which the modified duration of a portfolio is expected to fluctuate. Modified duration measures the expected sensitivity of market price to changes in interest rates, taking into account the effects of structural complexities (for example, some bonds can be prepaid by the issuer).

          The Portfolio invests primarily in investment grade debt securities, but may invest up to 10% of its total assets in high yield securities (“junk bonds’’) rated B or higher by Moody’s or S&P, or, if unrated, determined by the Adviser to be of comparable quality. The Portfolio may invest up to 30% of its total assets in securities of foreign (non-U.S.) issuers, including, up to 5% of its assets in securities of issuers in emerging or developing markets.

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          The Portfolio may invest in derivative instruments, such as options, futures contracts or swap agreements, or in mortgage- or asset-backed securities. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques.

          In managing the Portfolio the Adviser focuses on sector rotation and security selection, and the yield curve. Duration management is also considered. The Adviser will select investments for purchase or sale by evaluating issuers based on (i) general economic and financial conditions; (ii) the specific issuer’s: (a) business and management, (b) cash flow, (c) earnings coverage of interest and dividends, (d) ability to operate under adverse economic conditions, and (e) fair market value of assets; (iii) any unique political, economic or social conditions applicable to such issuer’s country; and (iv) other considerations the Adviser deems appropriate. The Adviser selects securities for the Portfolio based on various factors, including the outlook for the economy, and anticipated changes in interest rates and inflation. The Adviser may sell securities when it believes that expected risk-adjusted return is low compared to other investment opportunities.

Consistent with its investment objective, the Portfolio:

•	may invest in investment grade debt securities.

•

may invest without limitation in mortgage-related securities including mortgage-backed and asset-backed securities (which are debt securities backed by pools of mortgages, including passthrough certificates and other senior classes of collateralized mortgage obligations (“CMOs”), or other receivables).

•	may invest in fixed- and floating-rate loans, including in the form of loan participations, assignments and structured notes.

•	may invest in convertible securities (including preferred stocks), and may hold common stock or warrants received as a result of an exchange or tender of fixed income securities.

•	may invest in municipal securities, including residual interest bonds.

•	may invest in variable and floating rate securities, including up to 5% of total assets in any combination of interest-only, principal-only or inverse floater securities.

•	may invest up to 30% of its total assets in securities of foreign (non-U.S.) issuers, including, up to 5% of its assets in securities of issuers in emerging or developing markets.

•	may invest in loan participations, assignments and structured notes, and may hold common stock or warrants received as the result of an exchange or tender of fixed income securities.

•	may invest in “event-linked’’ bonds and other securities.

•

may lend its securities to qualified brokers, dealers, and other financial institutions for the purpose of realizing additional income. The Fund or Portfolio may also borrow money for temporary or emergency purposes.

•

may invest in derivative instruments, including, but not limited to, financial futures, foreign currency futures, foreign currency contracts, options on futures contracts, options on securities, swaps, and credit default swaps, and similar types of instruments that provide exposure to investment returns of the bond market.

•	may engage in repurchase transactions, where the Portfolio purchases a security and simultaneously commits to resell that security to the seller at an agreed upon price on an agreed upon date.

•	may invest in debt obligations of commercial banks and savings and loan associations, such as certificates of deposit, time deposits, and bankers’ acceptances.

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•

may purchase and sell securities on a when-issued or forward commitment basis, in which a security’s price and yield are fixed on the date of the commitment but payment and delivery are scheduled for a future date.

•

may take short positions by selling borrowed securities with the intention of repurchasing them at a profit on the expectation that the market price will fall. The Portfolio will only take short positions if its exposure on the short sale is covered by way of ownership of the security sold short, an equivalent security, or a security convertible into such security.

Growth Portfolio

          The investment objective of the Growth Portfolio is long-term growth of capital.

          The Portfolio seeks to achieve its investment objective by investing, under normal market conditions, primarily in U.S. and foreign equity securities of high quality companies with market capitalizations generally in excess of $2 billion, which Winslow believes have the potential to generate superior levels of long-term profitability and growth. Equity securities include common or preferred stock; rights or warrants to purchase common or preferred stock; securities convertible into common or preferred stock such as convertible preferred stock, bonds or debentures; American Depositary Receipts; and other securities with equity characteristics. Winslow’s selection process is a blend of quantitative and fundamental research. In addition to its internal research, Winslow concentrates on profitability, capital intensity, cash flow and valuation measures, as well as earnings growth rates.

          The Portfolio may invest in short-term debt and other high-quality, fixed income securities, including U.S. and foreign government securities, certificates of deposit and bankers’ acceptances of U.S. and foreign banks, and commercial paper of U.S. and foreign issuers.

          In addition, the Portfolio may invest up to 20% of its assets in bonds and other debt securities, including lower rated, high yield bonds, commonly referred to as “junk bonds.” The Portfolio may also invest in derivative instruments, including, but not limited to, futures contracts and options on securities, securities indices and foreign currencies, to help achieve its investment objective. The Portfolio may do so only for hedging purposes or for cash management purposes, as a substitute for investing in equity or fixed income securities.

          Winslow uses a “growth” style of investing, selecting growth companies which it anticipates will create superior wealth over time and potentially have sustainable competitive advantages. Winslow’s selection process is a blend of quantitative and fundamental research. From a quantitative standpoint, Winslow concentrates on profitability, capital intensity, cash flow and valuation measures, as well as earnings growth rates. Once the quantitative research is completed, Winslow conducts its internal research. Winslow searches to identify those companies that it believes possess a sustainable competitive advantage. Winslow seeks to outperform the Russell 1000® Growth Index.

International Equity Portfolio

          The International Equity Portfolio’s investment objective is to seek long-term growth of capital and future income.

          The Portfolio seeks to achieve its investment objective by investing, under normal market conditions, at least 80% of its net assets in equity securities of companies organized and domiciled in developed nations outside of the United States or for which the principal trading market is outside the United States, including Europe, Canada, Australia and the Far East. The Portfolio will normally invest at least 80% of its net assets in equity securities of foreign corporations, consisting of common stocks and other securities with equity characteristics including, but not limited to, depositary receipts, preferred stock, warrants, rights, securities convertible into common stock, trust certificates, limited partnership interests and equity participations.

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          Additionally, the Portfolio intends to have at least three different countries other than the United States represented and also intends to invest primarily in companies with large market capitalizations. The Portfolio may invest up to 20% of its assets in equity securities of companies in emerging markets.

           AllinaceBernstein relies on extensive field research and direct company contact in selecting securities for purchase and sale. This fundamental value-oriented approach attempts to identify the difference between the underlying value of a company and the price of its security in the market.

          The Portfolio may, under exceptional circumstances, seek a temporary defensive position and invest part or all of its assets in fixed income securities denominated in foreign currencies, domestic or foreign government securities, and nonconvertible preferred stock, or hold its assets in cash or cash equivalents. The Portfolio’s investment objective may not be achieved while it is invested in a temporary defensive position.

          In addition, the Portfolio may invest in derivative instruments, including, but not limited to, financial and foreign currency futures contracts as well as options on securities, foreign currencies, and foreign currency futures, for hedging purposes, cash management purposes, as a substitute for investing directly in equity or fixed income securities, or to enhance return when AllinaceBernstein believes the investment will assist the Portfolio in achieving its investment objectives.. The Portfolio may engage in repurchase transactions, where the Portfolio purchases a security and simultaneously commits to resell that security to the seller at an agreed upon price on an agreed upon date. Additionally, the Portfolio may purchase and sell securities on a “when-issued” basis, in which a security’s price and yield are fixed on the date of the commitment but payment and delivery are scheduled for a future date.

Opportunity Portfolio

          The Opportunity Portfolio’s investment objective is to seek long-term growth of capital.

          The Portfolio seeks to achieve its investment objective by investing, under normal market conditions, primarily in equity securities of small and mid-cap companies. Small and mid-cap companies generally are defined as those that have market capitalizations within the range of market capitalizations represented in the Russell 2500® Growth Index (as of June 30, 2009, between approximately $52 million and $4.2 billion). The Portfolio may also invest in equity securities of larger, more established companies whose rates of earnings growth are expected to accelerate because of special factors, such as rejuvenated management, new products, changes in consumer demand or basic changes in the economic environment. The Portfolio may invest up to 20% of its assets in securities of foreign companies.

          The Portfolio will invest primarily in common stocks, but may, to a limited extent, seek appreciation in other types of securities when relative values and market conditions make such purchases appear attractive. As such, the Portfolio may invest in fixed income securities, which may include bonds, debentures, mortgage securities, notes, bills, commercial paper, and U.S. Government securities. In addition, the Portfolio may invest in derivatives for hedging purposes, cash management purposes, as a substitute for investing directly in equity or fixed income securities, or to enhance return.

          Westfield selects securities based upon fundamental analysis of a company’s cash flow, industry position, potential for high-profit margins, and strength of management, as well as other factors. Westfield uses a bottom-up, as opposed to a top-down, investment style to select investments that it believes offer superior prospects for growth and are either:

• early in their cycle but which Westfield believes have the potential to become major enterprises, or

• are major enterprises whose rates of earnings growth Westfield expects to accelerate because of special factors, such as rejuvenated management, new products, changes in consumer demand, or basic changes in the economic environment.

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          Westfield believes these companies to have products, technologies, management, markets or opportunities which will potentially facilitate earnings growth over time that may be above the growth rate of the overall economy and the rate of inflation. Investments in growth companies may include securities listed on a securities exchange or traded in the over-the-counter markets.

          The Portfolio may invest in derivative instruments, including, but not limited to, financial and foreign currency futures contracts as well as options on securities, foreign currencies, and foreign currency futures. The Portfolio intends to do so primarily for hedging purposes or for cash management purposes, as a substitute for investing directly in equity or fixed income securities, but may also do so to enhance return when Westfield believes the investment will assist the Portfolio in achieving its investment objectives.

          Investments will be sold if they no longer meet the Portfolio’s criteria for investment. When Westfield believes market conditions are unfavorable or when suitable investments are not otherwise available, the Portfolio may seek a temporary defensive position and invest all or part of its assets in cash (including foreign currency) or short-term obligations during times of international, political or economic uncertainty or turmoil, or in order to meet anticipated redemption requests. These investments may include certificates of deposit, commercial paper, short-term notes and U.S. Government securities. The Portfolio’s investment objective may not be achieved while it is invested in a temporary defensive position.

HSBC Investor Value Portfolio

          The investment objective of the Value Portfolio is long-term growth of capital and income.

          The Portfolio seeks to achieve its investment objective by investing, under normal market conditions, primarily in U.S. and foreign equity securities of companies with large and medium capitalizations that NWQ believes possess opportunities underappreciated or misperceived by the market. The Portfolio may also invest up to 25% of its assets in dollar-denominated securities of non-U.S. issuers that are traded on a U.S. stock exchange and/or American Depositary Receipts and up to 20% of its assets in bonds and other debt securities.

          NWQ is a disciplined, opportunistic, bottom-up/research driven firm. Its investment philosophy emphasizes the following three critical factors with respect to the purchase and sale of individual securities for the Portfolio: attractive valuation; downside protection; and identifying catalysts or inflection points. The investment process seeks to add value through active management. The process is fluid and dynamic; the Portfolio is constantly monitored using, and strictly adhering to, NWQ ‘s research and analyst driven process. NWQ also recognizes that active management requires taking independent, non-consensus views on companies and industries. Therefore, NWQ attempts to build downside protection into its process by evaluating and quantifying the risks versus the reward opportunity of every investment in the Portfolio.

          In pursuing its objective, the Portfolio may invest in a broad range of equity securities of U.S. and foreign companies, including warrants or rights that can be converted into common stock. Equity securities include common or preferred stock; rights or warrants to purchase common or preferred stock; securities convertible into common or preferred stock such as convertible preferred stock, bonds or debentures; American Depositary Receipts; and other securities with equity characteristics. The Portfolio may also invest, without limit, in short-term debt and other high-quality, fixed income securities, including U.S. and foreign government securities, certificates of deposit and bankers’ acceptances of U.S. and foreign banks, and commercial paper of U.S. or foreign issuers if these instruments have been identified by NWQ as having the potential to provide long-term growth of capital or income.

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          In addition, the Portfolio may engage in repurchase transactions, where the Portfolio purchases a security and simultaneously commits to resell that security to the seller at an agreed upon price on an agreed upon date, and may invest in derivative instruments for hedging purposes, cash management purposes, as a substitute for investing directly in equity or fixed income securities, or to enhance return.

          The Portfolio may invest in derivative instruments, including, but not limited to, financial and foreign currency futures contracts as well as options on securities, foreign currencies, and foreign currency futures. The Portfolio intends to do so primarily for hedging purposes or for cash management purposes, as a substitute for investing directly in equity or fixed income securities, but may also do so to enhance return when NWQ believes the investment will assist the Portfolio in achieving its investment objectives.

Risk Factors

An investment in a Portfolio is subject to investment risks, including the possible loss of the principal amount invested. This section provides more detailed information about the Portfolios’ principal investments and risks. This Part A does not disclose all the types of securities or investment strategies that the Portfolios may use. The Portfolios’ Part B provides more detailed information about the securities, investment strategies and risks describes in this prospectus.

Principal Investment Risks

Each of the Portfolios is subject to one or more of the following principal risks:

• Equity Securities Risk: The risk that the prices of equity securities held by a Portfolio may fall over short or extended periods of time. Equity securities have greater price volatility than fixed income instruments. The value of a Portfolio that invests principally in stocks will fluctuate as the market price of its investments increases or decreases.

• Style Risk: Securities of companies considered to be growth investments held by a Portfolio may have rapid price swings in the event of earnings disappointments or during periods of market, political, regulatory and economic uncertainty. Securities of companies considered to be value investments can continue to be undervalued for long periods of time and not realize their expected value.

• Capitalization Risk: Large capitalization stocks held by a Portfolio may be volatile in the event of earnings disappointments or other financial developments. Medium and smaller capitalization companies held by a Portfolio may involve greater risks due to limited product lines, market and financial or managerial resources, as well as have more volatile stock prices and the potential for greater declines in stock prices in response to selling pressure. Small capitalization companies generally have more risk than medium capitalization companies.

• Market Risk: Issuer, political, or economic developments can affect a single issuer, issuers within an industry or economic sector or geographic region, or the market as a whole. In the short term, equity prices can fluctuate dramatically in response to these developments. Different parts of the market and different types of equity securities can react differently to these developments. For example, large-cap stocks can react differently from small-cap or mid-cap stocks, and “growth” stocks can react differently from “value” stocks.

• Issuer Risk: The value of a security may fluctuate for a variety of reasons that relate to the issuer, including, but not limited to, management performance and reduced demand for the issuer’s products and services.

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• Currency Risk: Fluctuations in exchange rates between the U.S. dollar and foreign currencies, or between various foreign currencies, may negatively affect an investment. Adverse changes in exchange rates may erode or reverse any gains produced by foreign-currency denominated investments and may widen any losses. A Portfolio may seek to reduce currency risk by hedging part or all of its exposure to various foreign currencies; however, if such hedging techniques are employed, there is no assurance that they will be successful.

• Fixed Income Securities Risk: A Portfolio could lose money or experience a lower rate of return if the Portfolio holds a fixed income instrument whose issuer is unable to meet its financial obligations, or in the event that interest rates decrease or increase, depending on the Portfolio’s investments. In addition, these securities may accrue income that is distributable to shareholders even though the income may not yet have been paid to the Portfolio. If so, the Portfolio may need to liquidate some of its holdings and forego the purchase of additional income-producing assets. Regarding certain federal agency securities or government sponsored entity securities (such as debt securities or mortgage-backed securities issued by Freddie Mac, Fannie Mae, Federal Home Loan Banks, and other government sponsored agencies), you should be aware that although the issuer may be chartered or sponsored by Acts of Congress, the issuer is not funded by Congressional appropriations, and its instruments are neither issued nor explicitly guaranteed by the U.S. Department of the Treasury.

• High Yield (“Junk Bond”) Risk: The risk that a Portfolio could lose money or experience a lower rate of return if the Portfolio holds high-yield instruments that are subject to higher credit risks and are less liquid than other fixed income instruments. A Portfolio could lose money if the Portfolio is unable to dispose of these investments at an appropriate time. Junk bonds have more credit risk than investment grade bonds.

• Interest Rate Risk: Fluctuations in interest rates may affect the yield and value of the Portfolio’s investments in income-producing or fixed-income or debt instruments. Generally, if interest rates rise, the value of the Portfolio’s investments may fall.

• Credit Risk: A Portfolio could lose money if the Portfolio holds a fixed income instrument whose issuer is unable to meet its financial obligations. This risk is greater for lower-quality bonds than for high-yield bonds that are investment grade.

• Prepayment Risk: With respect to mortgage-backed securities, the risk that the principal amount of the underlying mortgages will be repaid prior to the bond’s maturity date. When such repayment occurs, no additional interest will be paid on the investment.

• Extension Risk: An issuer may exercise its right to pay principal on an obligation held by the Portfolio (such as an asset-backed security) later than expected. This may happen during a period of rising interest rates.

• Derivatives/Leverage Risk: A Portfolio may invest in derivative instruments (e.g., swaps, options and futures contracts) to help achieve its investment objective. Some Portfolios or Portfolios may do so for hedging purposes or for cash management purposes, as a substitute for investing directly in equity or fixed income instruments, or to enhance returns. Gains and losses from speculative positions in a derivative may be much greater than the derivative’s original cost. If derivatives are used for leverage, their use would involve leveraging risk. Leverage, including borrowing, may cause the net asset value of a Portfolio to be more volatile than if a Portfolio had not been leveraged. Leverage tends to exaggerate the effect of any increase or decrease in the value of a Portfolio’s or Portfolio’s portfolio securities. These investments could increase the volatility of a Portfolio’s net asset value per share and cause you to lose or reduce the return on your investment.

• Foreign Securities/Emerging Markets Risk: Investments in foreign securities are generally considered riskier than investments in U.S. securities. Investments in foreign securities may lose value due to unstable international political and economic conditions, fluctuations in currency exchange rates, lack of adequate company information and other factors. The prices of securities in emerging markets can fluctuate more

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significantly than the prices of securities of companies in more developed countries. The less developed the country, the greater affect the risks may have in an investment, and as a result, an investment may exhibit a higher degree of volatility than either the general domestic securities market or the securities markets of developed foreign countries.

• Temporary Defensive Position Risk: A Portfolio may temporarily depart from its principal investment strategies by making short-term investments in cash, cash equivalents, high-quality, short term debt securities and money market instruments for temporary defensive purposes in response to adverse market, economic or political conditions. This may result in a Portfolio not achieving its investment objective during that period. If the market advances during periods when a Portfolio or Portfolio is holding a large cash position, the Portfolio may not participate to the extent it would have if the Portfolio had been more fully invested.

• Exchange Traded Fund Risk: The risks of owning shares in an ETF, including the risks of the underlying investments held by the ETF, and the risks that an investment in an ETF may become illiquid in the event that trading is halted for the ETF or that the share price of the ETF may be more volatile than the prices of the investments the ETF holds.

• Mortgage-Backed Securities Risk: Mortgage- and asset-backed securities are debt instruments that are secured by interests in pools of mortgage loans or other financial assets. Mortgage- and asset-backed securities are subject to prepayment, extension, market, and credit risks, all of which are described elsewhere in this prospectus.

As of September 7, 2008, the Federal Housing Finance Agency had been appointed to be the conservator of Freddie Mac and Fannie Mae for an indefinite period with the stated purpose to preserve and conserve each entity’s assets and property, and to put each entity in a sound and solvent condition. The effect that this conservatorship will have on the entities’ debt and equities is unclear. During the conservatorship, each entity’s obligations are expected to be paid in the normal course of business. Although no express guarantee exists for the debt or mortgage-backed securities issued by the entities, the U.S. Department of the Treasury continues to monitor current market conditions and develop means to enhance the ability of the entities to meet their obligations.

• Liquidity Risk/Illiquidity Risk: Each Portfolio may, at times, hold illiquid securities, by virtue of the absence of a readily available market for certain of its investments, or because of legal or contractual restrictions on sales. A Portfolio will not make investments of illiquid securities, to the extent that it would hold 15% of its net assets in securities deemed to be illiquid following the investment. A Portfolio could lose money if it is unable to dispose of an investment at a time that is most beneficial to the Portfolio.

• Short Sale Risk: A short sale involves the sale by the Portfolio of a security that it does not own with the hope of purchasing the same security at a later date at a lower price. The Portfolio may also enter into a short position through a forward commitment or a short derivative position through a futures contract or swap agreement. If the price of the security or derivative has increased during this time, then the Portfolio will incur a loss equal to the increase in price from the time that the short sale was entered into plus any premiums and interest paid to the third party. Therefore, short sales involve the risk that losses may be exaggerated, potentially losing more money than the actual cost of the investment. Also, there is the risk that the third party to the short sale may fail to honor its contract terms, causing a loss to the Portfolio.

Additional Risks

Generally, the Portfolios will be subject to one or more of the following additional risks:

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• Portfolio Turnover: Each Portfolio is actively managed and, in some cases a Portfolio’s or Portfolio’s portfolio turnover may exceed 100%. A higher rate of portfolio turnover increases brokerage and other expenses, which must be borne by a Portfolio and its shareholders and may result in a lower net asset value. High portfolio turnover (over 100%) also may result in the realization of substantial net short-term capital gains, which when distributed are taxable to shareholders. The trading costs and tax effects associated with turnover may adversely affect a Portfolio’s or Portfolio’s performance.

• Securities Lending: In order to generate additional income, a Portfolio may lend securities to qualified broker-dealers, major banks or other recognized domestic institutional borrowers of securities for the purpose of realizing additional income. Risks include the potential insolvency of the borrower that could result in delays in recovering securities as well as capital losses. Additionally, losses could result from the reinvestment of collateral received on loaned securities in investments that default or do not perform well. It is also possible that if a security on loan is sold and a Portfolio is unable to timely recall the security, the Portfolio may be required to repurchase the security in the market place, which may result in a potential loss to shareholders. As securities on loan may not be voted by a Portfolio, there is a risk that a Portfolio may not be able to recall the securities in sufficient time to vote on material proxy matters.

• Repurchase Agreement Risk: The use of repurchase agreements, agreements where a party buys a security from another party (“seller”) and the seller agrees to repurchase the security at an agreed-upon date and price (which reflects a market rate of interest), involves certain risks. For example, if the seller of the agreements defaults on its obligation to repurchase the underlying securities at a time when the value of these securities has declined, a Portfolio may incur a loss upon disposition of the securities. There is also the risk that the seller of the agreement may become insolvent and subject to liquidation.

• “When-Issued” Securities: The price and yield of securities purchased on a “when-issued” basis is fixed on the date of the commitment but payment and delivery are scheduled for a future date. Consequently, these securities present a risk of loss if the other party to a “when-issued” transaction fails to deliver or pay for the security. In addition, purchasing securities on a “when issued” basis can involve a risk that the yields available in the market on the settlement date may actually be higher (or lower) than those obtained in the transaction itself and, as a result, the “when-issued” security may have a lesser (or greater) value at the time of settlement than a Portfolio’s or Portfolio’s payment obligation with respect to that security.

• Variable Rate Securities Risk: Variable (and floating) rate instruments have interest rates that are periodically adjusted either at set intervals or that float at a margin above a generally recognized rate. Variable (and floating) rate instruments are subject to the same risks as fixed income investments, particularly interest rate risk and credit risk. Due to a lack of secondary market activity for certain variable and floating rate instruments, these securities may be more difficult to sell if an issuer defaults on its financial obligation or when a Portfolio is not entitled to exercise its demand rights.

• Exposure to Technology Risk: The mid-cap sector of the stock market includes a significant number of companies the securities of which may be characterized as technology or technology-related investments. The value of a Portfolio’s investments in the mid cap sector of the stock market may be impacted by developments affecting technology and technology-related stocks generally. Each Portfolio does not as a matter of investment strategy seek to invest disproportionately in such securities.

• Municipal Risk: A Portfolio that invests in municipal securities will be sensitive to events that affect municipal markets, including legislative or political changes and the financial condition of the issuers of municipal securities. Adverse conditions affecting the issuers of municipal securities may impact a Portfolio’s net asset value more than if that Portfolio invested in more geographically diverse investments.

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• Banking Risk: To the extent that a Portfolio invests in securities issued by U.S. Banks, U.S. branches of foreign banks and foreign branches of U.S. banks, the Portfolio’s performance will be susceptible to the risks associated with the financial services sector. The financial services sector is highly dependent on the supply of short-term financing. The value of securities of issuers in the banking and financial services sector can be sensitive to changes in government regulation and interest rates and to economic downturns in the United States and abroad.

More Information About Portfolio Investments

          This Part A describes the Portfolios’ primary strategies, and the Portfolios will normally invest in the types of securities described in this prospectus. However, in addition to the investments and strategies described in this prospectus, each Portfolio also may invest in other securities, use other strategies and engage in other investment practices. These investments and strategies, as well as those described in this prospectus, are described in detail in the Part B. Of course, a Portfolio cannot guarantee that it will achieve its investment goal.

Portfolio Holdings

          A description of the Portfolios’ policies and procedures with respect to the disclosure of the Portfolios’ portfolio securities is available in the Portfolios’ Part B.

MANAGEMENT OF THE TRUST

The Investment Adviser

          HSBC Global Asset Management (USA) Inc. (the “Adviser”), 452 Fifth Avenue, New York, New York 10018, is the investment adviser for the Portfolios pursuant to an Investment Advisory Contract with the Portfolio Trust. The Adviser is a wholly owned subsidiary of HSBC Bank USA, NA, which is a wholly owned subsidiary of HSBC USA, Inc., a registered bank holding company (collectively, “HSBC”). HSBC currently provides investment advisory services for individuals, trusts, estates and institutions. As of December 31, 2009, HSBC managed approximately $27.9 billion in the HSBC Investor Family of Funds.

The Portfolio Trust and the Adviser have received an exemptive order from the Securities and Exchange Commission that allows the Adviser to implement new investment sub-advisory contracts and to make material changes to existing sub-advisory contacts with the approval of the Board of Trustees, but without shareholder approval. Subject to the terms of the exemptive order, each Portfolio, with the exception of the Short Duration Fixed Income Portfolio, may currently hire and/or terminate subadvisers without shareholder approval. The Short Duration Fixed Income Portfolio does not currently use the services of a subadviser. However, the exemptions under the exemptive order could be applied to the use of one or more unaffiliated subadvisers at a future time.

          The following companies serve as investment subadvisers of the Portfolios indicated below. The investment subadvisers make the day-to-day investment decisions and continuously review, supervise and administer relevant Portfolio’s investment program.

The Growth Portfolio: Winslow, located at 4720 IDS Tower, 80 South Eighth Street, Minneapolis, Minnesota 55402, serves as a subadviser to the Growth Portfolio. Winslow has been an investment adviser since 1992, and was privately held until December 2008, when it became a wholly-owned subsidiary of Nuveen Investments, Inc. (“Nuveen Investments”). Nuveen Investments is controlled by an investor group led by Madison Dearborn Partners, a private equity firm, which includes affiliates of Merrill Lynch and Bank of America, among others. As of December 31, 2009, Winslow managed approximately $8.7 billion in assets under management.

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The International Equity Portfolio: AllianceBernstein, 1345 Avenue of the Americas, New York, New York 10105, serves as subadviser to the International Equity Portfolio. AllianceBernstein manages investments for investment companies, endowment funds, insurance companies, foreign entities, qualified and non-tax qualified corporate funds, public and private pension and profit-sharing plans, foundations and tax-exempt organizations. AllianceBernstein has been the subadviser to the Portfolio and its predecessor registered investment company since the predecessor commenced operations. As of December 31, 2009, AllianceBernstein had approximately $496 billion in assets under management.

The Opportunity Portfolio: Westfield serves as subadviser to the Opportunity Portfolio. As of December 14, 2009, Westfield in 100% employee owned. Westfield was founded in 1989 and supervises domestic growth equity portfolios. Its principal office is located at One Financial Center, Boston MA 02111. As of December 31, 2009, Westfield had approximately $12.3 billion in assets under management, representing approximately 591 accounts.

The Value Portfolio: NWQ, located at 2049 Century Park East, 16th Floor, Los Angeles, California 90067, serves as subadviser to the Value Portfolio. NWQ is a subsidiary of Nuveen Investments (“Nuveen”). On November 13, 2007, Nuveen Investments was acquired by equity investors led by Madison Dearborn Partners, LLC (“MDP”), a private equity firm based in Chicago, Illinois. The investor group led by MDP includes affiliates of Merrill Lynch, which has since been acquired by Bank of America Corporation. As of December 31, 2009, NWQ had $19.6 billion in assets under management.

          For these advisory and management services (including any sub-advisory services), during the fiscal year ended October 31, 2009, the Portfolios paid a management fee as follows:

Portfolio	Percentage of average net assets for the Fiscal Year Ended 10/31/2009

Short Duration Fixed Income Portfolio	*
Growth Portfolio	0.58%
International Equity Portfolio	0.71%
Opportunity Portfolio	0.80%
Value Portfolio	0.52%

* Short Duration Portfolio has not commenced operations as of the most recent fiscal year. The Adviser is entitled to receive a collective management fee from the Short Duration Fixed Income Portfolio at the annual rate of 0.40% of the Portfolio’s average daily net assets.

          A discussion regarding the basis for the Board of Trustees’ approval of the investment advisory and/or sub-advisory agreements of the Portfolios is available in the April 30, 2009 semi-annual report and will be available in the April 30, 2010 semi-annual report.

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Portfolio Managers

The Short Duration Fixed Income Portfolio:

          The management and investment decisions for the Portfolio are made by John F. Chiodi, Jr., Senior Portfolio Manager, Kenneth Carty, Senior Portfolio Manager and Jason E. Moshos, Senior Portfolio Manager. The professional and educational background of each portfolio manager is set forth below:

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John F. Chiodi, Jr., Senior Portfolio Manager, joined the Adviser in June 2006 and is responsible for managing money market funds, low duration and short duration mandates. Prior to joining the Adviser, John spent 16 years at AllianceBernstein managing taxable money market funds, low duration and short duration mandates. He was also responsible for overseeing third-party securities lending as well as the issuance of a company sponsored commercial paper program. John holds an MBA in Finance from Fordham University and a BS in Accounting from Bucknell University.

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Kenneth Carty, Senior Portfolio Manager, joined the Adviser in October 2007 and is responsible for managing money market funds, low duration and short duration mandates. Prior to joining the Adviser in 2007, Kenneth worked for AllianceBernstein in a similar capacity for over fifteen years. Kenneth received a BS in Accounting from the City University of New York, Queens College.

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Jason E Moshos, Senior Portfolio Manager, joined the Adviser in March 2008 and is responsible for managing money market funds, low duration and short duration mandates. Prior to joining the Adviser, Jason spent over 7 years at AllianceBernstein managing taxable money market funds, fixed-income securities financing and the issuance of a company sponsored commercial paper program. Jason holds a BS in Finance from California State University Long Beach.

The Growth Portfolio:

          The management and investment decisions for the Growth Portfolio are made by Clark J. Winslow, Justin H. Kelly, CFA and R. Bartlett Wear, CFA. The professional experience and educational background of each portfolio manager is set forth below:

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Clark J. Winslow has served as the Chief Executive Officer, Chief Investment Officer and a portfolio manager of Winslow since 1992. Mr. Winslow has 44 years of investment experience and has managed portfolios since 1975. He began his career as an institutional research analyst in 1966. Mr. Winslow has a B.A from Yale University and an M.B.A. from the Harvard Business School.

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Justin H. Kelly, CFA, is a Senior Managing Director and portfolio manager of Winslow and has been with the firm since 1999. Previously Mr. Kelly was a Vice President and co-head of the Technology Team at Investment Advisers, Inc. in Minneapolis from 1997-1999. For the prior four years, he was an investment banker in New York City for Prudential Securities and then Salomon Brothers. Mr. Kelly received a B.S. degree Summa Cum Laude in 1993 from Babson College where he majored in Finance/Investments. Mr. Kelly has 18 years of investment experience.

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R. Bart Wear, CFA, is a Senior Managing Director and portfolio manager of Winslow and has been with the firm since 1997. He previously was a partner and equity manager at Baird Capital Management in Milwaukee, Wisconsin. Prior to that, he was the lead equity manager and analyst of the mid-to-large capitalization growth product at Firstar Investment Research and Management Company. Mr. Wear graduated with honors from Arizona State University in 1982 where he majored in finance. Mr. Wear has 28 years of investment experience.

The Opportunity Portfolio:

Investment decisions for the Opportunity Portfolio are made by consensus of the Investment Committee of Westfield which consists of Westfield’s security analysts and the primary portfolio management team members

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listed below. While each member of the Westfield Investment Committee has input into the investment process and overall product portfolio construction, investment decisions are made under the supervision of William A. Muggia.

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Arthur J. Bauernfeind is Chairman of Westfield. Mr. Bauernfeind advises on market strategy and economic outlook. Since joining Westfield in 1990, Mr. Bauernfeind has held the positions of Chief Executive Officer, President, Chief Operating Officer and Investment Strategist. He has 47 years of investment experience. Mr. Bauernfeind earned an MBA from University of Kentucky and a BA from Murray State University.

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William A. Muggia is President, Chief Executive Officer and Chief Investment Officer of Westfield covering Healthcare and Energy, and providing market strategy. Mr. Muggia has been at Westfield since 1994 and has been Chief Investment Officer since 2001. He has 26 years of investment experience. Mr. Muggia earned his MBA degree from Harvard Business School and received a BA from Middlebury College.

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Matthew W. Strobeck is a Partner of Westfield, and covers Healthcare. Mr. Strobeck joined Westfield in 2003. Mr. Strobeck was also a post-doctorate fellow at MIT Center for Cancer Research. He has 6 years of investment experience. Mr. Strobeck holds an MS/MBA from Massachusetts Institute of Technology, an MS from Harvard Medical School, a PhD from the University of Cincinnati and a BS from St. Lawrence University.

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Ethan J. Meyers is a Partner of Westfield, and covers Consumer Discretionary, Industrials, and Information Technology. Mr. Meyers joined Westfield in 1999. He has 13 years of investment experience. Mr. Meyers earned his BS from AB Freeman School of Business at Tulane University.

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Scott R. Emerman is a Partner of Westfield, and covers Consumer Discretionary and Consumer Staples. Mr. Emerman joined Westfield in 2002. He has 18 years of investment experience. Mr. Emerman earned his BS from Lehigh University.

The International Equity Portfolio:

The management of and investment decisions for the International Equity Portfolio are made by the Global Value Investment Policy Group of AllianceBernstein. No one person is principally responsible for making recommendations for the Portfolio. The four members of the Global Value Investment Policy Group with the most significant responsibility for the day-to-day management of the Portfolio are Sharon Fay, Kevin Simms, Henry D’Auria and Giulio Martini.

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Sharon Fay, CFA, is Executive Vice President and Chief Investment Officer of Global Value equities for AllianceBernstein, and has oversight for all portfolio-management and research activities relating to cross-border and non-US value investment portfolios. She also serves on AllianceBernstein’s Executive Committee. Between 1997 and 1999, Ms. Fay was CIO of Canadian Value equities. Prior to that, she had been a senior portfolio manager of International Value Equities since 1995. Ms. Fay joined AllianceBernstein in 1990 as a research analyst in investment management, following the airline, lodging, trucking and retail industries. She earned a BA from Brown University and an MBA from Harvard University.

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Kevin Simms is co-Chief Investment Officer of International Value equities for AllianceBernstein in addition to his role as director of research of Global and International Value equities, a position he has held since 2000. Between 1998 and 2000, Mr. Simms served as director of research of Emerging Markets Value equities. He joined AllianceBernstein in 1992 as a research analyst, and his industry coverage over the next six years included financial services, telecommunications and utilities. Before joining the firm, Mr. Simms was a certified public accountant with PricewaterhouseCoopers for three years. He earned a BSBA from Georgetown University and an MBA from Harvard Business School.

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Giulio Martini is the head of AllianceBernstein’s currency team. Previously, he was head of the Quantitative Strategies Team within AllianceBernstein’s Value-Equities unit. Mr. Martini was named chief international economist with responsibility for currency strategies and senior portfolio manager on the international and global value equities team in 1992. Prior to that, Mr. Martini had served as a senior economist concentrating on US research since joining AllianceBernstein in 1985. Previously, Mr. Martini conducted economic research and taught at the Institute of Employment Policy at Boston University for three years. He earned a BA from the University of Colorado and an MA in political economy from Boston University. He also completed all course and examination requirements for the PhD program in economics at Boston University.

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Henry D’Auria, CFA, is co-Chief Investment Officer of International Value equities for AllianceBernstein as well as Chief Investment Officer of Emerging Markets Value equities. Mr. D’Auria was one of the chief architects of AllianceBernstein’s global research department, which he managed from 1998 through 2002. Over the years, he has also served as director of research of Small Cap Value equities and director of research of Emerging Markets Value equities. Mr. D’Auria joined the firm in 1991 as a research analyst covering consumer and natural gas companies, and he later covered the financial services industry. Before coming to AllianceBernstein, Mr. D’Auria was a vice president and sell-side analyst at PaineWebber, specializing in restaurants, lodging and retail. He earned a BA from Trinity College.

The Value Portfolio:

The management and investment decisions for the Value Portfolio are made by Jon D. Bosse, CFA, and Craig (Chip) O. Bailey, Jr. The professional experience and educational background of each portfolio manager is set forth below:

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Jon D. Bosse, CFA, Co-President and Chief Investment Officer of NWQ, heads the investment team of industry specific equity analysts and shares primary portfolio management responsibility for the Value Portfolio with Craig (Chip) O. Bailey, Jr. Mr. Bosse joined NWQ in 1996. He earned his B.A. from Washington University and his MBA degree from the University of Pennsylvania, Wharton School of Business.

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Craig (Chip) O. Bailey, Jr., Managing Director and Portfolio Manager of NWQ, co-manages the Portfolio with Mr. Bosse. Prior to joining NWQ in 2007, Mr. Bailey served as Managing Principal of Westbourne Capital Management, LLC, a registered investment adviser he founded in 1997. He earned a B.A. from UCLA and an M.B.A in Finance and Environmental Policy from Northwestern University’s Kellogg School of Management.

          Additional information about the Portfolio Managers’ compensation, other accounts managed by these individuals, and their ownership of securities in the Portfolio or Portfolios they manage is available in the Part B.

The Administrator and the Sub-Administrator

          The Adviser also serves as the Portfolios’ administrator (the “Administrator”), and in that role, oversees and coordinates the activities of other service providers, and monitors certain aspects of the Portfolios’ operations. The Administrator has retained Citi Fund Services Ohio, Inc., whose address is 3435 Stelzer Road, Columbus, Ohio 43219-3035, as sub-administrator (the “Sub-Administrator”). Administrative services of the Administrator and Sub-Administrator include providing office space, equipment and clerical personnel to the Portfolios and supervising custodial, auditing, valuation, bookkeeping, legal and dividend disbursing services.

          The Part B has more detailed information about the Adviser, Administrator and Sub-Administrator, and other service providers.

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Placement Agent

          The Portfolios have not retained the services of a principal underwriter or distributor since interests in the Portfolios are offered solely in private placement transactions. Citi Fund Services (Ireland), Limited, acting as agent for the Portfolios, serves as the placement agent of interests in the Portfolios. Citi Ireland receives no compensation for serving as placement agent.

PRICING, PURCHASE AND REDEMPTION OF INTERESTS

Determination of Value of Portfolio Interests

          The net income and realized capital gains and losses, if any, of each Portfolio are determined as of the “Valuation Time,” which is the close of regular trading on the New York Stock Exchange (“Exchange”), normally, 4:00 p.m. Eastern time, on each day the Exchange is open (a “Portfolio Business Day”).

          Net income for days other than Portfolio Business Days is determined as of 4:00 p.m. New York time on the immediately preceding business day. All the net income, as defined below, and capital gains and losses, if any, so determined are allocated among the investors in each Portfolio at the time of such determination. For this purpose, the net income of a Portfolio in proportion to the number of beneficial interests held (from the time of the immediately preceding determination thereof) consists of (i) accrued interest, accretion of discount and amortization of premium on securities held by such Portfolio, less (ii) all actual and accrued expenses of such Portfolio (including the fees payable to the Adviser and Administrator of the Portfolio).

          Each investor in each Portfolio may add to or reduce its investment in a Portfolio on a Portfolio Business Day. As of the Valuation Time, the value of each investor’s beneficial interest in a Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor’s share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor’s percentage of the aggregate beneficial interests in the Portfolio is then recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor’s interest in the Portfolio as of Valuation Time on the following the Portfolio Business Day.

          The value of assets in a Portfolio’s portfolio or held by a Portfolio is determined on the basis of their market value, or where market quotations are not readily available or are deemed unreliable due to a significant event or otherwise, based on fair value as determined in good faith in accordance with the procedures established by, and under the general supervision of, the Portfolios’ Board of Trustees. Certain of the Portfolios may invest in securities that are primarily listed on foreign exchanges that trade on weekends or other days when the Portfolios do not price its shares. The value of portfolio securities held by those Portfolios may change on days when investors will not be able to purchase or redeem shares.

          The Exchange is generally not open on most national holidays and Good Friday. The value of securities traded in markets outside the United States or denominated in currencies other than U.S. dollars may be affected significantly on a day that the Exchange is closed and an investor is not able to purchase or redeem Portfolio interests.

Fair Value Pricing Policies

          A Portfolio will fair value price its securities when market quotations are not readily available. Generally, this would include securities for which trading has been halted, securities whose value has been materially affected by the occurrence of a significant event (as defined below), securities whose price has become stale (i.e., the market price has

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remained unchanged for five business days), and other securities where a market price is not available from either a national pricing service or a broker. In addition, the Pricing Committee will review exception priced securities (i.e., securities for which the market value is provided by a quote from a single broker rather than a national pricing service) on a quarterly basis. In these situations, the HSBC Investor Portfolios’ Pricing Committee will employ certain Board-approved methodologies to determine a fair value for the securities. Fair valuations will be reviewed by the Board of Trustees on a quarterly basis. Fair value pricing should result in a more accurate determination of the Portfolio’s net asset value price, which should eliminate the potential for stale pricing arbitrage opportunities in the Portfolios. However, fair value pricing involves the risk that the values used by a Portfolio to price its investments may be different from those used by other investment companies and investors to price the same investments.

          A “significant event” is one that occurred prior to a Portfolio’s valuation time, is not reflected in the most recent market price of a security, and materially affects the value of a security. Generally, such “significant events” relate to developments in foreign securities that occur after the close of trading in their respective markets. The Portfolio’s accounting agent may obtain fair value prices of foreign securities through utilization of a Fair Value Pricing Service previously approved by the Board where a movement in the U.S. equities market is sufficiently large to constitute a trigger established by the Board.

Purchase of Portfolio Interests

          Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.

          An investment in each Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received in “good order” by the Portfolio. The net asset value of each Portfolio is determined once on each business day.

          There is no minimum initial or subsequent investment in the Portfolios. However, because the Portfolios intend to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Custodian by a Federal Reserve Bank).

          The Portfolios and the Placement Agent reserve the right to cease accepting investments at any time or to reject any investment order.

Delivery of Shareholder Documents

          In an effort to reduce the cost associated with the printing and mailing of Part A and annual reports and semi-annual reports, as well as reduce the likelihood of our shareholders receiving duplicative mailings, the Portfolios intend to mail only one Part A and shareholder report to shareholders having the same last name and residing at a common address. If you wish to receive separate copies of Part A and shareholder reports, please mail your request to:

HSBC Brokerage Mutual Funds
452 Fifth Avenue - 2nd Floor
New York, NY 10018

          The Portfolios will begin sending you individual copies of the Part A and shareholder reports thirty days after receiving your request.

          If you have any questions regarding the delivery of shareholder documents, please call 1-888-525-5757.

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Market Timing

          In accordance with policies and procedures adopted by the Board of Trustees, the Portfolios discourage market timing and other excessive trading practices. The Portfolios are intended primarily for use as a long-term investment vehicle. Frequent short-term (market timing) trading practices may disrupt portfolio management strategies, increase brokerage and administrative costs, harm Portfolio performance and result in dilution in the value of Portfolio shares held by longer-term shareholders.

          The Portfolios do not impose redemption fees, however redemption fees may be charged by the underlying investors in a Portfolio that are themselves investment companies, in which case the amount of any such redemption fees collected will be added to the interest of such investment company in the Portfolio. The Portfolios also may be adversely affected by short-term trading in shares of Feeder Funds (as defined under the section “Master/Feeder Structure” below). To deter market timing, a Feeder Fund may impose redemption fees on Feeder Fund shares sold or exchanged within 30 days (or other specified period) from purchase.

          As a deterrent to excessive trading, foreign securities are sometimes priced by an independent pricing service using fair valuation. For more information on fair valuation, see “Fair Value Pricing Policies” above.

          The Portfolios and the Adviser reserve the right to reject or restrict purchase or exchange requests from any investor and also reserve the right to close any accounts in which a pattern of excessive trading has been identified.

          The Portfolios cannot guarantee that they will detect every market timer due to the limitations inherent in its technological systems. The Portfolios reserve the right to modify their policies and procedures at any time without prior notice as the Portfolios deem necessary in their sole discretion to be in the best interests of Portfolio shareholders, or to comply with state or Federal legal requirements.

Redemption of Portfolio Interests

          An investor in a Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio Trust by the designated cutoff time for each accredited investor. The proceeds of a reduction or withdrawal will be paid by the Portfolio Trust in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio Trust, on behalf of each Portfolio, reserves the right to pay redemptions in kind. Investments in the Portfolios may not be transferred.

          The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the Exchange is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

Distribution and Shareholder Servicing Arrangements – Revenue Sharing

          The Adviser and/its affiliates may, out of its own resources, and without cost to any Portfolio, make payments to selected financial intermediaries for shareholder recordkeeping, processing, accounting and/or other administrative services in connection with the sale or servicing of shares of the Feeder Funds. Historically, these payments have generally been structured as a percentage of net assets attributable to the financial intermediary, but may also be structured as a percentage of gross sales, a fixed dollar amount, or a combination of the three. The making of these payments could create a conflict of interest for a financial intermediary receiving such payments.

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Dividends, Distributions and Taxes

          The following information is meant as a general summary for U.S. taxpayers. Please see the Portfolios’ Part B for more information. Because everyone’s tax situation is unique, each shareholder should rely on its own tax advisor for advice about the particular federal, state and local tax consequences of investing in the Portfolios.

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It is intended that the Portfolio’s assets, income and distributions will be managed in such a way that an investor in a Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

•

It is intended that the Portfolios will be operated in such a way that they will qualify as a non-publicly traded partnership for federal income tax purposes. To qualify as a non-publicly traded partnership, each Portfolio will have no more than 100 shareholders. If a Portfolio so qualifies, it generally will not have to pay income tax on amounts it distributes to shareholders, although shareholders may be taxed on distributions they receive. Shareholders in each Portfolio will generally have to include their distributive share of the Portfolio’s taxable income and losses in their taxable income. As a non-publicly traded partnership, each Portfolio will be deemed to have “passed through” to shareholders all of the Portfolio’s interest, dividends, gains or losses realized on its investments, regardless of whether the Portfolio makes any distributions.

•	Any income a Portfolio receives in the form of interest and dividends is paid out, less expenses, to its shareholders. Shares begin accruing interest and dividends on the day they are purchased.

•

Distributions on the Short Duration Fixed Income Portfolio are declared daily and paid monthly. Distributions on the Growth Portfolio, Opportunity Portfolio and Value Portfolio are declared daily and paid semi-annually. Distributions on the International Equity Portfolio are declared daily and paid annually. Net capital gains for the Portfolio are distributed at least annually. Unless a shareholder elects to receive distributions in cash, distributions will be automatically invested in additional shares of the Portfolios.

MASTER/FEEDER STRUCTURE

          The Portfolio Trust and Portfolios are part of master/feeder structures. A non-accredited investor may not directly purchase an interest in a Portfolio, but instead may purchase shares in an investment company that is an accredited investor and invests all of its assets in the Portfolio (a “Feeder Fund”). Each Feeder Fund acquires an indirect interest in the securities owned by the Portfolio and will pay a proportionate share of the Portfolio’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

          The Board of Trustees of the Portfolio Trust believes that the “master/feeder” fund structure may enable the Portfolios to reduce costs through economies of scale. A larger investment portfolio for the Portfolio may reduce certain transaction costs to the extent that contributions to and redemptions from the Portfolios’ portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

          A Feeder Fund’s investment in a Portfolio may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in a Portfolio or withdraws from the Portfolio, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from a Portfolio if the Portfolio voted to change its investment objective, policies or limitations in a manner not acceptable to the Directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Portfolio may affect the investment performance of the Feeder Fund and the Portfolio.

          The Portfolio Trust normally will not hold meetings of investors except as required by the 1940 Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Portfolio. When a Feeder Fund is requested to vote on

21

matters pertaining to a Portfolio, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Portfolio proportionately to the voting instructions received from the shareholders of the Feeder Fund.

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PART B

HSBC Investor Short Duration Fixed Income Portfolio
HSBC Investor Growth Portfolio
HSBC Investor International Equity Portfolio
HSBC Investor Opportunity Portfolio
HSBC Investor Value Portfolio

each a series of

HSBC INVESTOR PORTFOLIOS
P.O. Box 182845
Columbus, Ohio 43218-2845

General and Account Information - (800) 782-8183 (Toll Free)

HSBC Global Asset Management (USA) Inc.	Citi Fund Services Ohio, Inc.
Investment Adviser and Administrator	Sub-Administrator
(“HSBC” or “Adviser” and “Administrator”)	(“Citi” or “Sub-Administrator”)

AllianceBernstein L.P., (“AllianceBernstein”) Subadviser to HSBC Investor International Equity Portfolio	Westfield Capital Management Company, L.P., Subadviser to HSBC Investor Opportunity Portfolio (“Westfield”)

Winslow Capital Management, Inc., (“Winslow”) Subadviser to HSBC Investor Growth Portfolio

NWQ Investment Management Co., LLC, (“NWQ”) Subadviser to HSBC Investor Value Portfolio

THIS PART B IS NOT A PROSPECTUS AND IS ONLY AUTHORIZED FOR DISTRIBUTION WHEN PRECEDED OR ACCOMPANIED BY THE PART A FOR THE HSBC INVESTOR PORTFOLIOS DATED MARCH 1, 2010. This Part B contains additional and more detailed information than that set forth in the Part A and should be read in conjunction with the Part A. The Part A and Part B may be obtained without charge by writing or calling the HSBC Investor Portfolios at the address and telephone number printed above.

References in this Part B to the “Part A” are to the Part A dated March 1, 2010 of the HSBC Investor Portfolios, by which interests in the Portfolios are being offered. Unless the context otherwise requires, terms defined in the Part A have the same meaning in this Part B as in the Part A.

March 1, 2010

iii

APPENDIX D: WESTFIELD CAPITAL PROXY VOTING POLICY	D-1

APPENDIX E: ALLIANCEBERNSTEIN PROXY VOTING MANUAL	E-1

APPENDIX F: NWQ PROXY VOTING POLICY	F-1

APPENDIX G: WINSLOW PROXY VOTING POLICY	G-1

iv

GENERAL INFORMATION

HSBC Investor Portfolios

          The HSBC Investor Short Duration Fixed Income Portfolio (“Short Duration Portfolio”), HSBC Investor Growth Portfolio (“Growth Portfolio”), HSBC Investor International Equity Portfolio (“International Equity Portfolio”), HSBC Investor Opportunity Portfolio (“Opportunity Portfolio”) and HSBC Investor Value Portfolio (“Value Portfolio”) (each, a “Portfolio” and, collectively, the “Portfolios”) are series of HSBC Investor Portfolios (the “Trust” or the “Portfolio Trust”), an open-end management investment company that was organized as a trust under the laws of the State of New York on November 1, 1994. The Portfolio Trust currently consists of multiple series, each of which has its own distinct investment objectives and policies. Additional series may be established in the future. Each Portfolio is diversified, as that term is defined in the Investment Company Act of 1940, as amended (“1940 Act”).

          The Short Duration Portfolio has not yet commenced operations at the date of this Part B.

          Beneficial interests in the Portfolio Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). Investments in the Portfolios may only be made by investment companies, insurance separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

          The Growth Portfolio, International Equity Portfolio, Opportunity Portfolio and Value Portfolio are collectively referred to herein as the “Equity Portfolios.”

INVESTMENT OBJECTIVE, POLICIES AND RESTRICTIONS

          The following information supplements the information about the investment objectives, strategies, policies, and risks of the Portfolios set forth in the Portfolio’s Part A and should be read in conjunction with the Part A.

          The Portfolio Trust, with respect to each Portfolio, has adopted certain fundamental and non-fundamental investment restrictions. Fundamental investment restrictions may not be changed without approval by holders of a “majority of the outstanding shares” of a Portfolio, which, as used in this Part B, means the vote of the lesser of (i) 67% or more of the outstanding “voting securities” of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding “voting securities” of the Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding “voting securities” of the Portfolio. The term “voting securities” as used in this paragraph has the same meaning as in the 1940 Act. See “Investment Restrictions.”

          The following descriptions are provided with respect to the information below describing the investment strategies, policies and risks of the Portfolios. For purposes of these descriptions, unless otherwise indicated:

          “Investment grade” debt securities are those debt securities that are rated by one or more nationally recognized statistical rating organizations (“NRSROs”) within one of the four highest long-term quality grades at the time of purchase (e.g., AAA, AA, A or BBB by Standard & Poor’s Division of The McGraw-Hill Companies, Inc. (“S&P”) or Fitch Investor Services, Inc. (“Fitch”) or Aaa, Aa, A or Baa by Moody’s Investors Service (“Moody’s”)), or in the case of unrated securities, determined by the Adviser to be of comparable quality.

SHORT DURATION PORTFOLIO

          The Short Duration Portfolio has adopted the following investment policy: The Portfolio will normally invest at least 80% of its net assets, plus any borrowings for investment purposes, in fixed income securities issued by governments, government agencies or corporations. These fixed income securities may be issued by governments, government agencies or corporations. This is not a fundamental policy and may be changed by the Board of Trustees, without a vote of shareholders, upon 60 days prior written notice.

          The Short Duration Portfolio may invest in U.S. dollar-denominated debt obligations issued or guaranteed by U.S. corporations or U.S. commercial banks and U.S. dollar-denominated obligations of foreign issuers, and the Short Duration Portfolio may invest in debt obligations of foreign issuers denominated in foreign currencies. Such debt obligations include, among others, bonds, notes, debentures, commercial paper and variable rate demand notes. The bank obligations in which the Short Duration Portfolio may invest are certificates of deposit, bankers’ acceptances and fixed time deposits.

          In choosing corporate debt securities on behalf of the Short Duration Portfolio, the Adviser will evaluate each issuer based on (i) general economic and financial conditions; (ii) the specific issuer’s (a) business and management, (b) cash flow, (c) earnings coverage of interest and dividends, (d) ability to operate under adverse economic conditions, (e) fair market value of assets, and (f) in the case of foreign issuers, unique political, economic or social conditions applicable to such issuer’s country; and (iii) other considerations the Adviser deems appropriate.

          A portion of the Short Duration Portfolio’s assets (to the extent of any limitation set forth in Part A) may be invested in bonds and other fixed income securities denominated in foreign currencies if, in the opinion of the Adviser, the combination of current yield and currency value offer attractive expected returns. These holdings may be in as few as one foreign currency bond market (such as the United Kingdom gilt market), or may be spread across several foreign bond markets. The Short Duration Portfolio may also purchase securities of developing countries. When the total return opportunities in a foreign bond market appear attractive in local currency terms, but where, in the Adviser’s judgment, unacceptable currency risk exists, currency futures, forwards and options and swaps may be used to hedge the currency risk. The Short Duration Portfolio may invest in Eurodollar bank obligations and Yankee bank obligations, and may also invest in Brady Bonds, which are issued as a result of a restructuring of a country’s debt obligations to commercial banks under the “Brady Plan.”

          The Short Duration Portfolio may also invest in the following instruments on a temporary basis when economic or market conditions are such that the Adviser deems a temporary defensive position to be appropriate: time deposits, certificates of deposit and bankers’ acceptances issued by a commercial bank or savings and loan association; commercial paper rated at the time of purchase by one or more NRSRO in one of the two highest categories or, if not rated, issued by a corporation having an outstanding unsecured debt issue rated high-grade by an NRSRO; short-term corporate obligations rated high-grade by an NRSRO; U.S. Government obligations; Government agency securities issued or guaranteed by U.S. Government-sponsored instrumentalities and federal agencies; and repurchase agreements collateralized by the securities listed above.

          The Short Duration Portfolio may use derivatives to the extent set forth in Part A, as supplemented by the additional disclosures in this Part B. While the Short Duration Portfolio may use derivatives primarily for hedging or cash management purposes, it may also do so to enhance return when the Adviser believes the investment will assist the Short Duration Portfolio in achieving its investment objective.

GROWTH PORTFOLIO

          In addition to the permissible investments described in Part A, the Growth Portfolio also may (a) invest in options on securities, securities indices or foreign currencies, (b) invest in futures contracts and options on futures contracts, (c) enter into forward foreign currency exchange contracts, (d) invest up to 10% of its net assets (at the time of investment) in debt and equity securities which are traded in developed foreign countries, and (e) invest up to 20% of its assets in bonds and other debt securities, including lower rated, high-yield bonds, commonly referred to as “junk bonds.” The Growth Portfolio does not intend to write covered call options with respect to securities with an aggregate market value of more than 10% of its total assets at the time an option is written. The Growth Portfolio will not invest more than 5% of its net assets (at the time of investment) in lower rated (BB/Ba or lower), high-yield bonds. The Growth Portfolio may retain a bond when its rating drops below investment grade if it is in the best interest of the Growth Portfolio’s shareholders. Securities rated BB/Ba or lower by an NRSRO are considered to have speculative characteristics.

          The Growth Portfolio will not purchase securities for short term trading purposes. Pending investment in equity and debt and also for temporary defensive purposes, the Growth Portfolio may invest without limit in short-term debt and other high-quality, fixed-income securities and cash equivalents, which may include, but are not limited to: (i) short-term obligations of the U.S. and foreign sovereign governments and their agencies and instrumentalities, (ii) interest bearing savings deposits, certificates of deposit and bankers’ acceptances of U.S. and foreign banks, (iii) high-quality rated commercial paper of U.S. or foreign issuers, and (iv) repurchase agreements related to the foregoing.

          When the Subadviser believes that investing for temporary defensive reasons is appropriate, such as during times of international, political or economic uncertainty or turmoil, or in order to meet anticipated redemption requests, part or all of the Growth Portfolio assets may be invested in cash (including foreign currency) or cash equivalent short-term obligations including, but not limited to, certificates of deposit, commercial paper, short-term notes and U.S. Government Securities. U.S. Government Securities that the Growth Portfolio may invest in includes: (1) U.S. Treasury obligations, which differ only in their interest rates, maturities and times of issuance, including: U.S. Treasury bills (maturities of one year or less); U.S. Treasury notes (maturities of one to ten years); and U.S. Treasury bonds (generally maturities of greater than ten years), all of which are backed by the full faith and credit of the U.S. Government; and (2) obligations issued or guaranteed by U.S. Government agencies, authorities or instrumentalities, some of which are backed by the full faith and credit of the U.S. Treasury (e.g., direct pass-through certificates of the Government National Mortgage Association); some of which are supported by the right of the issuer to borrow from the U.S. Government (e.g., obligations of Federal Home Loan Banks); and some of which are backed only by the credit of the issuer itself (e.g., obligations of the Federal Farm Credit Bank). The Portfolio’s investment objective may not be achieved when it is invested in a temporary defensive position.

INTERNATIONAL EQUITY PORTFOLIO

          The International Equity Portfolio will normally invest at least 80% of its net assets, plus the amount of any borrowing for investment purposes, in equity securities of foreign corporations, consisting of common stocks and other securities with equity characteristics, including but not limited to, depositary receipts, preferred stock, warrants, rights, securities convertible into common stock (“convertible securities”), trust certificates, limited partnership interests and equity participations. This is not a fundamental policy and may be changed by the Board of Trustees of the Portfolio Trust, without a vote of shareholders, upon 60 days’ prior notice.

          The common stock in which the International Equity Portfolio may invest includes the common stock of any class or series or any similar equity interest, such as trust or limited partnership interests. These equity investments may or may not pay dividends and may or may not carry voting rights. The principal investments of the International Equity Portfolio will be in equity securities of companies organized and domiciled in developed nations outside the United States or for which the principal trading market is outside the United States, including Europe, Canada, Australia and the Far East, although the International Equity Portfolio may invest up to 20% of its total assets in equity securities of companies in emerging markets.

          The International Equity Portfolio intends to have at least three different countries other than the United States represented in its portfolio. It is the current intention of the International Equity Portfolio to invest primarily in companies with large market capitalizations. The International Equity Portfolio seeks to outperform the Morgan Stanley Capital International EAFE (Europe, Australasia and Far East) Index (“MSCI EAFE Index”), which is a free float-adjusted market capitalization index that is designed to measure developed market equity performance, excluding the US & Canada. As of January 31, 2010, the MSCI EAFE Index consisted of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The International Equity Portfolio invests in securities listed on foreign or domestic securities exchanges and securities traded in foreign or domestic over-the-counter markets, and may invest in certain restricted or unlisted securities.

          Under exceptional conditions abroad or when, in the opinion of the Subadviser, economic or market conditions warrant, the International Equity Portfolio may seek a temporary defensive position and invest part or all of its assets in fixed income securities denominated in foreign currencies, obligations of domestic or foreign governments and their political subdivisions, and nonconvertible preferred stock, or hold its assets in cash or equivalents. Debt securities purchased by the International Equity Portfolio will be limited to those rated, at the time of investment, in the four highest long-term rating categories by an NRSRO or, if unrated, determined by the Subadviser to be of comparable quality. Securities rated by an NRSRO in the fourth highest rating category are considered to have some speculative characteristics. When the total return opportunities in a foreign bond market appear attractive in local currency terms, but, in the Subadviser’s judgment, unacceptable currency risk exists, currency futures, forwards and options may be used to hedge the currency risk. The Portfolio’s investment objective may not be achieved when it is invested in a temporary defensive position.

          The International Equity Portfolio may use derivatives to the extent set forth in Part A, as supplemented by this Part B. While the International Equity Portfolio may use derivatives primarily for hedging or cash management purposes, it may also do so to enhance returns when the Subadviser believes that the investment will assist the International Equity Portfolio in achieving its investment objective.

          Because of the risks associated with common stocks and other equity investments, the International Equity Portfolio is intended to be a long-term investment vehicle and is not designed to provide investors with a means of speculating on short-term stock market movements. The Subadviser seeks to reduce these risks by diversifying the portfolio as well as by monitoring broad economic trends and corporate and legislative developments.

OPPORTUNITY PORTFOLIO

          Under normal market conditions, the Opportunity Portfolio primarily invests in equity securities of small and mid-cap companies. Small and mid-cap companies generally are defined as those that have market capitalizations within the range of market capitalizations represented in the Russell 2500 Growth Index (as of June 30, 2009, between $52 million and $4.02 billion). Equity securities include common stocks and related securities, such as preferred stocks, convertible securities (such as bonds warrants or rights that are convertible into stocks) and depositary receipts for those securities. The Opportunity Portfolio may also invest in bonds, notes, commercial paper, U.S. Government Securities and foreign securities.

          Although the Opportunity Portfolio will invest primarily in common stocks, the Opportunity Portfolio may, to a limited extent, seek appreciation in other types of securities, such as foreign or convertible securities and warrants, when relative values make such purchases appear attractive, either as individual issues or as types of securities in certain economic environments. The Opportunity Portfolio may invest up to 20% (and generally expect to invest between 5% and 10%) in foreign securities (excluding American Depositary Receipts (“ADRs”)).

          The Opportunity Portfolio may lend portfolio securities in an amount up to 30% of total assets.

          When the Subadviser believes that investing for temporary defensive reasons is appropriate, such as during times of international, political or economic uncertainty or turmoil, or in order to meet anticipated redemption requests, part or all of the Opportunity Portfolio’s assets may be invested in cash (including foreign currency) or cash equivalent short-term obligations including, but not limited to, certificates of deposit, commercial paper, short-term notes and U.S. Government Securities. U.S. Government Securities that the Opportunity Portfolio may invest in includes: (1) U.S. Treasury obligations, which differ only in their interest rates, maturities and times of issuance, including: U.S. Treasury bills (maturities of one year or less); U.S. Treasury notes (maturities of one to ten years); and U.S. Treasury bonds (generally maturities of greater than ten years), all of which are backed by the full faith and credit of the U.S. Government; and (2) obligations issued or guaranteed by U.S. Government agencies, authorities or instrumentalities, some of which are backed by the full faith and credit of the U.S. Treasury (e.g., direct pass-through certificates of the Government National Mortgage Association); some of which are supported by the right of the issuer to borrow from the U.S. Government (e.g., obligations of Federal Home Loan Banks); and some of which are backed only by the credit of the issuer itself (e.g., obligations of the Federal Farm Credit Bank). The Portfolio’s investment objective may not be achieved when it is invested in a temporary defensive position.

          The Opportunity Portfolio may use derivatives to the extent set forth in Part A, as supplemented by this Part B. While the Opportunity Portfolio may use derivatives primarily for hedging or cash management purposes, it may also do so to enhance returns when the Subadviser believes the investment will assist the Opportunity Portfolio in achieving its investment objective.

VALUE PORTFOLIO

          In addition to the permissible investments described in Part A, the Value Portfolio also may (a) invest in options on securities, securities indices or foreign currencies, (b) invest in futures contracts and options on futures contracts, (c) enter into forward foreign currency exchange contracts, (d) invest up to 10% of its net assets (at the time of investment) in debt and equity securities which are traded in developed foreign countries, and (e) invest up to 20% of its assets in bonds and other debt securities, including lower rated, high-yield bonds, commonly referred to as “junk bonds.” The Value Portfolio does not intend to write covered call options with respect to securities with an aggregate market value of more than 10% of its total assets at the time an option is written. The Value Portfolio will not invest more than 5% of its net assets (at the time of investment) in lower rated (BB/Ba or lower), high-yield bonds. The Value Portfolio may retain any bond whose rating drops below investment grade if it is in the best interest of the Value Portfolio’s shareholders. Securities rated BB/Ba by an NRSRO are considered to have speculative characteristics.

          The Value Portfolio may also invest up to 25% of its assets in dollar-denominated securities of non-U.S. issuers that are traded on a U.S. stock exchange, and ADRs.

          The Value Portfolio will not purchase securities for short-term trading purposes. Pending investment in equity and debt and also for temporary defensive purposes, the Value Portfolio may invest without limit in short-term debt and other high-quality, fixed-income securities and cash equivalents, which may include, but are not limited to: (i) short-term obligations of the U.S. and foreign sovereign governments and their agencies and instrumentalities, (ii) interest bearing savings deposits, certificates of deposit and bankers’ acceptances of U.S. and foreign banks, (iii) high-quality rated commercial paper of U.S. or foreign issuers, and (iv) repurchase agreements related to the foregoing.

          When the Subadviser believes that investing for temporary defensive reasons is appropriate, such as during times of international, political or economic uncertainty or turmoil, or in order to meet anticipated redemption requests, part or all of the Value Portfolio assets may be invested in cash (including foreign currency) or cash equivalent short-term obligations including, but not limited to, certificates of deposit, commercial paper, short-term notes and U.S. Government Securities. U.S. Government Securities that the Value Portfolio may invest in includes: (1) U.S. Treasury obligations, which differ only in their interest rates, maturities and times of issuance, including: U.S. Treasury bills (maturities of one year or less); U.S. Treasury notes (maturities of one to ten years); and U.S. Treasury bonds (generally maturities of greater than ten years), all of which are backed by the full faith and credit of the U.S. Government; and (2) obligations issued or guaranteed by U.S. Government agencies, authorities or instrumentalities, some of which are backed by the full faith and credit of the U.S. Treasury (e.g., direct pass-through certificates of the Government National Mortgage Association); some of which are supported by the right of the issuer to borrow from the U.S. Government (e.g., obligations of Federal Home Loan Banks); and some of which are backed only by the credit of the issuer itself (e.g., obligations of the Federal Farm Credit Bank). The Portfolio’s investment objective may not be achieved when it is invested in a temporary defensive position.

          The Value Portfolio may use derivatives to the extent set forth in Part A, as supplemented by this Part B. While the Value Portfolio may use derivatives primarily for hedging or cash management purposes, it may also do so to enhance returns when the Subadviser believes the investment will assist the Value Portfolio in achieving its investment objective.

INVESTMENT TECHNIQUES

Each Portfolio invests in a variety of securities, and in accordance with its investment objectives and policies (as described in Part A and above in this Part B), employs a number of investment techniques. Each type of security and technique involves certain risks. The following is an alphabetical list of the investment techniques used by the Portfolios and the main risks associated with those techniques.

          The Portfolios indicated in the heading for each investment type or technique indicated below are those to which the section of disclosure is directly relevant. In some cases, the omission of certain Portfolios or types of Portfolios is not intended to imply that those Portfolios are excluded from using the particular investment type or technique – for example, the sections on certain types of fixed income securities are more detailed for the Short Duration Portfolio than for the Equity Portfolios, given the greater emphasis on such investments in the investment program of the Short Duration Portfolio. Generally, if a particular investment type or technique is not indicated as being applicable to particular Portfolios, the particular investment type or technique will not be material to the investment strategies employed by such Portfolios, although any risk factors that are stated more generally with respect to any broader category of investment types or techniques covering such investments may still apply.

AMERICAN DEPOSITARY RECEIPTS (EQUITY PORTFOLIOS)

          The Portfolios may invest in ADRs. ADRs are certificates issued by a U.S. depository (usually a bank) and represent a specified quantity of shares of an underlying non-U.S. stock on deposit with a custodian bank as collateral. ADRs may be sponsored or unsponsored. A sponsored ADR is issued by a depository which has an exclusive relationship with the issuer of the underlying security. An unsponsored ADR may be issued by any number of U.S. depositories. Under the terms of most sponsored arrangements, depositories agree to distribute notices of shareholder meetings and voting instructions, and to provide shareholder communications and other information to the ADR holders at the request of the issuer of the deposited securities. The depository of an unsponsored ADR, on the other hand, is under no obligation to distribute shareholder communications received from the issuer of the deposited securities or to pass through voting rights to ADR holders in respect of the deposited securities. The Portfolios may invest in either type of ADR.

          Although a U.S. investor (such as a Portfolio) holds a substitute receipt of ownership rather than direct stock certificates, the use of the depositary receipts in the United States can reduce costs and delays as well as potential currency exchange and other difficulties. The Portfolios may purchase securities in local markets and direct delivery of these ordinary shares to the local depository of an ADR agent bank in the foreign country. Simultaneously, the ADR agents create a certificate which settles at the Portfolios’ custodian in five days. The Portfolios may also execute trades on the U.S. markets using existing ADRs. A foreign issuer of the security underlying an ADR is generally not subject to the same reporting requirements in the United States as a domestic issuer. Accordingly the information available to a U.S. investor will be limited to the information the foreign issuer is required to disclose in its own country and the market value of an ADR may not reflect undisclosed material information concerning the issuer of the underlying security. ADRs may also be subject to exchange rate risks if the underlying foreign securities are denominated in foreign currency. Other types of depositary receipts are discussed under “Other Depositary Receipts” in this section.

ASSET-BACKED SECURITIES (SHORT DURATION PORTFOLIO)

          The Portfolio may invest in asset-backed securities. Through the use of trusts and special purpose subsidiaries, various types of assets, primarily home equity loans and automobile and credit card receivables, are being securitized in pass-through structures similar to the mortgage pass-through structures described below or in a pay-through structure similar to the collateralized mortgage structure. Consistent with the investment objective, policies and quality standards of the Portfolio, the Portfolio may invest in these and other types of asset-backed securities which may be developed in the future.

          Asset-backed securities involve certain risks that are not posed by mortgage-related securities, resulting mainly from the fact that asset-backed securities do not usually contain the complete benefit of a security interest in the related collateral. For example, credit card receivables generally are unsecured and the debtors are entitled to the protection of a number of state and Federal consumer credit laws, some of which may reduce the ability to obtain full payment. In the case of automobile receivables, due to various legal and economic factors, proceeds from repossessed collateral may not always be sufficient to support payments on these securities. The risks associated with asset-backed securities are often reduced by the addition of credit enhancements, such as a letter of credit from a bank, excess collateral or a third-party guarantee.

BANKING INDUSTRY AND SAVINGS AND LOAN INDUSTRY OBLIGATIONS (SHORT DURATION PORTFOLIO)

          As a temporary defensive measure, the Portfolio may invest in certificates of deposit, time deposits, bankers’ acceptances and other short-term debt obligations issued by commercial banks and savings and loan associations (“S&Ls”). Certificates of deposit are receipts from a bank or S&L for funds deposited for a specified period of time at a specified rate of return. Time deposits in banks or S&Ls are generally similar to certificates of deposit but are uncertificated. Bankers’ acceptances are time drafts drawn on commercial banks by borrowers, usually in connection with international commercial transactions. The Portfolio may not invest in time deposits maturing in more than seven days. The Portfolio will limit its investment in time deposits maturing from two business days through seven calendar days and other illiquid securities to 15% of their total assets.

          The Portfolio will not invest in any obligation of a commercial bank unless (i) the bank has total assets of at least $1 billion, or the equivalent in other currencies or, in the case of domestic banks which do not have total assets of at least $1 billion, the aggregate investment made in any one such bank is limited to $100,000 and the principal amount of such investment is insured in full by the Federal Deposit Insurance Corporation (the “FDIC”), (ii) in the case of U.S. banks, it is a member of the FDIC and (iii) in the case of foreign branches of U.S. banks, the security is deemed by the Aadviser to be of an investment quality comparable with other debt securities which may be purchased by the Portfolio.

          The Portfolio may also invest in obligations of U.S. banks, foreign branches of U.S. banks (Eurodollars) and U.S. branches of foreign banks (Yankee dollars) as a temporary defensive measure. Euro and Yankee dollar investments will involve some of the same risks as investing in foreign securities, as described below.

BRADY BONDS (SHORT DURATION PORTFOLIO)

          The Portfolio may invest a portion of its assets in Brady Bonds, which are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with debt restructurings. Brady Bonds are not considered U.S. Government Securities.

          Brady Bonds may be collateralized or uncollateralized and are issued in various currencies (primarily the U.S. dollar). U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed rate par bonds or floating rate discount bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the Brady Bonds. Interest payments on these Brady Bonds generally are collateralized on a one-year or longer rolling-forward basis by cash or securities in an amount that, in the case of’ fixed rate bonds, is equal to at least one year of interest payments or, in the case of floating rate bonds, initially is equal to at least one year’s interest payments based on the applicable interest rate at that time and is adjusted at regular intervals thereafter. Certain Brady Bonds are entitled to “value recovery payments” in certain circumstances, which in effect constitute supplemental interest payments but generally are not collateralized. Brady Bonds are often viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the “residual risk”).

          Brady Bonds involve various risk factors, including the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds. Investments in Brady Bonds are to be viewed as speculative. There can be no assurance that Brady Bonds in which the Portfolio may invest will not be subject to restructuring arrangements or to requests for new credit, which may cause the Portfolio to suffer a loss of interest or principal on any of its holdings.

CASH SWEEP PROGRAM (ALL PORTFOLIOS)

          Each Portfolio may participate in a cash sweep program (the “Cash Sweep Program”). In the Cash Sweep Program, a Portfolio’s uninvested cash balances and/or cash collateral from a securities lending program are used to purchase Class I Shares of the HSBC Investor Prime Money Market Fund (the “Prime Money Market Fund”). The Cash Sweep Program can reduce exposure to the risk of counterparty default on repurchase agreements and the market risk associated with direct purchases of short-term obligations, while providing ready liquidity and increased diversity of holdings. More detailed information about the Prime Money Market Fund may be found in its current

Prospectus and Statement of Additional Information.

CONVERTIBLE SECURITIES (ALL PORTFOLIOS)

          The Portfolios may invest in securities that are convertible into common stock. Convertible bonds are issued with lower coupons than non-convertible bonds of the same quality and maturity, but they give holders the option to exchange their bonds for a specific number of shares of the company’s common stock at a predetermined price. This structure allows the convertible bond holder to participate in share price movements in the company’s common stock. The actual return on a convertible bond may exceed its stated yield if the company’s common stock appreciates in value, and the option to convert to common shares becomes more valuable. See “Equity Securities” in this section.

          Convertible preferred stocks are non-voting equity securities that pay a fixed dividend. These securities have a convertible feature similar to convertible bonds; however, they do not have a maturity date. Due to their fixed-income features, convertible issues typically are more sensitive to interest rate changes than the underlying common stock. In the event of liquidation, bondholders would have claims on company assets senior to those of stockholders; preferred stockholders would have claims senior to those of common stockholders.

DERIVATIVES (ALL PORTFOLIOS)

          The Portfolios may invest in various instruments that are commonly known as derivatives. Generally, a derivative is a financial arrangement the value of which is based on, or “derived” from, a traditional security, asset, or market index. Some “derivatives”, such as mortgage-related and other asset-backed securities, are in many respects like any other investment, although they may be more volatile or less liquid than more traditional debt securities. There are, in fact, many different types of derivatives and many different ways to use them. There is a range of risks associated with those uses, including the possibility of a total loss of the amount invested. Futures and options are commonly used for traditional hedging purposes to attempt to protect a Portfolio from exposure to changing interest rates, securities prices, or currency exchange rates and for cash management purposes as a low cost method of gaining exposure to a particular securities market without investing directly in those securities. The Portfolios may use derivatives for hedging purposes or cash management purposes, as a substitute for investing directly in securities, or as a part of a strategy to gain exposure to characteristics of investments in foreign markets through efficient portfolio management techniques. Included in the foregoing are investments in derivatives to create synthetic foreign bond positions. Certain Portfolios (as reflected in the Part A or in other sections of this Part B) may use derivatives to seek to enhance return when the Subadviser believes the investment will assist the Portfolio in achieving its investment objectives.

EMERGING MARKETS (SHORT DURATION PORTFOLIO, INTERNATIONAL PORTFOLIO AND OPPORTUNITY PORTFOLIO)

          The Portfolios may invest in emerging markets to the extent set forth in Part A, and these investments present greater risk than investing in foreign issuers in general. A number of emerging markets restrict foreign investment in stocks. Repatriation of investment income, capital, and the proceeds of sales by foreign investors may require governmental registration and/or approval in some emerging market countries. A number of the currencies of developing countries have experienced significant declines against the U.S. dollar in the past, and devaluation may occur subsequent to investments in these currencies by a Portfolio. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries. Many of the emerging securities markets are relatively small, have low trading volumes, suffer periods of relative illiquidity, and are characterized by significant price volatility. There is the risk that a future economic or political crisis could lead to price controls, forced mergers of companies, expropriation or confiscatory taxation, seizure, nationalization or creation of government monopolies, any of which could have a detrimental effect on a Portfolio’s investments.

          Investing in many former socialist East European countries involves the additional risk that the government or other executive or legislative bodies may decide not to continue to support the economic reform programs and could follow radically different political and/or economic policies to the detriment of investors, including non-market oriented policies, such as the support of certain industries at the expense of other sectors or a return to a completely centrally planned economy.

          Additional risk factors include, but are not limited to, the following: varying custody, brokerage and settlement practices; difficulty in valuation and pricing; less public information about issuers of non-U.S. securities; less governmental regulation and supervision over the issuance and trading of securities; the unavailability of financial information regarding the non-U.S. issuer or the difficulty of interpreting financial information prepared under non-U.S. accounting standards; the imposition of withholding and other taxes; adverse political, social or diplomatic developments limitations on the movement of funds or other assets of a Portfolio between different countries; difficulties in invoking the legal process outside the United States and enforcing contractual obligations; and the difficulty of assessing economic trends in non-U.S. countries. Investment in non-U.S. countries also involves higher brokerage and custodian expenses than does investment in U.S. securities traded on a U.S. securities exchange or market. The occurrence of adverse events affecting one particular emerging market country or region could have more widespread effect and adversely impact the global trading market for emerging market instruments. Many of the laws that govern private and foreign investment, securities transactions and other contractual relationships in certain emerging market countries, are relatively new and largely untested. As a result, a Portfolio may be subject to a number of unusual risks, including inadequate investor protection, contradictory legislation, incomplete, unclear and changing laws, disregard of regulations on the part of other market participants, lack of established or effective avenues for legal redress, absence of standard practices and confidentiality customs characteristic of more developed markets and lack of consistent enforcement of existing regulations. Furthermore, it may be difficult to obtain and/or enforce a judgment in certain countries in which assets of a Portfolio are invested. There can be no assurance that this difficulty in protecting and enforcing rights will not have a material adverse effect on a Portfolio and its investments.

          The term “emerging markets” includes any country: (i) having an “emerging stock market” as defined by the International Finance Corporation; (ii) with low- to middle-income economies according to the International Bank for Reconstruction and Development (the “World Bank”); (iii) listed in World Bank publications as developing; or (iv) determined by the Adviser or Subadvier to be an emerging market as described above. Currently, these countries generally include every country in the world except Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States.

          Company Debt. Governments of many emerging market countries have exercised and continue to exercise substantial influence over many aspects of the private sector through the ownership or control of many companies, including some of the largest in any given country. As a result, government actions in the future could have a significant effect on economic conditions in emerging markets, which in turn, may adversely affect companies in the private sector, general market conditions and prices and yields of certain of the securities held by a Portfolio. Expropriation, confiscatory taxation, nationalization, political, economic or social instability or other similar developments have occurred frequently over the history of certain emerging markets and could adversely affect the Portfolios’ assets should these conditions recur.

          Sovereign Debt. Investment in sovereign debt can involve a high degree of risk. The issuers of the sovereign debt securities in which the Portfolios may invest have in the past experienced substantial difficulties in servicing their external debt obligations, which have led to defaults on certain obligations and the restructuring of certain indebtedness. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity’s policy towards the International Monetary Fund, and the political constraints to which a governmental entity may be subject. Governmental entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest averages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity’s implementation of economic reforms and/or economic performance and the timely service of such debtor’s obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to service its debts in a timely manner. Consequently, governmental entities may default on their sovereign debt. Holders of sovereign debt (including a Portfolio) may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. There is no bankruptcy proceeding by which sovereign debt on which governmental entities have defaulted may be collected in whole or in part.

          Emerging market governmental issuers are among the largest debtors to commercial banks, foreign governments, international financial organizations and other financial institutions. Certain emerging market governmental issuers have not been able to make payments of interest on or principal of debt obligations as those payments have come due. Obligations arising from past restructuring agreements may affect the economic performance and political and social stability of those issuers.

          The ability of emerging market governmental issuers to make timely payments on their obligations is likely to be influenced strongly by the issuer’s balance of payments, including export performance, and its access to international credits and investments. An emerging market whose exports are concentrated in a few commodities could be vulnerable to a decline in the international prices of one or more of those commodities. Increased protectionism on the part of an emerging market’s trading partners could also adversely affect the country’s exports and tarnish its trade account surplus, if any. To the extent that emerging markets receive payment for their exports in currencies other than U.S. dollars or non-emerging market currencies, their ability to make debt payments denominated in U.S. dollars or non-emerging market currencies could be affected.

          To the extent that an emerging market country cannot generate a trade surplus, it must depend on continuing loans from foreign governments, multilateral organizations or private commercial banks, aid payments from foreign governments and on inflows of foreign investment. The access of emerging markets to these forms of external funding may not be certain, and a withdrawal of external funding could adversely affect the capacity of emerging market country governmental issuers to make payments on their obligations. In addition, the cost of servicing emerging market debt obligations can be affected by a change in international interest rates since the majority of these obligations carry interest rates that are adjusted periodically based upon international rates.

          Another factor bearing on the ability of emerging market countries to repay debt obligations is the level of international reserves of the country. Fluctuations in the level of these reserves affect the amount of foreign exchange readily available for external debt payments and thus could have a bearing on the capacity of emerging market countries to make payments on these debt obligations.

          Liquidity, Trading Volume, Regulatory Oversight. The securities markets of emerging market countries are substantially smaller, less developed, less liquid and more volatile than the major securities markets in the United States The lack of liquidity could have an adverse effect on the value of a Portfolio’s holdings, and on a Portfolio’s ability to dispose of such holdings in response to a specific adverse economic event, such as the deterioration in credit worthiness of a particular debtor. Some of the stocks of countries that may be selected by the Subadviser for purchase or sale by a Portfolio may have insufficient market liquidity to allow the relevant Portfolio to purchase such stocks in such amounts or at such prices as the Adviser or Subadviser may deem reasonable for investment under such strategy and/or there may not be readily available a means by which the Portfolio can gain exposure to such country’s securities markets. Foreign investors in emerging markets may be limited in their ability to invest in certain industries. In addition, there is often a limit on total foreign holdings. To the extent that the ceiling has been reached in that industry, further investment by foreign investors may not be permitted. Accordingly, the ability of a Portfolio to invest in certain companies may be restricted, and there can be no assurance that additional restrictions on investments permissible for foreign investors will not be imposed in the future.

          The limited size of many emerging market securities markets and limited trading volume in the securities of emerging market issuers compared to the volume of trading in the securities of U.S. issuers could cause prices to be erratic for reasons apart from factors that affect the soundness and competitiveness of the securities issuers. For example, limited market size may cause prices to be unduly influenced by traders who control large positions. Adverse publicity and investors’ perceptions, whether or not based on in-depth fundamental analysis, may decrease the value and liquidity of portfolio securities.

          Disclosure and regulatory standards in emerging markets are in many respects less stringent than U.S. standards. Issuers in lesser developed and emerging markets are subject to accounting, auditing and financial standards and requirements that differ, in some cases significantly, from those applicable to U.S. issuers. In particular, the assets and profits appearing on the financial statements of such an issuer may not reflect its financial position or results of operations in the way they would be reflected had such financial statements been prepared in accordance with U.S. generally accepted accounting principles. There is substantially less publicly available information about such issuers than there is about U.S. issuers. In addition, such issuers are not subject to regulations similar to the U.S. Sarbanes-Oxley Act of 2002 which imposes many restrictions and mandates on the activities of companies. There is less regulation and monitoring by regulators of lesser developed and emerging market securities markets and the activities of investors, brokers and other participants than in the United States. Moreover, issuers of securities in lesser developed and emerging markets are not subject to the same degree of regulation as are U.S. issuers with respect to such matters as insider trading rules, tender offer regulation, shareholder proxy requirements and the timely disclosure of information. There is also less publicly available information about lesser developed and emerging market companies than U.S. companies.

          Default, Legal Recourse. The Portfolios may have limited legal recourse in the event of a default with respect to certain debt obligations it may hold. If the issuer of a fixed-income security owned by a Portfolio defaults, the Portfolio may incur additional expenses to seek recovery. Debt obligations issued by emerging market governments differ from debt obligations of private entities; remedies from defaults on debt obligations issued by emerging market governments, unlike those on private debt, must be pursued in the courts of the defaulting party itself. A Portfolio’s ability to enforce its rights against private issuers may be limited. The ability to attach assets to enforce a judgment may be limited. Legal recourse is therefore somewhat diminished. Bankruptcy, moratorium and other similar laws applicable to private issuers of debt obligations may be substantially different from those of other countries. Moreover, if a Portfolio obtains a judgment in a U.S. court, it may be difficult to enforce such judgment in the emerging market because the emerging market may not be a party to any international treaty with respect to the recognition or enforcement of foreign judgments. Provisions of emerging markets laws regulate the enforcement of foreign judgments and such laws may contain broad exceptions and involve long delays in obtaining a judgment. For example, an emerging markets court may not enforce any foreign judgment if it viewed the amount of damages awarded as excessive or inconsistent with practice in that country. A party seeking to enforce a foreign judgment in an emerging market may also be required to obtain approval from the central bank of that emerging market to execute such judgment or to repatriate any amount recovered outside of the emerging market. The political context, expressed as an emerging market governmental issuer’s willingness to meet the terms of the debt obligation, for example, is of considerable importance. In addition, no assurance can be given that the holders of commercial bank debt may not contest payments to the holders of debt obligations in the event of default under commercial bank loan agreements.

          Certain Risks of Holding Assets Outside the United States. A Portfolio generally holds its non-U.S. securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business, and therefore expose a Portfolio to additional risk. In addition there may be limited or no regulatory oversight of their operations. Also, the laws of certain countries limit a Portfolio’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for a Portfolio to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount a Portfolio can earn on its investments and typically results in higher operating expenses for the Portfolio as compared to funds that invest only in the United States.

          Settlement Risk. Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement and clearance procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically associated with the settlement of U.S. investments. At times, settlements in certain foreign countries have not kept pace with the number of securities transactions. These problems may make it difficult for a Portfolio to carry out transactions. If a Portfolio cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If a Portfolio cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Portfolio could be liable for any losses incurred.

          Inflation. Many emerging markets have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, adverse effects on the economies and securities markets of certain emerging market countries. In an attempt to control inflation, wage and price controls have been imposed in certain countries. Of these countries, some, in recent years, have begun to control inflation through prudent economic policies.

          Withholding. Income from securities held by the Portfolio could be reduced by a withholding tax on the source or other taxes imposed by the emerging market countries in which a Portfolio makes its investments. The Portfolio’s net asset value (“NAV”) may also be affected by changes in the rates or methods of taxation applicable to a Portfolio or to entities in which the Portfolio has invested.

          Foreign Currencies. A Portfolio’s investments in emerging markets securities involve risks relating to currency exchange matters, including fluctuations in the rate of exchange between the U.S. dollar and the foreign currencies in which the Portfolio’s portfolio securities are denominated, and costs associated with conversion of investment principal and income from one currency into another. Some emerging market countries also may have managed currencies, which are not free floating against the U.S. dollar. In addition, there is risk that certain emerging market countries may restrict the free conversion of their currencies into other currencies. Further, certain emerging market currencies may not be internationally traded. Certain of these currencies have experienced a steep devaluation relative to the U.S. dollar. Any devaluations in the currencies in which a Portfolio’s portfolio securities are denominated may have a detrimental impact on the Portfolio’s NAV.

EQUITY SECURITIES (EQUITY PORTFOLIOS)

          The Portfolios may invest in equity securities including common stock, preferred stock, warrants or rights to subscribe to common stock and, in general, any security that is convertible into or exchangeable for common stock. Investments in equity securities in general are subject to market risks that may cause their prices to fluctuate over time. Rights represent a privilege granted to existing shareholders of a corporation to subscribe to shares of a new issue of common stock before it is offered to the public. The value of convertible equity securities is also affected by prevailing interest rates, the credit quality of the issuer and any call provisions. Fluctuations in the value of equity securities in which a Portfolio invests will cause the NAV of that Portfolio to fluctuate.

          Investments in small companies involve greater risk than is customarily associated with larger, more established companies due to the greater business risks of small size, limited markets and financial resources, narrow product lines and the frequent lack of depth of management. The securities of small companies are often traded over-the-counter, and may not be traded in volumes typical of securities traded on a national securities exchange. Consequently, the securities of small companies may have limited market stability and may be subject to more abrupt or erratic market movements than securities of larger, more established companies or the market averages in general.

EURODOLLAR AND YANKEE BANK OBLIGATIONS (SHORT DURATION PORTFOLIO)

          The Portfolio may invest in Eurodollar bank obligations and Yankee bank obligations. Eurodollar bank obligations are dollar-denominated certificates of deposit and time deposits issued outside the U.S. capital markets by foreign branches of U.S. banks and by foreign banks. Yankee bank obligations are dollar-denominated obligations issued in the U.S. capital markets by foreign banks. Eurodollar and Yankee obligations are subject to the same risks that pertain to domestic issues, notably credit risk, market risk and liquidity risk. Additionally, Eurodollar (and to a limited extent Yankee bank) obligations are subject to certain sovereign risks. One such risk is the possibility that a sovereign country might prevent capital, in the form of dollars, from freely flowing across its borders. Other risks include: adverse political and economic developments, the extent and quality of government regulation of financial markets and institutions, the imposition of foreign withholding taxes, and the expropriation or nationalization of foreign issuers.

EXCHANGE TRADED FUNDS (ALL PORTFOLIOS)

          ETFs are investment companies that are bought and sold on a securities exchange. An ETF generally represents a fixed portfolio of securities designed to track a particular market segment or index. A Portfolio could purchase an ETF to temporarily gain exposure to a portion of the U.S. or a foreign market while awaiting an opportunity to purchase securities directly. The risks of owning an ETF generally reflect the risks of owning the underlying securities they are designed to track, although lack of liquidity in an ETF could result in it being more volatile than the underlying portfolio of securities and ETFs have management fees that increase their costs versus the costs of owning the underlying securities directly. See also “Investment Company Securities” below.

FIXED INCOME SECURITIES (ALL PORTFOLIOS)

          The Portfolios may invest in fixed income securities. To the extent a Portfolio invests in fixed income securities, the value of the Portfolio’s investment may change as prevailing interest rates fluctuate. When interest rates decline, the value of fixed income securities can be expected to rise. Conversely, when interest rates rise, the value of fixed income securities can be expected to decline. A Portfolio’s investments in fixed income securities with longer terms to maturity or greater duration are subject to greater volatility than shorter-term obligations.

          For purposes of any minimum requirements set forth herein that are based upon an NRSRO’s ratings categories, if no sub-categories or gradations are specified the requirement is determined without regard for sub-categories and gradations (i.e., all sub-categories and gradations within a particular category are acceptable). After purchase by a Portfolio, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by the Portfolio. A security which has had its rating downgraded or revoked may be subject to greater risk to principal and income, and often involve greater volatility of price, than securities in the higher rating categories. Such securities are also subject to greater credit risks (including, without limitation, the possibility of default by or bankruptcy of the issuers of such securities) than securities in higher rating categories.

          Investment in obligations of foreign issuers may present a greater degree of risk than investment in domestic securities because of less publicly available financial and other information, less securities regulation, potential imposition of foreign withholding and other taxes, war, expropriation or other adverse governmental actions. See “Foreign Securities,” below.

FLOATING AND VARIABLE RATE OBLIGATIONS (SHORT DURATION PORTFOLIO)

          Certain obligations that the Portfolio may purchase may have a floating or variable rate of interest. The interest payable on instruments with floating or variable rates of interest changes in accordance with specified market rates or indices, such as the prime rates, and at specified intervals. Certain floating or variable rate obligations that may be purchased by the Portfolio may carry a demand feature that would permit the holder to tender them back to the issuer of the underlying instrument, or to a third party, at par value prior to maturity. The demand features of certain floating or variable rate obligations may permit the holder to tender the obligations to foreign banks, in which case the ability to receive payment under the demand feature will be subject to certain risks, as described under “Foreign Securities,” below.

          Variable or floating rate demand notes may be issued by corporations, bank holding companies and financial institutions and similar taxable and tax-exempt instruments issued by government agencies and instrumentalities. These securities will typically have a maturity over one year but carry with them the right of the holder to put the securities to a remarketing agent or other entity at designated time intervals and on specified notice. The obligation of the issuer of the put to repurchase the securities may be backed by a letter of credit or other obligation issued by a financial institution. The purchase price is ordinarily par plus accrued and unpaid interest. Generally, the remarketing agent will adjust the interest rate every seven days (or-at other specified intervals) in order to maintain the interest rate at the prevailing rate for securities with a seven-day or other designated maturity.

The Portfolio may also purchase variable rate master demand notes. The terms of the obligations permit the Portfolio to invest fluctuating amounts at varying rates of interest pursuant to direct arrangements between the Portfolio, as lender, and the borrower. These instruments permit weekly and, in some instances, daily changes in the amounts borrowed. The Portfolio has the right to increase the amount under the note at any time up to the full amount provided by the note agreement, or to decrease the amount and the borrower may repay up to the full amount of the note without penalty. The notes may or may not be backed by bank letters of credit. Because the notes are direct lending arrangements between the Portfolio and the borrower, it is not generally contemplated that they will be traded, and there is no secondary market for them, although they are redeemable (and, thus, immediately repayable by the borrower) at principal amount, plus accrued interest, at any time. In connection with any such purchase and on an ongoing basis, the Adviser will consider the earning power, cash flow and other liquidity ratios of the issuer, and its ability to pay principal and interest on demand, including a situation in which all holders of such notes make demand simultaneously. In connection with any such purchase and on an ongoing basis, the Adviser will consider the earning power, cash flow and other liquidity ratios of the issuer, and its ability to pay principal and interest on demand, including a situation in which all holders of such notes make demand simultaneously. While master demand notes, as such, are not typically rated by credit rating agencies, the Portfolio may, under its minimum rating standards, invest in them only if, at the time of an investment, the issuer meets the criteria for the Portfolio’s investment in money market instruments.

Investments in floating or variable rate securities may involve industrial development or revenue bonds which provide that the rate of interest is set as a specific percentage of a designated base rate, such as rates on U.S. Treasury bonds or bills or the prime rate at a major commercial bank, and that a bondholder can demand payment of the obligations on short notice at par plus accrued interest. While there is usually no established secondary market for issues of this type of security, the dealer that sells an issue of such securities frequently also offers to repurchase such securities at any time, at a repurchase price which varies and may be more or less than the amount the bondholder paid for them.

Because of the variable rate nature of the instruments, during periods when prevailing interest rates decline, the Portfolio’s yield will decline and its shareholders will forgo the opportunity for capital appreciation. On the other hand, during periods when prevailing interest rates increase, the Portfolio’s yield will increase and its shareholders will have reduced risk of capital depreciation. In certain cases, the interest rate index on which an instrument’s yield is based may not rise and fall to the same extent or as quickly as the general market for municipal obligations. These instruments are considered derivatives and the value of such instruments may be more volatile than other floating rate municipal obligations.

The maturity of floating or variable rate obligations (including participation interests therein) is deemed to be the longer of (i) the notice period required before the Portfolio is entitled to receive payment of the obligation upon demand, or (ii) the period remaining until the obligation’s next interest rate adjustment. If not redeemed for the Portfolio through the demand feature, an obligation matures on a specified date which may range up to 30 years from the date of issuance.

FOREIGN CURRENCY EXCHANGE - RELATED SECURITIES (ALL PORTFOLIOS)

          The Portfolios may invest in foreign currency exchange related securities.

          Foreign Currency Warrants. Foreign currency warrants, such as Currency Exchange Warrants (SM) (“CEWs”(SM)), are warrants which entitle the holder to receive from their issuer an amount of cash (generally, for warrants issued in the United States, in U.S. dollars) which is calculated pursuant to a predetermined formula and based on the exchange rate between a specified foreign currency and the U.S. dollar as of the exercise date of the warrant. Foreign currency warrants generally are exercisable upon their issuance and expire as of a specified date and time. Foreign currency warrants have been issued in connection with U.S. dollar-denominated debt offerings by major corporate issuers in an attempt to reduce the foreign currency exchange risk which, from the point of view of prospective purchasers of the securities, is inherent in the international fixed-income marketplace. Foreign currency warrants may attempt to reduce the foreign exchange risk assumed by purchasers of a security by, for example, providing for a supplemental payment in the event that the U.S. dollar depreciates against the value of a major foreign currency, such as the Japanese yen or the Euro. The formula used to determine the amount payable upon exercise of a foreign currency warrant may make the warrant worthless unless the applicable foreign currency exchange rate moves in a particular direction (e.g., unless the U.S. dollar appreciates or depreciates against the particular foreign currency to which the warrant is linked or indexed). Foreign currency warrants are severable from the debt obligations with which they may be offered and may be listed on exchanges. Foreign currency warrants may be exercisable only in certain minimum amounts, and an investor wishing to exercise warrants who possesses less than the minimum number required for exercise may be required to either sell the warrants or to purchase additional warrants, thereby incurring additional transaction costs. In the case of any exercise of warrants, there may be a time delay between the time a holder of warrants gives instructions to exercise and the time the exchange rate relating to exercise is determined, during which time the exchange rate could change significantly, thereby affecting both the market and cash settlement values of the warrants being exercised. The expiration date of the warrants may be accelerated if the warrants should be delisted from an exchange or if their trading should be suspended permanently, which would result in the loss of any remaining “time value” of the warrants (i.e., the difference between the current market value and the exercise value of the warrants) and, in the case the warrants were “out-of-the-money,” in a total loss of the purchase price of the warrants. Warrants are generally unaccrued obligations of their issuers and are not standardized foreign currency options issued by the Options Clearing Corporation (the

“OCC”). Unlike foreign currency options issued by the OCC, the terms of foreign exchange warrants generally will not be amended in the event of governmental or regulatory actions affecting exchange rates or in the event of the imposition of other regulatory controls affecting the international currency markets. The initial public offering price of foreign currency warrants is generally considerably in excess of the price that a commercial user of foreign currencies might pay in the interbank market for a comparable option involving significantly larger amounts of foreign currencies. Foreign currency warrants are subject to complex political or economic factors.

          Principal Exchange Rate Linked Securities. Principal exchange rate linked securities (“PERLs” SM) are debt obligations the principal on which is payable at maturity in an amount that may vary based on the exchange rate between the U.S. dollar and a particular foreign currency at or about that time. The return on “standard” PERLs is enhanced if the foreign currency to which the security is linked appreciates against the U.S. dollar, and is adversely affected by increases in the foreign exchange value of the U.S. dollar; “reverse” PERLs are like the “standard” securities, except that their return is enhanced by increases in the value of the U.S. dollar and adversely impacted by increases in the value of foreign currency. Interest payments on the securities are generally made in U.S. dollars at rates that reflect the degree of foreign currency risk assumed or given up by the purchaser of the notes (i.e., at relatively higher interest rates if the purchaser has assumed some of the foreign exchange risk, or relatively lower interest rates if the issuer has assumed some of the foreign exchange risk, based on the expectations of the current market). PERLs may in limited cases be subject to acceleration of maturity (generally, not without the consent of the holders of the securities), which may have an adverse impact on the value of the principal payment to be made at maturity.

          Performance Indexed Paper. Performance indexed paper (“PIPs” SM) is U.S. dollar-denominated commercial paper the yield of which is linked to certain foreign exchange rate movements. The yield to the investor on PIPs is established at maturity as a function of the spot exchange rates between the U.S. dollar and a designated currency as of or about that time (generally, the index maturity two days prior to maturity). The yield to the investor will be within a range stipulated at the time of purchase of the obligation, generally with a guaranteed minimum rate of return that is below, and a potential maximum rate of return that is above, market yields on U.S. dollar-denominated commercial paper, with both the minimum and maximum rates of return on the investment corresponding to the minimum and maximum values of the spot exchange rate two business days prior to maturity.

          The Short Duration Portfolio has no current intention of investing in CEWsSM, PERLs SM or PIPs SM.

FOREIGN SECURITIES (ALL PORTFOLIOS)

          The Portfolios may invest in foreign securities. Investing in securities issued by companies whose principal business activities are outside the United States may involve significant risks not present in domestic investments. For example, there is generally less publicly available information about foreign companies, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Foreign issuers are generally not bound by uniform accounting, auditing, and financial reporting requirements and standards of practice comparable to those applicable to domestic issuers. Investments in foreign securities also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, other taxes imposed by the foreign country on a Portfolio’s earnings, assets, or transactions, limitation on the removal of cash or other assets of a Portfolio, political or financial instability, or diplomatic and other developments which could affect such investments. Further, economies of particular countries or areas of the world may differ favorably or unfavorably from the economy of the United States. Changes in foreign exchange rates will affect the value of securities denominated or quoted in currencies other than the U.S. dollar. For example, significant uncertainty surrounds the effect of the Euro (the official currency of the European Union) on the value of securities denominated in local European currencies. These and other currencies in which a Portfolio’s assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Portfolio. Foreign securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Furthermore, dividends and interest payments from foreign securities may be withheld at the source. Additional costs associated with an investment in foreign securities may include higher custodial fees than those that apply to domestic custodial arrangements, and transaction costs of foreign currency conversions. Legal remedies available to investors in certain foreign countries may be more limited than those available with respect to investments in the United States or in other foreign countries.

FORWARD FOREIGN CURRENCY CONTRACTS AND OPTIONS ON FOREIGN CURRENCIES (ALL PORTFOLIOS)

          The Portfolios may enter into forward foreign currency contracts and options on foreign currencies. Forward foreign currency exchange contracts (“forward contracts”) are intended to minimize the risk of loss to a Portfolio from adverse changes in the relationship between the U.S. dollar and foreign currencies. By entering into transactions in forward contracts, however, a Portfolio may be required to forego the benefits of advantageous changes in exchange rates and, in the case of forward contracts entered into for non-hedging purposes, the Portfolio may sustain losses which will reduce its gross income. Forward contracts are traded over-the-counter and not on organized commodities or securities exchanges. As a result, such contracts operate in a manner distinct from exchange-traded instruments and their use involves certain risks beyond those associated with transactions in futures contracts or options traded on exchanges.

          A forward contract is an obligation to purchase or sell a specific currency for an agreed price at a future date which is individually negotiated and privately traded by currency traders and their customers. A forward contract may be used, for example, when a Portfolio enters into a contract for the purchase or sale of a security denominated in a foreign currency in order to “lock in” the U.S. dollar price of the security.

          The Short Duration Portfolio and Opportunity Portfolio may each also purchase and write put and call options on foreign currencies for the purpose of protecting against declines in the dollar value of foreign portfolio securities and against increases in the U.S. dollar cost of foreign securities to be acquired.

          The Short Duration Portfolio and Opportunity Portfolio may each also combine forward contracts with investments in securities denominated in other currencies in order to achieve desired credit and currency exposures. Such combinations are generally referred to as synthetic securities. For example, in lieu of purchasing a foreign bond, a Portfolio may purchase a U.S. dollar-denominated security and at the same time enter into a forward contract to exchange U.S. dollars for the contract’s underlying currency at a future date. By matching the amount of U.S. dollars to be exchanged with the anticipated value of the U.S. dollar-denominated security, a Portfolio may be able to lock in the foreign currency value of the security and adopt a synthetic investment position reflecting the credit quality of the U.S. dollar-denominated security.

          There is a risk in adopting a synthetic investment position to the extent that the value of a security denominated in U.S. dollars or other foreign currency is not exactly matched with a Portfolio’s obligation under the forward contract. On the date of maturity, a Portfolio may be exposed to some risk of loss from fluctuations in that currency. When a Portfolio enters into a forward contract for purposes of creating a synthetic security, it will generally be required to hold high-grade, liquid securities or cash in a segregated account with a daily value at least equal to its obligation under the forward contract.

          Transactions in forward contracts entered into for hedging purposes will include forward purchases or sales of foreign currencies for the purpose of protecting the dollar value of securities denominated in a foreign currency or protecting the dollar equivalent of interest or dividends to be paid on such securities. By entering into such transactions, however, a Portfolio may be required to forego the benefits of advantageous changes in exchange rates. The Portfolios that may use derivatives to enhance their returns may enter into transactions in forward contracts for other than hedging purposes, which presents greater profit potential but also involves increased risk of losses which will reduce their gross income. If the expected changes in the value of the currency occur, a Portfolio will realize profits which will increase its gross income. Where exchange rates do not move in the direction or to the extent anticipated, however, a Portfolio may sustain losses which will reduce its gross income. Such transactions, therefore, could be considered speculative.

FUTURES CONTRACTS (ALL PORTFOLIOS)

The Portfolios may enter into futures contracts, including those on fixed income securities or indexes of municipal securities. A “sale” of a futures contract means the acquisition of a contractual obligation to deliver the securities or to make or accept the cash settlement called for by the contract at a specified price on a specified date. A “purchase” of a futures contract means the acquisition of a contractual obligation to acquire the securities or to make or accept the cash settlement called for by the contract at a specified price on a specified date. Futures contracts have been designed by exchanges which have been designated “contract markets” by the Commodity Futures Trading

Commission (“CFTC”) and must be executed through a futures commission merchant, or brokerage firm, which is a member of the relevant contract market. Futures contracts trade on these markets, and the exchanges, through their clearing organizations, guarantee that the contracts will be performed as between the clearing members of the exchange. Presently, futures contracts are based on such debt securities as long-term U.S. Treasury bonds, Treasury notes, three-month U.S. Treasury bills and on an index of municipal bonds.

          A Portfolio may enter into transactions in futures contracts to protect itself from fluctuations in interest rates but without the risks and transaction costs of buying or selling long-term debt securities. For example, if a Portfolio owns long-term bonds, and interest rates were expected to increase, the Portfolio might enter into futures contracts for the sale of debt securities. Such a sale would have much the same effect as selling an equivalent value of the long-term bonds owned by a Portfolio. If interest rates did increase, the value of the debt securities in a Portfolio would decline, but the value of the Portfolio’s futures contracts would increase at approximately the same rate, thereby keeping the NAV of the Portfolio from declining as much as it otherwise would have. When a Portfolio is not fully invested, and a decline in interest rates is anticipated, which would increase the cost of fixed income securities which the Portfolio intends to acquire, the Portfolio may purchase a futures contract. In the event that the projected decline in interest rates occurs, the increased cost to the Portfolio of the securities acquired should be offset, in whole or in part, by gains on the futures contracts. As portfolio securities are purchased, a Portfolio will close out its futures contracts by entering into offsetting transactions on the contract market on which the initial purchase was effected. In a substantial majority of these transactions, a Portfolio will purchase fixed income securities upon termination of the long futures positions, but under unusual market conditions, a long futures position may be terminated without a corresponding purchase of securities.

          While futures contracts based on debt securities do provide for the delivery and acceptance of securities, such deliveries and acceptances are very seldom made. Generally, a futures contract is terminated by entering into an offsetting transaction. A Portfolio will incur brokerage fees when it purchases and sells futures contracts. At the time a purchase or sale is made, cash or securities must be provided as an initial deposit known as “margin.” The initial deposit required will vary, but may be as low as 2% or less of a contract’s face value. Daily thereafter, the futures contract is valued through a process known as “marking to market,” and a Portfolio may receive or be required to pay additional “variation margin” as the futures contract becomes more or less valuable. At the time of delivery of securities pursuant to such a contract, adjustments are made to recognize differences in value arising from the delivery of securities with a different interest rate than the specific security that provides the standard for the contract. In some (but not many) cases, securities called for by a futures contract may not have been issued when the contract was entered into.

          When it is expected that interest rates may decline, futures contracts may be purchased to attempt to hedge against anticipated purchases of long-term bonds at higher prices. Since the fluctuations in the value of futures contracts should be similar to that of long-term bonds, a Portfolio may be protected, in whole or in part, against the increased cost of acquiring bonds resulting from a decline in interest rates. Similar results could be accomplished by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase. However, since the futures market is more liquid than the cash market, the use of futures contracts as an investment technique allows action in anticipation of such an interest rate decline without having to sell a Portfolio’s securities.

          The ability to hedge effectively all or a portion of a Portfolio through transactions in futures contracts depends on the degree to which movements in the value of the fixed income securities or index underlying such contracts correlate with movements in the value of securities held in the Portfolio. If the security, or the securities comprising the index, underlying a futures contract is different than the portfolio securities being hedged, they may not move to the same extent or in the same direction. In that event, the hedging strategy might not be successful and a Portfolio could sustain losses on the hedging transactions which would not be offset by its gains. It is also possible that there may be a negative correlation between the index or security underlying a futures contract and the Portfolio securities being hedged, which could result in losses both on the hedging transaction and the Portfolio securities. In such instances, a Portfolio’s overall return could be less than if the hedging transactions had not been undertaken.

          The trading of futures contracts on an index of fixed income securities entails the additional risk of imperfect correlation between movements in the futures price and the value of the underlying index. The anticipated spread between the prices may be distorted due to differences in the nature of the markets, such as differences in margin requirements, the liquidity of such markets and the participation of speculators in the futures market. The risk of imperfect correlation, however, generally tends to diminish as the maturity date of the futures contract approaches.

          The ordinary spreads between prices in the cash and futures markets, due to differences in the nature of those markets, are subject to distortions. First, all participants in the futures market are subject to initial deposit and variation margin requirements. This could require a Portfolio to post additional cash or cash equivalents as the value of the position fluctuates. Further, rather than meeting additional variation margin requirements, investors may close out futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, there is the potential that the liquidity of the futures market may be lacking. Prior to expiration, a futures contract may be terminated only by entering into a closing purchase or sale transaction, which requires a secondary market on the contract market on which the futures contract was originally entered into. While a Portfolio will establish a futures position only if there appears to be a liquid secondary market, there can be no assurance that such a market will exist for any particular futures contract at any specific time. In that event, it may not be possible to close out a position held for a Portfolio, which could require the Portfolio to purchase or sell the instrument underlying the futures contract, make or receive a cash settlement, or meet ongoing variation margin requirements. The inability to close out futures positions also could have an adverse impact on a Portfolio’s ability to effectively hedge its Portfolio.

          The liquidity of a secondary market in a futures contract may be adversely affected by “daily price fluctuation limits” established by the exchanges, which limit the amount of fluctuation in the price of a futures contract during a single trading day and prohibit trading beyond such limits once they have been reached. The trading of futures contracts also is subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of the brokerage firm or clearing house or other disruptions of normal trading activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

          Investments in futures contracts also entail the risk that if the Subadviser’s investment judgment about the general direction of interest rates is incorrect, a Portfolio’s overall performance may be poorer than if the Portfolio had not entered into any such contract. For example, if a Portfolio has been hedged against the possibility of an increase in interest rates, which would adversely affect the price of bonds held in the Portfolio, and interest rates decrease instead, the Portfolio will lose part or all of the benefit of the increased value of its bonds which are hedged because there will be offsetting losses in the Portfolio’s futures positions. In addition, in such situations, if a Portfolio has insufficient cash, bonds may have to be sold from the Portfolio’s to meet daily variation margin requirements, possibly at a time when it may be disadvantageous to do so. Such sale of bonds may be, but will not necessarily be, at increased prices which reflect the rising market.

          Each contract market on which futures contracts are traded has established a number of limitations governing the maximum number of positions which may be held by a trader, whether acting alone or in concert with others.

          Pursuant to claims for exemption filed with the CFTC and/or the National Futures Association on behalf of the Portfolio and the Adviser or Subadivser, the Portfolio and the Adviser or Subadviser are not deemed to be a “commodity pool” or a “commodity pool operator” under the Commodity Exchange Act and are not subject to registration or regulation as such under the Commodity Exchange Act. By virtue of changes to the CFTC regulations, the substantive limitations set forth in the Trusts’ exemption filing with respect to its use of futures contracts are no longer applicable.

          When a futures contract is purchased, an amount of cash or cash equivalents will be deposited in a segregated account with a Portfolio’s custodian bank so that the amount so segregated, plus the initial and variation margin held in the account of its broker, will at all times equal the value of the futures contract, thereby insuring that the use of such futures is unleveraged.

HIGH YIELD/HIGH RISK SECURITIES (ALL PORTFOLIOS)

The Portfolios may invest in high yield/high risk securities. Securities rated lower than Baa by Moody’s or lower than BBB by S&P are referred to as “non-investment grade,” “high yield” or “junk” bonds. In general, the market for lower rated, high-yield bonds is more limited than the market for higher rated bonds, and because their markets may be thinner and less active, the market prices of lower rated, high-yield bonds may fluctuate more than the prices of higher rated bonds, particularly in times of market stress. In addition, while the market for high-yield, corporate debt securities has been in existence for many years, the market in recent years experienced a dramatic increase in the large-scale use of such securities to fund highly leveraged corporate acquisitions and restructurings. Accordingly, past experience may not provide an accurate indication of future performance of the high-yield bond market, especially during periods of economic recession. Other risks that may be associated with lower rated, high-yield bonds include their relative insensitivity to interest-rate changes; the exercise of any of their redemption or call provisions in a declining market, which may result in their replacement by lower yielding bonds; and legislation, from time to time, which may adversely affect their market. A description of the ratings used herein and in the Part A is set forth in Appendix A to this Part B.

          Investing in high yield securities involves special risks in addition to the risks associated with investments in higher rated debt securities. High yield securities may be regarded as predominately speculative with respect to the issuer’s continuing ability to meet principal and interest payments. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher quality debt securities, and the ability of the Portfolios to achieve their investment objective may, to the extent of its investments in high yield securities, be more dependent upon such creditworthiness analysis than would be the case if the Portfolios were investing in higher quality securities.

          High yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than higher grade securities. The prices of high yield securities have been found to be less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in high yield security prices because the advent of a recession could lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. If the issuer of high yield securities defaults, the Portfolios may incur additional expenses to seek recovery. In the case of high yield securities structured as zero coupon or payment-in-kind securities, the market prices of such securities are affected to a greater extent by interest rate changes and, therefore, tend to be more volatile than securities which pay interest periodically and in cash.

          The secondary markets on which high yield securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading markets could adversely affect and cause large fluctuations in the daily NAV of a Portfolio. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in a thinly traded market.

          The use of credit ratings as the sole method of evaluating high yield securities can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments, not the market value risk of high yield securities. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated.

ILLIQUID INVESTMENTS, RULE 144A SECURITIES, AND SECTION 4(2) SECURITIES (ALL PORTFOLIOS)

          The Portfolios may each invest up to 15% of its net assets in securities that are illiquid, by virtue of the absence of a readily available market, or because of legal or contractual restrictions on resale. This policy does not limit the acquisition of securities eligible for resale to qualified institutional buyers pursuant to Rule 144A under the 1933 Act or commercial paper issued pursuant to Section 4(2) under the 1933 Act that are determined to be liquid in accordance with guidelines established by each Trust’s Board of Trustees. There may be delays in selling these securities and sales may be made at less favorable prices.

          The Subadviser may determine that a particular Rule 144A security is liquid and thus not subject to a Portfolio’s limits on investment in illiquid securities, pursuant to guidelines adopted by the Board of Trustees. Investing in Rule 144A securities could have the effect of increasing the level of a Portfolio’s illiquidity to the extent that qualified institutions might become, for a time, uninterested in purchasing these securities.

INVERSE FLOATING RATE OBLIGATIONS (SHORT DURATION PORTFOLIO)

          The Portfolio may invest in inverse floating rate obligations (“inverse floaters”). Inverse floaters have coupon rates that vary inversely at a multiple of a designated floating rate, such as LIBOR (London Inter-Bank Offered

Rate). Any rise in the reference rate of an inverse floater (as a consequence of an increase in interest rates) causes a drop in the coupon rate while any drop in the reference rate of an inverse floater causes an increase in the coupon rate. In addition, like most other fixed-income securities, the value of inverse floaters will generally decrease as interest rates increase. Inverse floaters may exhibit substantially greater price volatility than fixed rate obligations having similar credit quality, redemption provisions and maturity, and inverse floater Collateralized Mortgage Obligations (“CMOs”) exhibit greater price volatility than the majority of mortgage pass-through securities or CMOs. In addition, some inverse floater CMOs exhibit extreme sensitivity to changes in prepayments. As a result, the yield to maturity of an inverse floater CMO is sensitive not only to changes in interest rates, but also to changes in prepayment rates on the related underlying mortgage assets.

INVESTMENT COMPANY SECURITIES (ALL PORTFOLIOS)

Investments in the securities of other investment companies may involve duplication of advisory fees and certain other expenses. By investing in another investment company, an investor becomes a shareholder of that investment company. As a result, a Portfolio’s shareholders indirectly will bear the underlying fund’s proportionate share of the fees and expenses paid by shareholders of the other investment company, in addition to the fees and expenses the Portfolio’s shareholders directly bear in connection with the Portfolio’s own operations.

Generally, under the 1940 Act and related rules, a Portfolio may purchase an unlimited amount of shares of an affiliated fund or a money market fund. A Portfolio may also purchase shares of an unaffiliated fund as long as (1) the Portfolio doesn’t invest more than 5% of its total assets in the securities of any one investment company (ETF or other mutual funds), (2) the Portfolio doesn’t own more than 3% of the outstanding voting stock of any one investment company (the, or (3) the Portfolio doesn’t invest more than 10% of its total assets in the securities of other investment companies. A Portfolio may exceed the limits if (i) the unaffiliated fund or the Portfolio has received an order for exemptive relief from the 3% limitation from the SEC that is applicable to the Portfolio; and (ii) the unaffiliated fund and the Portfolio take appropriate steps to comply with any conditions in such order. In the alternative, a Portfolio may exceed the 5% limitation and the 10% limitation, provided the aggregate sales loads any investor pays (i.e., the combined distribution expenses of both the acquiring fund and the acquired funds) does not exceed the limits on sales loads established by the Financial Industry Regulatory Authority, for funds of funds.

Investments in securities issued by other investment companies present the following risks:

Allocation Risk: The risk that the Subadviser’s target asset and sector allocations and changes in target asset and sector allocations cause a Portfolio to underperform other similar funds or cause you to lose money, and that the Portfolio may not achieve its target asset and sector allocations.

Underlying Fund Selection Risk: The risk that a Portfolio may invest in underlying funds that underperform other similar funds or the markets more generally, due to poor investment decisions by the investment adviser(s) for the underlying funds or otherwise.

LENDING OF PORTFOLIO SECURITIES (ALL PORTFOLIOS)

          Except as otherwise provided in Part A or Part B, each Portfolio may lend portfolio securities in an amount up to 33 1/3% of total Portfolio assets. The Opportunity Portfolio may lend portfolio securities in an amount up to 30% of total Portfolio assets. Loans of portfolio securities may be made to broker-dealers, major banks, or other recognized domestic institutional borrowers of securities. Loans of portfolio securities earn income for a Portfolio and are collateralized by cash, cash equivalent or U.S. Government Securities. A Portfolio might experience a loss if the financial institution defaults on the loan or investments made with any cash collateral received falls in value. A Portfolio may invest the cash collateral and earn additional income, or it may receive an agreed-upon amount of interest income from the borrower who has delivered equivalent collateral or a letter of credit. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail financially.

MONEY MARKET SECURITIES (ALL PORTFOLIOS)

          Each Portfolio’s investments in money market instruments will consist of (i) short-term obligations of the U.S. Government, its agencies and instrumentalities; (ii) other short-term debt securities rated A or higher by Moody’s or S&P or, if unrated, of comparable quality in the opinion of the Subadviser; (iii) commercial paper, including master demand notes; (iv) bank obligations, including certificates of deposit, bankers’ acceptances and time deposits; (v) repurchase agreements; and (vi) shares of money market funds, which may include the Prime Money Market Fund. Securities issued or guaranteed as to principal and interest by the U.S. Government include a variety of Treasury securities, which differ in their interest rates, maturities and dates of issue. Securities issued or guaranteed by agencies or instrumentalities of the U.S. Government may or may not be supported by the full faith and credit of the United States or by the right of the issuer to borrow from the Treasury.

          Considerations of liquidity and preservation of capital mean that a Portfolio may not necessarily invest in money market instruments paying the highest available yield at a particular time.

MORTGAGE DOLLAR ROLL TRANSACTIONS (SHORT DURATION PORTFOLIO)

          The Portfolio may engage in dollar roll transactions with respect to mortgage securities issued by the Government National Mortgage Association (“GNMA”), the Federal National Mortgage Association (“FNMA”) and the Federal Home Loan Mortgage Corporation (“FHLMC”). In a dollar roll transaction, the Portfolio sells a mortgage-backed security and simultaneously agrees to repurchase a similar security on a specified future date at an agreed upon price. During the roll period, the Portfolio will not be entitled to receive any interest or principal paid on the securities sold. The Portfolio is compensated for the lost interest on the securities sold by the difference between the sales price and the lower price for the future repurchase as well as by the interest earned on the reinvestment of the sales proceeds. The Portfolio may also be compensated by receipt of a commitment fee.

MORTGAGE-RELATED SECURITIES (SHORT DURATION PORTFOLIO AND OPPORTUNITY PORTFOLIO)

          The Portfolio may invest in mortgage-backed certificates and other securities representing ownership interests in mortgage pools, including CMOs. Interest and principal payments on the mortgages underlying mortgage-backed securities are passed through to the holders of the mortgage-backed securities. Mortgage-backed securities currently offer yields higher than those available from many other types of fixed-income securities, but because of their prepayment aspects, their price volatility and yield characteristics will change based on changes in prepayment rates.

          There are two methods of trading mortgage-backed securities. A specific pool transaction is a trade in which the pool number of the security to be delivered on the settlement date is known at the time the trade is made. This is in contrast with the typical mortgage transaction, called a TBA (to be announced) transaction, in which the type of mortgage securities to be delivered is specified at the time of trade but the actual pool numbers of the securities that will be delivered are not known at the time of the trade. For example, in a TBA transaction, an investor could purchase $1 million of 30-year FNMA 9% mortgages and receive up to three pools on the settlement date. The pool numbers of the pools to be delivered at settlement will be announced shortly before settlement takes place. The terms of the TBA trade may be made more specific if desired. For example, an investor may request pools with particular characteristics, such as those that were issued prior to January 1, 1990. The most detailed specification of the trade is to request that the pool number be known prior to purchase. In this case, the investor has entered into a specific pool transaction. Generally, agency pass-through mortgage-backed securities are traded on a TBA basis. The specific pool numbers of the securities purchased do not have to be determined at the time of the trade.

          Mortgage-backed securities have yield and maturity characteristics that are dependent on the mortgages underlying them. Thus, unlike traditional debt securities, which may pay a fixed rate of interest until maturity when the entire principal amount comes due, payments on these securities include both interest and a partial payment of principal. In addition to scheduled loan amortization, payments of principal may result from the voluntary prepayment, refinancing or foreclosure of the underlying mortgage loans. Such prepayments may significantly shorten the effective durations of mortgage-backed securities, especially during periods of declining interest rates. Similarly, during periods of rising interest rates, a reduction in the rate of prepayments may significantly lengthen the effective durations of such securities.

          Investment in mortgage-backed securities poses several risks, including prepayment, market, and credit risk. Prepayment risk reflects the risk that borrowers may prepay their mortgages faster than expected, thereby affecting the investment’s average life and perhaps its yield. Whether or not a mortgage loan is prepaid is almost entirely controlled by the borrower. Borrowers are most likely to exercise prepayment options at the time when it is least advantageous to investors, generally prepaying mortgages as interest rates fall, and slowing payments as interest rates rise. Besides the effect of prevailing interest rates, the rate of prepayment and refinancing of mortgages may also be affected by home value appreciation, ease of the refinancing process and local economic conditions.

          Market risk reflects the risk that the price of the security may fluctuate over time. The price of mortgage-backed securities may be particularly sensitive to prevailing interest rates, the length of time the security is expected to be outstanding, and the liquidity of the issue. In a period of unstable interest rates, there may be decreased demand for certain types of mortgage-backed securities, and a fund invested in such securities wishing to sell them may find it difficult to find a buyer, which may in turn decrease the price at which they may be sold.

          Credit risk reflects the risk that the Portfolio may not receive all or part of its principal because the issuer or credit enhancer has defaulted on its obligations. Obligations issued by U.S. Government-related entities are guaranteed as to the payment of principal and interest, but are not backed by the full faith and credit of the U.S. Government. The performance of private label mortgage-backed securities, issued by private institutions, is based on the financial health of those institutions.

          Mortgage Pass-Through Securities. Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a “pass-through” of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities (such as securities issued by GNMA are described as “modified pass-through.” These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.

          The principal governmental guarantor of mortgage-related securities is the GNMA. GNMA is a wholly owned U.S. Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of Federal Housing Administration (“FHA”) insured or Department of Veterans Affairs (“VA”) guaranteed mortgages. Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include FNMA and the FHLMC. FNMA is a government-sponsored corporation. It is subject to general regulation by the Secretary of Housing and Urban Development. FNMA purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA, but are not backed by the full faith and credit of the U.S. Government.

          FHLMC was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government- sponsored corporation formerly owned by the 12 Federal Home Loan Banks. FHLMC issues participation certificates (“PCs”) which represent interests in conventional mortgages from FHLMC’s national portfolio. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the U.S. Government.

          In September 2008, the Federal Housing Finance Agency (“FHFA”) placed FNMA and FHMLC into conservatorship for an indefinite period with the stated purpose to preserve and conserve each entity’s assets and property, and to put each entity in a sound and solvent condition. As the conservator, FHFA succeeded to all rights, titles, powers and privileges of FNMA and FHLMC and of any stockholder, officer or director of FNMA and FHLMC with respect to FNMA and FHLMC and the assets of FNMA and FHLMC. FHFA selected a new chief executive officer and chairman of the board of directors for each of FNMA and FHLMC. The effect that this conservatorship will have on the entities’ debt and equities is unclear. During the conservatorship, each entity’s obligations are expected to be paid in the normal course of business. Although no express guarantee exists for the debt or mortgage-backed securities issues by the entities, the U.S. Department of the Treasury continues to monitor market conditions and develop means to enhance the ability of the entities to meet their obligations.

          On September 7, 2008, the U.S. Treasury announced several additional steps taken by it in connection with the conservatorship. As one of those steps, the U.S. Treasury entered into a Senior Preferred Stock Purchase Agreement with each of FNMA and FHLMC pursuant to which the U.S. Treasury will purchase up to an aggregate of $100 billion of each of FNMA and FHLMC to maintain a positive net worth in each enterprise. This agreement contains various covenants that severely limit each enterprise’s operations. In exchange for entering into these agreements, the U.S. Treasury received $1 billion of each enterprise’s senior preferred stock and warrants to purchase 79.9% of each enterprise’s common stock.

          FNMA and FHLMC are continuing to operate as going concerns while in conservatorship and each remain liable for all of its obligations, including its guaranty obligations, associated with its mortgage-backed securities. The steps taken in connection with the conservatorship are intended to enhance each of FNMA’s and FHLMC’s ability to meet its obligations.

          Under the Federal Housing Finance Regulatory Reform Act of 2008 (the “Reform Act”), which was included as part of the Housing and Economic Recovery Act of 2008, FHFA, as conservator or receiver, has the power to repudiate any contract entered into by FNMA or FHLMC prior to FHFA’s appointment as conservator or receiver, as applicable, if FHFA determines, in its sole discretion, that performance of the contract is burdensome and that repudiation of the contract promotes the orderly administration of FNMA’s or FHLMC’s affairs. The Reform Act requires FHFA to exercise its right to repudiate any contract within a reasonable period of time after its appointment as conservator or receiver.

          FHFA, in its capacity as conservator, has indicated that it has no intention to repudiate the guaranty obligations of FNMA or FHLMC because FHFA views repudiation as incompatible with the goals of the conservatorship. However, in the event that FHFA, as conservator or if it is later appointed as receiver for FNMA or FHLMC, were to repudiate any such guaranty obligation, the conservatorship or receivership estate, as applicable, would be liable for actual direct compensatory damages in accordance with the provisions of the Reform Act. Any such liability could be satisfied only to the extent of FNMA’s or FHLMC’s assets available therefor.

          In the event of repudiation, the payments of interest to holders of FNMA or FHLMC mortgage-backed securities would be reduced if payments on the mortgage loans represented in the mortgage loan groups related to such mortgage-backed securities are not made by the borrowers or advanced by the servicer. Any actual direct compensatory damages for repudiating these guaranty obligations may not be sufficient to offset any shortfalls experienced by such mortgage-backed security holders.

          Further, in its capacity as conservator or receiver, FHFA has the right to transfer or sell any asset or liability of FNMA or FHLMC without any approval, assignment or consent. Although FHFA has stated that it has no present intention to do so, if FHFA, as conservator or receiver, were to transfer any such guaranty obligation to another party, holders of FNMA or FHLMC mortgage-backed securities would have to rely on that party for satisfaction of the guaranty obligation and would be exposed to the credit risk of that party.

          In addition, certain rights provided to holders of mortgage-backed securities issued by FNMA and FHLMC under the operative documents related to such securities may not be enforced against FHFA, or enforcement of such rights may be delayed, during the conservatorship or any future receivership. The operative documents for FNMA and FHLMC mortgage-backed securities may provide (or with respect to securities issued prior to the date of the appointment of the conservator may have provided) that upon the occurrence of an event of default on the part of FNMA or FHLMC, in its capacity as guarantor, which includes the appointment of a conservator or receiver, holders of such mortgage-backed securities have the right to replace FNMA or FHLMC as trustee if the requisite percentage of mortgage-backed securities holders consent. The Reform Act prevents mortgage-backed security holders from enforcing such rights if the event of default arises solely because a conservator or receiver has been appointed. The Reform Act also provides that no person may exercise any right or power to terminate, accelerate or declare an event of default under certain contracts to which FNMA or FHLMC is a party, or obtain possession of or exercise control over any property of FNMA or FHLMC, or affect any contractual rights of FNMA or FHLMC, without the approval of FHFA, as conservator or receiver, for a period of 45 or 90 days following the appointment of FHFA as conservator or receiver, respectively.

          Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may, in addition, be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit. The insurance and guarantees are issued by governmental entities, private insurers and the mortgage poolers. Such insurance and guarantees, and the creditworthiness of the issuers thereof, will be considered in determining whether a mortgage-related security meets a Portfolio’s investment quality standards. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. Although the market for such securities is becoming increasingly liquid, securities issued by certain private organizations may not be readily marketable.

          The assets underlying mortgage-backed securities may be represented by a portfolio of first lien residential mortgages (including both whole mortgage loans and mortgage participation interests) or portfolios of mortgage pass-through securities issued or guaranteed by GNMA, FNMA or FHLMC. Mortgage loans underlying a mortgage-related security may in turn be insured or guaranteed by the FHA or the VA. In the case of private issue mortgage-related securities whose underlying assets are neither U.S. Government Securities nor U.S. Government-insured mortgages, to the extent that real properties securing such assets may be located in the same geographical region, the security may be subject to a greater risk of default than other comparable securities in the event of adverse economic, political or business developments that may affect such region and, ultimately, the ability of residential homeowners to make payments of principal and interest on the underlying mortgages.

          Collateralized Mortgage Obligations (“CMOs”). A CMO is a hybrid between a mortgage-backed bond and a mortgage pass-through security. Similar to a bond, interest and prepaid principal is paid, in most cases, semiannually. CMOs may be collateralized by whole mortgage loans, but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA, and their income streams.

          CMOs are structured into multiple classes, each bearing a different stated maturity. Actual maturity and average life will depend upon the prepayment experience of the collateral. CMOs provide for a modified form of call protection through a de facto breakdown of the underlying pool of mortgages according to how quickly the loans are repaid. Monthly payment of principal received from the pool of underlying mortgages, including prepayments, is first returned to investors holding the shortest maturity class. Investors holding the longer maturity classes receive principal only after the first class has been retired. An investor is partially guarded against a sooner than desired return of principal because of the sequential payments. In a typical CMO transaction, a corporation (“issuer”) issues multiple series (e.g., A, B, C, Z) of CMO bonds (“Bonds”). Proceeds of the Bond offering are used to purchase mortgages or mortgage pass-through certificates (“Collateral”). The Collateral is pledged to a third party trustee as security for the Bonds. Principal and interest payments from the Collateral are used to pay principal on the Bonds in the order A, B, C, Z. The Series A, B, and C Bonds all bear current interest. Interest on the Series Z Bond is accrued and added to principal and a like amount is paid as principal on the Series A, B, or C Bond currently being paid off. When the Series A, B, and C Bonds are paid in full, interest and principal on the Series Z Bond begins to be paid currently. With some CMOs, the issuer serves as a conduit to allow loan originators (primarily builders or savings and loan associations) to borrow against their loan portfolios.

          FHLMC CMOs. FHLMC CMOs are debt obligations of FHLMC issued in multiple classes having different maturity dates which are secured by the pledge of a pool of conventional mortgage loans purchased by FHLMC. Unlike FHLMC PCs, payments of principal and interest on the CMOs are made semiannually, as opposed to monthly. The amount of principal payable on each semiannual payment date is determined in accordance with FHLMC’s mandatory sinking fund schedule, which, in turn, is equal to approximately 100% of FHA prepayment experience applied to the mortgage collateral pool. All sinking fund payments in the CMOs are allocated to the retirement of the individual classes of bonds in the order of their stated maturities. Payment of principal on the mortgage loans in the collateral pool in excess of the amount of FHLMC’s minimum sinking fund obligation for any payment date are paid to the holders of the CMOs as additional sinking fund payments. Because of the “pass-through” nature of all principal payments received on the collateral pool in excess of FHLMC’s minimum sinking fund requirement, the rate at which principal of the CMOs is actually repaid is likely to be such that each class of bonds will be retired in advance of its scheduled maturity date.

          If collection of principal (including prepayments) on the mortgage loans during any semiannual payment period is not sufficient to meet FHLMC’s minimum sinking fund obligation on the next sinking fund payment date, FHLMC agrees to make up the deficiency from its general funds. Criteria for the mortgage loans in the pool backing the FHLMC CMOs are identical to those of FHLMC PCs. FHLMC has the right to substitute collateral in the event of delinquencies and/or defaults.

          Other Mortgage-Related Securities. Other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including CMO residuals or stripped mortgage-backed securities. Other mortgage-related securities may be equity or debt securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.

          CMO Residuals. CMO residuals are derivative mortgage securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

          The cash flow generated by the mortgage assets underlying a series of CMOs is applied first to make required payments of principal and interest on the CMOs and second to pay the related administrative expenses of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the prepayment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to prepayments on the related underlying mortgage assets, in the same manner as an interest-only (“IO”) class of stripped mortgage-backed securities. See “Other Mortgage-Related Securities —Stripped Mortgage-Backed Securities.” In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to stripped mortgage- backed securities, in certain circumstances, the Portfolio may fail to recoup fully its initial investment in a CMO residual.

          CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. The CMO residual market has only very recently developed and CMO residuals currently may not have the liquidity of other more established securities trading in other markets. Transactions in CMO residuals are generally completed only after careful review of the characteristics of the securities in question. In addition, CMO residuals may or, pursuant to an exemption therefrom, may not have been registered under the 1933 Act. CMO residuals, whether or not registered under the 1933 Act, may be subject to certain restrictions on transferability and may be deemed “illiquid” and subject to the Portfolio’s limitations on investment in illiquid securities.

          Stripped Mortgage-Backed Securities (“SMBS”). SMBS are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

          SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the interest-only or IO class), while the other class will receive all of the principal (the principal-only or PO class). The cash flow and yields on IO and PO classes can be extremely sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the Portfolio’s yield to maturity from these securities. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Portfolio may fail to fully recoup its initial investment in these securities even if the security is in one of the highest rating categories.

          Although SMBS are purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers, these securities were only recently developed. As a result, established trading markets have not yet developed and, accordingly, these securities may be deemed “illiquid” and subject to the Portfolio’s limitations on investment in illiquid securities.

          Mortgage-Backed Securities and Asset-Backed Securities - Types of Credit Support. Mortgage-backed securities and asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failure by obligors on underlying assets to make payments, such securities may contain elements of credit support. Such credit support falls into two categories: (i) liquidity protection and (ii) protection against losses resulting from ultimate default by an obligor on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that the pass-through of payments due on the underlying pool occurs in a timely fashion. Protection against losses resulting from ultimate default enhances the likelihood of ultimate payment of the obligations on at least a portion of the assets in the pool. Such protection may be provided through guarantees, insurance policies or letters of credit obtained by the issuer or sponsor from third parties, through various means of structuring the transaction or through a combination of such approaches.

          The ratings of mortgage-backed securities and asset-backed securities for which third-party credit enhancement provides liquidity protection or protection against losses from default are generally dependent upon the continued creditworthiness of the provider of the credit enhancement. The ratings of such securities could be subject to reduction in the event of deterioration in the creditworthiness of the credit enhancement provider even in cases where the delinquency and loss experience on the underlying pool of assets is better than expected.

          Examples of credit support arising out of the structure of the transaction include “senior-subordinated securities” (multiple class securities with one or more classes subordinate to other classes as to the payment of principal thereof and interest thereon, with the result that defaults on the underlying assets are borne first by the holders of the subordinated class), creation of “reserve funds” (where cash or investments, sometimes funded from a portion of the payments on the underlying assets, are held in reserve against future losses) and “over-collateralization” (where the scheduled payments on, or the principal amount of, the underlying assets exceed those required to make payment of the securities and pay any servicing or other fees). The degree of credit support provided for each issue is generally based on historical information with respect to the level of credit risk associated with the underlying assets. Delinquency or loss in excess of that which is anticipated could adversely affect the return on an investment in such a security.

OPTIONS AND FUTURES (ALL PORTFOLIOS)

The Portfolios may invest in options and futures contracts to the extent set forth in Part A and this Part B. The use of options and futures is a highly specialized activity which involves investment strategies and risks different from those associated with ordinary portfolio securities transactions, and there can be no guarantee that their use will increase the return of a Portfolio. While the use of these instruments by a Portfolio may reduce certain risks associated with owning its portfolio securities, these techniques themselves entail certain other risks. If the Adviser or Subadviser applies a strategy at an inappropriate time or judges market conditions or trends incorrectly, options and futures strategies may lower a Portfolio’s return. Certain strategies limit the potential of a Portfolio to realize gains as well as limit their exposure to losses. A Portfolio could also experience losses if the prices of its options and futures positions were poorly correlated with its other investments. There can be no assurance that a liquid market will exist at a time when a Portfolio seeks to close out a futures contract or a futures option position.

Options on Securities. A “call option” is a contract sold for a price (the “premium”) giving its holder the right to buy a specific number of shares of stock at a specific price prior to a specified date. A “covered call option” is a call option issued on securities already owned by the writer of the call option for delivery to the holder upon the exercise of the option. A Portfolio may write options for the purpose of attempting to increase its return and for hedging purposes. In particular, if a Portfolio writes an option which expires unexercised or is closed out by a Portfolio at a profit, the Portfolio retains the premium paid for the option less related transaction costs, which increases its gross income and offsets in part the reduced value of the portfolio security in connection with which the option is written, or the increased cost of portfolio securities to be acquired. In contrast, however, if the price of the security underlying the option moves adversely to a Portfolio’s position, the option may be exercised and the Portfolio will then be required to purchase or sell the security at a disadvantageous price, which might only partially be offset by the amount of the premium.

A Portfolio may write options in connection with buy-and-write transactions; that is, a Portfolio may purchase a security and then write a call option against that security. The exercise price of the call option a Portfolio determines to write depends upon the expected price movement of the underlying security. The exercise price of a call option may be below (“in-the-money”), equal to (“at-the-money”) or above (“out-of-the-money”) the current value of the underlying security at the time the option is written.

The writing of covered put options is similar in terms of risk/return characteristics to buy-and-write transactions. Put options may be used by a Portfolio in the same market environments in which call options are used in equivalent buy-and-write transactions.

A Portfolio may also write combinations of put and call options on the same security, a practice known as a “straddle.” By writing a straddle, a Portfolio undertakes a simultaneous obligation to sell or purchase the same security in the event that one of the options is exercised. If the price of the security subsequently rises sufficiently above the exercise price to cover the amount of the premium and transaction costs, the call will likely be exercised and a Portfolio will be required to sell the underlying security at a below market price. This loss may be offset, however, in whole or in part, by the premiums received on the writing of the two options. Conversely, if the price of the security declines by a sufficient amount, the put will likely be exercised. The writing of straddles will likely be effective, therefore, only where the price of a security remains stable and neither the call nor the put is exercised. In an instance where one of the options is exercised, the loss on the purchase or sale of the underlying security may exceed the amount of the premiums received.

By writing a call option on a portfolio security, a Portfolio limits its opportunity to profit from any increase in the market value of the underlying security above the exercise price of the option. By writing a put option, a Portfolio assumes the risk that it may be required to purchase the underlying security for an exercise price above its then current market value, resulting in a loss unless the security subsequently appreciates in value. The writing of options will not be undertaken by a Portfolio solely for hedging purposes, and may involve certain risks which are not present in the case of hedging transactions. Moreover, even where options are written for hedging purposes, such transactions will constitute only a partial hedge against declines in the value of portfolio securities or against increases in the value of securities to be acquired, up to the amount of the premium.

A Portfolio may also purchase put and call options. Put options are purchased to hedge against a decline in the value of securities held in a Portfolio. If such a decline occurs, the put options will permit a Portfolio to sell the securities underlying such options at the exercise price, or to close out the options at a profit. A Portfolio will purchase call options to hedge against an increase in the price of securities that the Portfolio anticipates purchasing in the future. If such an increase occurs, the call option will permit a Portfolio to purchase the securities underlying such option at the exercise price or to close out the option at a profit. The premium paid for a call or put option plus any transaction costs will reduce the benefit, if any, realized by a Portfolio upon exercise of the option, and, unless the price of the underlying security rises or declines sufficiently, the option may expire worthless to the Portfolio. In addition, in the event that the price of the security in connection with which an option was purchased moves in a direction favorable to a Portfolio, the benefits realized by the Portfolio as a result of such favorable movement will be reduced by the amount of the premium paid for the option and related transaction costs.

Options on Securities Indices. A Portfolio may cover call options on securities indices by owning securities whose price changes, in the opinion of the Subadviser, are expected to be similar to those of the underlying index, or by having an absolute and immediate right to acquire such securities without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities in the Portfolio. Where a Portfolio covers a call option on a securities index through ownership of securities, such securities may not match the composition of the index and, in that event, the Portfolio will not be fully covered and could be subject to risk of loss in the event of adverse changes in the value of the index.

A Portfolio will receive a premium from writing a put or call option on a securities index, which increases the Portfolio’s gross income in the event the option expires unexercised or is closed out at a profit. If the value of an index on which a Portfolio has written a call option falls or remains the same, the Portfolio will realize a profit in the form of the premium received (less transaction costs) that could offset all or a portion of any decline in the value of the securities it owns. If the value of the index rises, however, a Portfolio will realize a loss in its call option position, which will reduce the benefit of any unrealized appreciation in the Portfolio’s investment. By writing a put option, a Portfolio assumes the risk of a decline in the index. To the extent that the price changes of securities owned by a Portfolio correlate with changes in the value of the index, writing covered put options on indices will increase the Portfolio’s losses in the event of a market decline, although such losses will be offset in part by the premium received for writing the option.

A Portfolio may also purchase put options on securities indices to hedge its investments against a decline in value. By purchasing a put option on a stock index, a Portfolio will seek to offset a decline in the value of securities it owns through appreciation of the put option. If the value of a Portfolio’s investments does not decline as anticipated, or if the value of the option does not increase, the Portfolio’s loss will be limited to the premium paid for the option plus related transaction costs. The success of this strategy will largely depend on the accuracy of the correlation between the changes in value of the index and the changes in value of a Portfolio’s security holdings.

The purchase of call options on securities indices may be used by a Portfolio to attempt to reduce the risk of missing a broad market advance, or an advance in an industry or market segment, at a time when the Portfolio holds uninvested cash or short-term debt securities awaiting investment. When purchasing call options for this purpose, a Portfolio will also bear the risk of losing all or a portion of the premium paid if the value of the index does not rise. The purchase of call options on securities indices when a Portfolio is substantially fully invested is a form of leverage, up to the amount of the premium and related transaction costs, and involves risks of loss and of increased volatility similar to those involved in purchasing calls on securities the Portfolio owns.

Risk Factors:

          Imperfect Correlation of Hedging Instruments with the Portfolio. The ability of a Portfolio to effectively hedge all or a portion of its portfolio through transactions in options, futures contracts and forward contracts will depend on the degree to which price movements in the underlying instruments correlate with price movements in the relevant portion of that Portfolio. If the values of a Portfolio’s securities being hedged do not move in the same amount or direction as the instruments underlying options, futures contracts or forward contracts traded, the Portfolio’s hedging strategy may not be successful and the Portfolio could sustain losses on its hedging strategy, which would not be offset by gains on its portfolio. It is also possible that there may be a negative correlation between the instrument underlying an option, future contract or forward contract traded and the portfolio securities being hedged, which could result in losses both on the hedging transaction and the portfolio securities. In such instances, a Portfolio’s overall return could be less than if the hedging transaction had not been undertaken. In the case of futures and options based on an index of securities or individual fixed income securities, the portfolio will not duplicate the components of the index, and in the case of futures contracts and options on fixed income securities, the portfolio securities which are being hedged may not be the same type of obligation underlying such contracts. As a result, the correlation probably will not be exact. Consequently, a Portfolio bears the risk that the price of the portfolio securities being hedged will not move in the same amount or direction as the underlying index or obligation. In addition, where a Portfolio enters into forward contracts as a “cross hedge” (i.e., the purchase or sale of a forward contract on one currency to hedge against risk of loss arising from changes in value of a second currency), the Portfolio incurs the risk of imperfect correlation between changes in the values of the two currencies, which could result in losses.

The correlation between prices of securities and prices of options, futures contracts or forward contracts may be distorted due to differences in the nature of the markets, such as differences in margin requirements, the liquidity of such markets and the participation of speculators in the option, futures contract and forward contract markets. Due to the possibility of distortion, a correct forecast of general interest rate trends by the Subadviser may still not result in a successful transaction. The trading of options on futures contracts also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option. The risk of imperfect correlation, however, generally tends to diminish as the maturity or termination date of the option, futures contract or forward contract approaches.

The trading of options, futures contracts and forward contracts also entails the risk that, if the Subadviser’s judgment as to the general direction of interest or exchange rates is incorrect, a Portfolio’s overall performance may be poorer than if it had not entered into any such contract. For example, if a Portfolio has hedged against the possibility of an increase in interest rates, and rates instead decline, the Portfolio will lose part or all of the benefit of the increased value of the securities being hedged, and may be required to meet ongoing daily variation margin payments.

Certain Funds may each purchase and write options not only for hedging purposes, cash management, or to simulate investments in otherwise permissible securities, but also for the purpose of attempting to increase its return. As a result, those Funds will incur the risk that losses on such transactions will not be offset by corresponding increases in the value of portfolio securities or decreases in the cost of securities to be acquired.

Potential Lack of a Liquid Secondary Market. Prior to exercise or expiration, a position in an exchange-traded option, futures contract or option on a futures contract can only be terminated by entering into a closing purchase or sale transaction, which requires a secondary market for such instruments on the exchange on which the initial transaction was entered into. If no such market exists, it may not be possible to close out a position, and a Portfolio could be required to purchase or sell the underlying instrument or meet ongoing variation margin requirements. The inability to close out option or futures positions also could have an adverse effect on a Portfolio’s ability effectively to hedge.

The liquidity of a secondary market in an option or futures contract may be adversely affected by “daily price fluctuation limits,” established by the exchanges, which limit the amount of fluctuation in the price of a contract during a single trading day and prohibit trading beyond such limits once they have been reached. Such limits could prevent a Portfolio from liquidating open positions, which could render its hedging strategy unsuccessful and result in trading losses. The exchanges on which options and futures contracts are traded have also established a number of limitations governing the maximum number of positions which may be traded by a trader, whether acting alone or in concert with others. Further, the purchase and sale of exchange-traded options and futures contracts is subject to the risk of trading halts, suspensions, exchange or clearing corporation equipment failures, government intervention, insolvency of a brokerage firm, intervening broker or clearing corporation or other disruptions of normal trading activity, which could make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

Options on Futures Contracts. In order to profit from the purchase of an option on a futures contract, it may be necessary to exercise the option and liquidate the underlying futures contract, subject to all of the risks of futures trading. The writer of an option on a futures contract is subject to the risks of futures trading, including the requirement of initial and variation margin deposits.

Additional Risks of Transactions Related to Foreign Currencies and Transactions Not Conducted on the United States Exchanges. The available information on which a Portfolio will make trading decisions concerning transactions related to foreign currencies or foreign securities may not be as complete as the comparable data on which a Portfolio makes investment and trading decisions in connection with other transactions. Moreover, because the foreign currency market is a global, 24-hour market, and the markets for foreign securities as well as markets in foreign countries may be operating during non-business hours in the United States, events could occur in such markets which would not be reflected until the following day, thereby rendering it more difficult for a Portfolio to respond in a timely manner.

In addition, over-the-counter transactions can only be entered into with a financial institution willing to take the opposite side, as principal, of a Portfolio’s position, unless the institution acts as broker and is able to find another counterparty willing to enter into the transaction with the Portfolio. This could make it difficult or impossible to enter into a desired transaction or liquidate open positions, and could therefore result in trading losses. Further, over-the-counter transactions are not subject to the performance guarantee of an exchange clearing house and a Portfolio will therefore be subject to the risk of default by, or the bankruptcy of, a financial institution or other counterparty.

Transactions on exchanges located in foreign countries may not be conducted in the same manner as those entered into on United States exchanges, and may be subject to different margin, exercise, settlement or expiration procedures. As a result, many of the risks of over-the-counter trading may be present in connection with such transactions. Moreover, the SEC or the CFTC has jurisdiction over the trading in the United States of many types of over-the-counter and foreign instruments, and such agencies could adopt regulations or interpretations which would make it difficult or impossible for a Portfolio to enter into the trading strategies identified herein or to liquidate existing positions.

As a result of its investments in foreign securities, a Portfolio may receive interest or dividend payments, or the proceeds of the sale or redemption of such securities, in foreign currencies. A Portfolio may also be required to receive delivery of the foreign currencies underlying options on foreign currencies or forward contracts it has entered into. This could occur, for example, if an option written by a Portfolio is exercised or the Portfolio is unable to close out a forward contract it has entered into. In addition, a Portfolio may elect to take delivery of such currencies. Under such circumstances, a Portfolio may promptly convert the foreign currencies into dollars at the then current exchange rate. Alternatively, a Portfolio may hold such currencies for an indefinite period of time if the Subadviser believes that the exchange rate at the time of delivery is unfavorable or if, for any other reason, the Subadviser anticipates favorable movements in such rates.

While the holding of currencies will permit a Portfolio to take advantage of favorable movements in the applicable exchange rate, it also exposes a Portfolio to risk of loss if such rates move in a direction adverse to the Portfolio’s position. Such losses could also adversely affect a Portfolio’s hedging strategies. Certain tax requirements may limit the extent to which a Portfolio will be able to hold currencies.

OTHER DEPOSITARY RECEIPTS (CDRS, EDRS, GDRS) (INTERNATIONAL EQUITY PORTFOLIO)

          The Portfolio may invest in depositary receipts. European Depositary Receipts (“EDRs”), which are sometimes referred to as Continental Depositary Receipts (“CDRs”), are receipts issued in Europe typically by non-United States banks and trust companies that evidence ownership of either foreign or domestic securities. Global Depositary Receipts (“GDRs”) are issued globally and evidence a similar ownership arrangement. Generally, ADRs in registered form are designed for use in the United States securities markets and EDRs and CDRs in bearer form are designed for use in Europe and GDRs are designed for trading in non-U.S. securities markets. The Portfolio may invest in EDRs, CDRs and GDRs through “sponsored” or “unsponsored” facilities. A sponsored facility is established jointly by the issuer of the underlying security and a depositary, whereas a depositary may establish an unsponsored facility without participation by the issuer of the deposited security. Holders of unsponsored depositary receipts generally bear all the costs of such facilities, and the depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through voting rights to holders of such receipts in respect of the deposited securities.

          There are certain risks associated with investments in unsponsored depositary programs. Because the non-U.S. company does not actively participate in the creation of the depositary program, the underlying agreement for service and payment will be between the depositary and the shareholder. The company issuing the stock underlying the depositary receipts pays nothing to establish the unsponsored facility, as fees for depositary receipt issuance and cancellation are paid by brokers. Investors directly bear the expenses associated with certificate transfer, custody and dividend payment. In an unsponsored depositary program, there also may be several depositaries with no defined legal obligations to the non-U.S. company. The duplicate depositaries may lead to marketplace confusion because there would be no central source of information to buyers, sellers and intermediaries. The efficiency of centralization gained in a sponsored program can greatly reduce the delays in delivery of dividends and annual reports.

          In addition, with respect to all depositary receipts, there is always the risk of loss due to currency fluctuations.

REAL ESTATE SECURITIES (EQUITY PORTFOLIOS)

          The Portfolios may invest in real estate investment trusts (“REITs”). REITs pool investors’ funds for investment primarily in income producing real estate or real estate loans or interests. A REIT is not taxed on income distributed to shareholders if it complies with several requirements relating to its organization, ownership, assets, and income and a requirement that it distribute to its shareholders at least 95% of its taxable income (other than net capital gains) for each taxable year. REITs can generally be classified as Equity REITs, Mortgage REITs and Hybrid REITs. Equity REITs which invest the majority of their assets directly in real property, derive their income primarily from rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs, which invest the majority of their assets in real estate mortgages, derive their income primarily from interest payments. Hybrid REITs combine the characteristics of both Equity REITs and Mortgage REITs. The Portfolios will not invest in real estate directly, but only in securities issued by real estate companies. However, the Portfolios may be subject to risks similar to those associated with the direct ownership of real estate (in addition to securities markets risks) because of its policy of concentration in the securities of companies in the real estate industry. These include declines in the value of real estate, risks related to general and local economic conditions, dependency on management skill, heavy cash flow dependency, possible lack of availability of mortgage funds, overbuilding, extended vacancies of properties, increased competition, increases in property taxes and operating expenses, changes in zoning laws, losses due to costs resulting from the clean-up of environmental problems, liability to third parties for damages resulting from the environmental problems, casualty or condemnation losses, limitation on rents, changes in neighborhood values, the appeal of properties to tenants and changes in interest rates.

REPURCHASE AGREEMENTS (ALL PORTFOLIOS)

          The Portfolios may invest in repurchase agreements collateralized by U.S. Government Securities, certificates of deposit and certain bankers’ acceptances. Repurchase agreements are transactions by which a portfolio purchases a security and simultaneously commits to resell that security to the seller (a bank or securities dealer) at an agreed upon price on an agreed upon date (usually within seven days of purchase). The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or date of maturity of the purchased security. Repurchase agreements involve certain risks not associated with direct investments in the underlying securities. In the event of a default or bankruptcy by the seller, a Portfolio will seek to liquidate such collateral. The exercise of a Portfolio’s right to liquidate such collateral could involve certain costs or delays and, to the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, the Portfolio could suffer a loss. Repurchase agreements are considered to be loans by an investment company under the 1940 Act. The Opportunity Portfolio will not invest in a repurchase agreement maturing in more than seven days if any such investment, together with other illiquid investments held for the Portfolio, exceeds 15% of the Portfolio’s net assets.

          The use of repurchase agreements involves certain risks. For example, if the seller of the agreements defaults on its obligation to repurchase the underlying securities at a time when the value of these securities has declined, a Portfolio may incur a loss upon disposition of them. If the seller of the agreement becomes insolvent and subject to liquidation or reorganization under the Bankruptcy Code or other laws, a bankruptcy court may determine that the underlying securities are collateral not within the control of a Portfolio and therefore subject to sale by the trustee in bankruptcy. Finally, it is possible that a Portfolio may not be able to substantiate its interest in the underlying securities. While the managements of the Portfolios Trust acknowledge these risks, it is expected that they can be controlled through stringent security selection criteria and careful monitoring procedures.

SHORT-TERM TRADING (ALL PORTFOLIOS)

          The Portfolios may engage in short-term trading. Although a Portfolio will not make a practice of short-term trading, purchases and sales of securities will be made whenever necessary or desirable in the management’s view to achieve the investment objective of the Portfolio. A change in the securities held by a Portfolio is known as “portfolio turnover.” Management does not expect that in pursuing a Portfolio’s investment objective unusual portfolio turnover will be required and intends to keep turnover to a minimum consistent with each Portfolio’s investment objective. The trading costs and tax effects associated with portfolio turnover may adversely affect a Portfolio’s performance. The management believes unsettled market economic conditions during certain periods require greater portfolio turnover in pursuing a Portfolio’s investment objectives than would otherwise be the case. A higher incidence of portfolio turnover will result in greater transaction costs to a Portfolio.

SOVEREIGN AND SUPRANATIONAL DEBT OBLIGATIONS (SHORT DURATION PORTFOLIO, INTERNATIONAL EQUITY PORTFOLIO AND OPPORTUNITY PORTFOLIO)

          The Portfolios may invest in sovereign and supranational debt obligations. Debt instruments issued or guaranteed by foreign governments, agencies, and supranational (“sovereign debt obligations”), especially sovereign debt obligations of developing countries, may involve a high degree of risk, and may be in default or present the risk of default. The issuer of the obligation, or the governmental authorities that control the repayment of the debt, may be unable or unwilling to repay principal and interest when due, and may require renegotiation or rescheduling of debt payments. In addition, prospects for repayment of principal and interest may depend on political as well as economic factors.

SWAPS, CAPS, FLOORS AND COLLARS (SHORT DURATION PORTFOLIO)

          The Portfolio may enter into swap contracts and other similar instruments in accordance with its investment objective and policies. A swap is an agreement to exchange the return generated by one instrument for the return generated by another instrument. The payment streams are calculated by reference to a specified index and agreed upon notional amount. The term specified index includes currencies, fixed interest rates, prices and total return on interest rate indices, fixed-income indices, stock indices and commodity indices (as well as amounts derived from arithmetic operations on these indices). For example, the Portfolio may agree to swap the return generated by a fixed-income index for the return generated by a second fixed-income index. The currency swaps in which the Portfolio may enter will generally involve an agreement to pay interest streams calculated by reference to interest income linked to a specified index in one currency in exchange for a specified index in another currency. Such swaps may involve initial and final exchanges that correspond to the agreed upon notional amount.

          The swaps in which the Portfolio may engage also include rate caps, floors and collars under which one party pays a single or periodic fixed amount(s) (or premium) and the other party pays periodic amounts based on the movement of a specified index.

          The Portfolio will usually enter into swaps on a net basis, i.e., the two return streams are netted out in a cash settlement on the payment date or dates specified in the instrument, with the Portfolio receiving or paying, as the case may be, only the net amount of the two returns. The Portfolio’s obligations under a swap agreement will be accrued daily (offset against any amounts owing to the Portfolio) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the maintenance of a segregated account consisting of cash, U.S. Government Securities, or other liquid securities.

          Interest rate swaps do not involve the delivery of securities, other underlying assets or principal. Accordingly, the risk of loss with respect to interest rate swaps is limited to the net amount of interest payments that the Portfolio is contractually obligated to make. If the other party to an interest rate swap defaults, the Portfolio’s risk of loss consists of the net amount of interest payments that the Portfolio is contractually entitled to receive. In contrast, currency swaps usually involve the delivery of the entire principal value of one designated currency in exchange for the other designated currency. Therefore, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations. If there is a default by the counterparty, the Portfolio may have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid. Caps, floors and collars are more recent innovations for which standardized documentation has not yet been fully developed and, accordingly, they are less liquid than swaps.

          The use of swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Adviser is incorrect in its forecasts of market values, interest rates and currency exchange rates, the investment performance of the Portfolio would be less favorable than it would have been if this investment technique were not used.

U.S. GOVERNMENT SECURITIES (ALL PORTFOLIOS)

          The Portfolios may invest in U.S. Government Securities to the extent set forth in the Part A and this Part B. The International Equity Portfolio may invest in U.S. Government Securities for liquidity purposes and for temporary defensive purposes. U.S. Government Securities include bills, notes, and bonds issued by the U.S. Treasury and securities issued or guaranteed by agencies or instrumentalities of the U.S. Government.

          Some U.S. Government Securities are supported by the direct full faith and credit pledge of the U.S. Government; others are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as securities issued by the FNMA, are supported by the discretionary authority of the U.S. Government to purchase the agencies’ obligations; and others are supported only by the credit of the issuing or guaranteeing instrumentality. There is no assurance that the U.S. Government will provide financial support to an instrumentality it sponsors when it is not obligated by law to do so.

WARRANTS (GROWTH PORTFOLIO, INTERNATIONAL EQUITY PORTFOLIO AND VALUE PORTFOLIO)

          A warrant is an instrument issued by a corporation that gives the holder the right to subscribe to a specific amount of the corporation’s capital stock at a set price for a specified period of time. Warrants do not represent ownership of the securities, but only the right to buy the securities. The prices of warrants do not necessarily move parallel to the prices of underlying securities. Warrants may be considered speculative in that they have no voting rights, pay no dividends, and have no rights with respect to the assets of a corporation issuing them. Once a warrant expires, it has no value in the market. Warrant positions will not be used to increase the leverage of a Portfolio. Consequently, warrant positions are generally accompanied by cash positions equivalent to the required exercise amount.

WHEN-ISSUED AND DELAYED-DELIVERY SECURITIES (SHORT DURATION PORTFOLIO)

          The Portfolio may purchase securities on a when-issued or delayed-delivery basis. For example, delivery of and payment for these securities can take place a month or more after the date of the transaction. The when-issued securities are subject to market fluctuation and no interest accrues to the purchaser during this period. The payment obligation and the interest rate that will be received on the securities are each fixed at the time the purchaser enters into the commitment. Purchasing on a when-issued basis is a form of leveraging and can involve a risk that the yields available in the market when the delivery takes place may actually be higher than those obtained in the transaction itself in which case there could be an unrealized loss at the time of delivery. If the other party to a when-issued transaction fails to deliver or pay for the security, the Portfolio could miss a favorable price or yield opportunity or suffer a loss.

          The Short Duration Portfolio may invest in “when-issued” municipal obligations. New issues of municipal obligations may be offered on a “when-issued” or “forward delivery” basis. The payment obligation and the interest rate that will be received on the municipal obligations offered on this basis are each fixed at the time the Portfolio commits to the purchase, although settlement, i.e., delivery of and payment for the municipal obligations, takes place beyond customary settlement time (but normally within 45 days of the commitment). Between the time the Portfolio commits to purchase the “when-issued” or “forward delivery” municipal obligation and the time delivery and payment are made, the “when-issued” or “forward delivery” municipal obligation is treated as an asset of the Portfolio and the amount which the Portfolio is committed to pay for that municipal obligation is treated as a liability of the Portfolio. No interest on a “when-issued” or “forward delivery” municipal obligation is accrued for the Portfolio until delivery occurs. Although the Portfolio only makes commitments to purchase “when-issued” or “forward delivery” municipal obligations with the intention of actually acquiring them, the Portfolio may sell these obligations before the settlement date if deemed advisable by the Adviser.

          Purchasing municipal obligations on a “when-issued” or “forward delivery” basis can involve a risk that the yields available in the market on the settlement date may actually be higher (or lower) than those obtained in the transaction itself and, as a result, the “when-issued” or “forward delivery” municipal obligation may have a lesser (or greater) value at the time of settlement than the Portfolio’s payment obligation with respect to that municipal obligation. Furthermore, if the Portfolio sells the “when-issued” or “forward delivery” municipal obligation before the settlement date, or if the Portfolio sells other obligations from the Portfolio’s portfolio in order to meet the payment obligations, the Portfolio may realize a capital gain, which is not exempt from federal income taxation.

          Municipal obligations purchased on a “when-issued” or “forward delivery” basis and the securities held in the Portfolio’s portfolio are subject to changes in value (both generally changing in the same way, that is, both experiencing appreciation when interest rates decline and depreciation when interest rates rise) based upon the public’s perception of the creditworthiness of the issuer and changes, real or anticipated, in the level of interest rates. In order to invest the Portfolio’s assets immediately, while awaiting delivery of securities purchased on a “when-issued” or “forward delivery” basis, short-term obligations that offer same day settlement and earnings normally are purchased. Although short-term investments normally are in tax-exempt securities, short-term taxable securities may be purchased if suitable short-term tax-exempt securities are not available. At the time the Short Duration Portfolio enters into a transaction on a “when-issued” or forward delivery basis, it will segregate cash, cash equivalents or high quality debt securities equal to the amount of the “when-issued” or “forward delivery” commitment. For the purpose of determining the adequacy of the securities segregated, the securities are valued at market value. If the market value of such securities declines, additional cash or high quality debt securities are segregated daily so that the value of the segregated securities equals the amount of the Portfolio’s commitments. On the settlement date of the “when-issued” or “forward delivery” securities, the Portfolio’s obligations are met from then-available cash flow, sale of segregated securities, sale of other securities or, although not normally expected, from sale of the “when-issued” or “forward delivery” securities themselves (which may have a value greater or lesser than the Portfolio’s payment obligations).

ZERO COUPON OBLIGATIONS (SHORT DURATION PORTFOLIO)

          The Portfolio may invest in zero coupon obligations, which are fixed-income securities that do not make regular interest payments. Instead, zero coupon obligations are sold at substantial discounts from their face value. The Portfolio will accrue income on these investments for tax and accounting purposes, which is distributable to shareholders and which, because no cash is received at the time of accrual, may require the liquidation of other portfolio securities to satisfy the Portfolio’s distribution obligations, in which case the Portfolio will forego the purchase of additional income-producing assets with these funds. The difference between a zero coupon obligation’s issue or purchase price and its face value represents the imputed interest an investor will earn if the obligation is held until maturity. Zero coupon obligations may offer investors the opportunity to earn higher yields than those available on ordinary interest-paying obligations of similar credit quality and maturity. However, zero coupon obligation prices may also exhibit greater price volatility than ordinary fixed-income securities because of the manner in which their principal and interest are returned to the investor.

PORTFOLIO TURNOVER

          The Portfolios are managed generally without regard to restrictions on portfolio turnover. In general, the Portfolios will not trade for short-term profits, but when circumstances warrant, investments may be sold without regard to the length of time held. The primary consideration in placing portfolio security transactions with broker-dealers for execution is to obtain, and maintain the availability of, execution at the most favorable prices and in the most effective manner possible. Each Subadviser engages in portfolio trading for a Portfolio if it believes a transaction net of costs (including custodian charges) will help achieve the investment objective of the Portfolio. In managing a Portfolio’s portfolio, a Subadviser seeks to take advantage of market developments, yield disparities and variations in the creditworthiness of issuers. Expenses to each Portfolio, including brokerage commissions, and the realization of capital gains which are taxable to the Portfolio’s shareholders tend to increase as the portfolio turnover increases.

          For the fiscal years ended October 31, 2009 and 2008, the portfolio turnover rate for each Portfolio was:

PORTFOLIO	2009	2008

Growth Portfolio	65.67%	157.87%
International Equity Portfolio	58.31%	28.98%
Opportunity Portfolio	64.91%	80.42%
Value Portfolio	19.77%	24.61%

          If a Portfolio has a high portfolio turnover rate (e.g. 100% or more), transaction costs incurred by the Portfolio, and the realized capital gains and losses of the Portfolio, may be greater than those of a Portfolio with a lesser portfolio turnover rate. See “Portfolio Transactions” and “Tax Matters” below.

PORTFOLIO TRANSACTIONS

          For the purposes of this section, the term “Adviser” also includes the Subadviser for the Portfolios.

          The Adviser is primarily responsible for portfolio decisions and the placing of portfolio transactions. The Trust has no obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities for the Portfolios. Allocation of transactions, including their frequency, to various dealers is determined by the Adviser in its best judgment and in a manner deemed to be in the best interest of each Portfolio’s shareholders rather than by any formula. In placing orders for each Portfolio, the primary consideration is prompt execution of orders in an effective manner at the most favorable price, although each Portfolio does not necessarily pay the lowest spread or commission available. Other factors taken into consideration are the dealer’s general execution and operational facilities, the type of transaction involved and other factors such as the dealer’s risk in positioning the securities. To the extent consistent with applicable legal requirements, the Adviser may place orders for the purchase and sale of investments for a Portfolio with a broker-dealer affiliate of the Adviser.

          The Adviser may, in circumstances in which two or more dealers are in a position to offer comparable results, give preference to a dealer which has provided statistical or other research services to the Adviser. By allocating transactions in this manner, the Adviser is able to supplement its research and analysis with the views and information of securities firms. These services, which in some cases may also be purchased for cash, include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services are of value to the Adviser in advising several of its clients (including the Portfolios), although not all of these services are necessarily useful and of value in managing each Portfolio. The management fee paid from a Portfolio is not reduced because the Adviser and its affiliates receive such services.

          Generally, fixed income securities and money market securities are traded on a principal basis and do not involve brokerage commissions. Under the 1940 Act, persons affiliated with HSBC Bank USA or the Adviser (including any Subadviser) are prohibited from dealing with a Portfolio as a principal in the purchase and sale of securities except in accordance with regulations adopted by the Securities and Exchange Commission (“SEC”). A Portfolio may purchase municipal obligations from underwriting syndicates of which the Adviser or an affiliate is a member under certain conditions in accordance with the provisions of a rule adopted under the 1940 Act. Under the 1940 Act, persons affiliated with the Adviser or a Portfolio may act as a broker for the Portfolio. In order for such persons to effect any portfolio transactions for a Portfolio, the commissions, fees or other remuneration received by such persons must be reasonable and fair compared to the commissions, fees or other remunerations paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold on an exchange during a comparable period of time. This standard would allow the affiliate to receive no more than the remuneration which would be expected to be received by an unaffiliated broker in a commensurate arms-length transaction. The Trustees of the Trust regularly review any commissions paid by the Portfolios to affiliated brokers. The Portfolios will not do business with, nor pay commissions to, affiliates of the Adviser in any portfolio transactions where they act as principal.

          As permitted by Section 28(e) of the Securities Exchange Act of 1934, the Adviser may cause a Portfolio to pay a broker-dealer, which provides “brokerage and research services” (as defined in the Act) to the Adviser, an amount of commission for effecting a securities transaction for a Portfolio in excess of the commission which another broker-dealer would have charged for effecting that transaction, provided the Adviser determines in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of either a particular transaction or its respective overall responsibilities to the Portfolio or to its other clients. Not all of such services are useful or of value in advising each Portfolio.

          The term “brokerage and research services” includes advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or of purchasers or sellers of securities; furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; and effecting securities transactions and performing functions incidental thereto, such as clearance and settlement. Although commissions paid on every transaction will, in the judgment of the Adviser, be reasonable in relation to the value of the brokerage services provided, commissions exceeding those which another broker might charge may be paid to broker-dealers who were selected to execute transactions on behalf of the Portfolio and the Adviser’s other clients, in part, for providing advice as to the availability of securities or of purchasers or sellers of securities and services in effecting securities transactions and performing functions incidental thereto, such as clearance and settlement. The SEC published interpretative guidance that tightened previously existing standards concerning the types of expenses that qualify for the Section 28(e) safe harbor and set forth certain steps that investment advisers need to take in order to ensure such qualification.

          Investment decisions for each Portfolio and for the other investment advisory clients of the Adviser are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors, in addition to basic suitability for the particular client involved. Thus, a particular security may be bought for certain clients even though it could have been sold for other clients at the same time, and a particular security may be sold for certain clients even though it could have been bought for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling that same security. In some instances, one client may sell a particular security to another client. Two or more clients may simultaneously purchase or sell the same security, in which event, each day’s transactions in that security are, insofar as practicable, averaged as to price and allocated between such clients in a manner which, in the Adviser’s opinion, is equitable to each and in accordance with the amount being purchased or sold by each. In addition, when purchases or sales of the same security for a Portfolio and for other clients of the Adviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantage available to large denomination purchases or sales. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients in terms of the price paid or received or of the size of the position obtainable. It is recognized that in some cases, this system could have a detrimental effect on the price or volume of the security as far as a Portfolio is concerned. In other cases, however, the Adviser believes that a Portfolio’s ability to participate in volume transactions will produce better executions for the Portfolio.

          The Board has adopted a policy to ensure compliance with Rule 12b-1(h) under the 1940 Act in the selection of broker-dealers to execute portfolio transactions for the Portfolios. Generally, Rule 12b-1(h) prohibits the Portfolios from compensating a broker-dealer for promotion or sale of Portfolio shares by directing to the broker-dealer securities transactions or remuneration received or to be received from such portfolio securities transactions.

          If a Portfolio invests primarily in fixed-income securities, it is anticipated that most purchases and sales will be with the issuer or with underwriters of or dealers in those securities, acting as principal. Accordingly, such Portfolios would not ordinarily pay significant brokerage commissions with respect to their securities transactions.

          In the United States and in some other countries, debt securities are traded principally in the over-the-counter market on a net basis through dealers acting for their own account and not as brokers. In other countries, both debt and equity securities are traded on exchanges at fixed commission rates. The cost of securities purchased from underwriters includes an underwriter’s commission or concession, and the prices at which securities are purchased and sold from and to dealers include a dealer’s mark-up or mark-down. The Adviser normally seeks to deal directly with the primary market makers or on major exchanges unless, in its opinion, better prices are available elsewhere. Subject to the requirement of seeking execution at the best available price, securities may, as authorized by each Portfolio’s investment advisory agreement, be bought from or sold to dealers who have furnished statistical, research and other information or services to the Adviser. At present, no arrangements for the recapture of commission payments are in effect.

          For the fiscal years ended October 31, 2009, 2008 and 2007, the Portfolios paid aggregate brokerage commissions as shown in the following table:

PORTFOLIO	2009	2008	2007

Growth Portfolio	$114,578	$140,901	$70,608
International Equity Portfolio	$161,572	$175,553	$200,585
Opportunity Portfolio	$270,641	$437,421	$379,176
Value Portfolio	$28,449	$33,677	$17,808

          During the fiscal year ended October 31, 2009, the Portfolios acquired securities issued by their regular brokers or dealers, or their parent companies, as reflected in the table below. The following shows the aggregate holdings of the securities of each such issuer as of October 31, 2009. (For these purposes a regular broker or dealer includes any of the (a) ten brokers or dealers that received the greatest dollar amount of brokerage commissions by virtue of direct or indirect participation in the Trust’s portfolio transactions during the its most recent fiscal year, (b) ten brokers or dealers that engaged as principal in the largest dollar amount of portfolio transactions of the Trust during its most recent fiscal year, or (c) ten brokers or dealers that sold the largest dollar amount of securities of the Portfolios during the Trust’s most recent fiscal year.)

	JP Morgan	Goldman Sachs & Co.	Macquarie

Growth Portfolio	$2,447,722	$1,837,836
Value Portfolio	$1,238,481
International Equity Portfolio			$801,246
Opportunity Portfolio *

*The Opportunity Portfolio did not acquire any securities issued by the Funds regular brokers, dealers, or their parent companies.

PORTFOLIO HOLDINGS

          The Board has adopted policies and procedures for the Trust relating to disclosure of the Portfolios’ portfolio securities (the “Policy”). The Policy is designed to ensure disclosure of holdings information where necessary to the Trust’s operation, or useful to a Portfolio’s shareholders, without compromising the integrity or performance of the Portfolio.

          Pursuant to applicable law, the Trust is required to disclose its complete portfolio holdings quarterly, within 60 days of the end of each fiscal quarter. The Trust discloses a complete schedule of investments in each Semi-Annual Report and Annual Report to Shareholders or, following the first and third fiscal quarters, in quarterly holdings reports filed with the SEC on Form N-Q. Semi-Annual and Annual Reports are distributed to shareholders. Quarterly holdings reports filed with the SEC on Form N-Q are not distributed to shareholders, but are available, free of charge, on the EDGAR database on the SEC’s website at www.sec.gov. These reports are available, free of charge, on the Trusts’ website at www.investorfunds.us.hsbc.com.

          The Trust’s website also provides information about each Portfolio’s top 10 holdings, sector holdings and other characteristics data as of the end of the most recent month. The Trust may publish each Portfolio’s full portfolio holdings fifteen (15) days after the end of each month. This information is available until updated as of the following month. The information on the Trust’s website is publicly available to all categories of persons.

          The Trust or the Adviser may share non-public holdings information of the Trust sooner than 60 days of the end of the fiscal quarter with the Adviser and other service providers to the Trusts (including the Trust’s custodian, the Sub-Administrator; and pricing services such as FT Interactive). In addition, the Trust may share non-public holdings information with mutual fund ranking and rating services, including Standard & Poor’s Corporation, Morningstar, Lipper Analytical Services and Bloomberg L.P. These service providers and other entities owe contractual, fiduciary, or other legal duties of confidentiality to the Trust or the Adviser that foster reasonable expectations that holdings information will not be misused. The Trust’s officers may authorize disclosure of the Trust’s holdings portfolio information to service providers where such service provider needs information to fulfill its duties.

          The Trust may also disclose information about portfolio holdings to mutual fund evaluation services that agree not to disclose the information to third parties and that enter into a Confidentiality Agreement. Such Confidentiality Agreement provides, among other things, that non-public portfolio holdings information will be kept confidential and that such information will be used solely for the purpose of analysis and evaluation of the portfolio. Disclosures may be made to other third parties under a Confidentiality Agreement satisfactory to fund counsel and the Trust’s Chief Compliance Officer (“CCO”). The Confidentiality Agreement prohibits anyone in possession of non-public holdings information from purchasing or selling securities based on such information, or from disclosing such information to other persons, except for those who are actually engaged in, and need to know, such information to perform services for the portfolio.

          Currently, the Trust has arrangements to provide additional disclosure of holdings information to the following evaluation services: Lipper, Morningstar, Bloomberg and Standard & Poor’s Corporation.

          No compensation or other consideration is paid to or received by any party in connection with the disclosure of holdings information, including the Trust, the Adviser and its affiliates.

          Pursuant to the Policy, the CCO may authorize exceptions and allow disclosures under other circumstances he or she deems appropriate. In addition, a Portfolio may disclose its holdings, as appropriate, in conformity with the foregoing principles. Compliance with the Policy (including the use of the portfolio holdings information) will be monitored by the CCO or his or her designee on a regular basis, and any violations constituting a “Material Compliance Matter” as defined under Rule 38a-1 of the 1940 Act will be reported by the CCO to the Board.

INVESTMENT RESTRICTIONS

          The Portfolios have adopted certain fundamental and non-fundamental investment restrictions. Fundamental investment restrictions may not be changed without approval by holders of a “majority of the outstanding voting securities” of a Portfolio. The term “majority of the outstanding voting securities” as used in this Part B means the vote of the lesser of (i) 67% or more of the outstanding “voting securities” of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding “voting securities” are present or represented by proxy, or (ii) more than 50% of the outstanding “voting securities.” The term “voting securities” as used in this paragraph has the same meaning as in the 1940 Act.

ALL PORTFOLIOS

          All Portfolios are subject to the following non-fundamental restrictions, in addition to the fundamental and non-fundamental restrictions set forth below under the headings for each Portfolio:

1.

The Portfolio may not purchase on margin, except for use of short-term credit as may be necessary for the clearance of purchases and sales of securities, but it may make margin deposits in connection with transactions in options, futures, and options on futures.

2.

The Portfolio may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short, and provided that transactions in options and futures contracts are not deemed to constitute short sales of securities.

3.

The Portfolio may not invest in securities of any registered investment company, except to the extent permitted under the 1940 Act generally, or in accordance with any exemptive order granted to the Trust by the SEC.

SHORT DURATION PORTFOLIO

          As a matter of fundamental policy, the Portfolio will not:

1.	borrow money, except to the extent permitted under the 1940 Act;

2.	issue any senior securities, except as permitted under the 1940 Act;

3.

act as underwriter of securities within the meaning of the 1933 Act, except insofar as it might be deemed to be an underwriter upon disposition of certain portfolio securities acquired within the limitation of purchases of restricted securities;

4.

purchase or sell real estate, provided that the Portfolio may invest in securities secured by real estate or interests therein or issued by companies that invest in real estate or interests therein or are engaged in the real estate business, including real estate investment trusts;

5.

purchase or sell commodities or commodity contracts, except that the Portfolio may deal in forward foreign exchange transactions between currencies of the different countries in which it may invest and purchase and sell stock index and currency options, stock index futures, financial futures and currency futures contracts and related options on such futures;

6.

make loans except through loans of portfolio securities, entry into repurchase agreements, acquisitions of securities consistent with its investment objective and policies and as otherwise permitted by the 1940 Act; and

7.

purchase any securities, which would cause 25% or more of the value of the Portfolio’s total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that (a) there is no limitation with respect to (i) instruments issued or guaranteed by the United States, any state, territory or possession of the United States, the District of Columbia or any of their authorities, agencies, instrumentalities or political subdivisions, and (ii) repurchase agreements secured by the instruments described in clause (i); (b) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents; and (c) utilities will be divided according to their services; for example, gas, gas transmission, electric and gas, electric and telephone will each be considered a separate industry.

          In applying fundamental policy number 7, mortgage-backed securities need not be considered a single industry, and shall be classified as follows for purposes of the concentration policy. Mortgage-backed securities issued by governmental agencies and government-related organizations shall be excluded from the limitation in fundamental policy number seven. Private mortgage-backed securities (i.e., not issued or guaranteed by a governmental agency or government-related organization) that are backed by mortgages on commercial properties shall be treated as a separate industry from private mortgage-backed securities backed by mortgages on residential properties.

GROWTH PORTFOLIO AND VALUE PORTFOLIO

          As a matter of fundamental policy, the Portfolio will not:

1.	invest in physical commodities or contracts on physical commodities;

2.

purchase or sell real estate, although it may purchase and sell securities of companies which deal in real estate, other than real estate limited partnerships, and may purchase and sell marketable securities which are secured by interests in real estate;

3.

make loans, except for the lending of portfolio securities pursuant to guidelines established by the Board of Trustees and except as otherwise in accordance with the Portfolio’s investment objective and policies;

4.

borrow money, except from a bank as a temporary measure to satisfy redemption requests or for extraordinary or emergency purposes, provided that the Portfolio maintains asset coverage of at least 300% for all such borrowings;

5.	underwrite the securities of other issuers (except to the extent that the Portfolio may be deemed to be an underwriter within the meaning of the 1933 Act in the disposition of restricted securities);

6.

acquire any securities of companies within one industry, if as a result of such acquisition, more than 25% of the value of the Portfolio’s total assets would be invested in securities of companies within such industry; provided, however, that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, when the Portfolio adopts a temporary defensive position;

7.	issue senior securities, except as permitted under the 1940 Act;

8.

with respect to 75% of its assets, the Portfolio will not purchase securities of any issuer if, as a result, more than 5% of the Portfolio’s total assets taken at market value would be invested in the securities of any single issuer; and

9.	with respect to 75% of its assets, the Portfolio will not purchase a security if, as a result, the Portfolio would hold more than 10% of the outstanding voting securities of any issuer.

As a matter of non-fundamental policy, the Portfolio will not:

1.

enter into a futures contract if, immediately thereafter, the value of securities and other obligations underlying all such futures contracts would exceed 50% of the value of the Portfolio’s total assets. Moreover, the Portfolio will not purchase put and call options if, as a result, more than 5% of its total assets would be invested in such options.

2.

invest in warrants, valued at the lower of cost or market, in an amount in excess of 5% of its total assets, except that this limitation does not apply to warrants acquired in units or attached to securities.

INTERNATIONAL EQUITY PORTFOLIO

          As a matter of fundamental policy, the International Equity Portfolio will not:

1.	invest in physical commodities or contracts on physical commodities;

2.

purchase or sell real estate, although it may purchase and sell securities of companies which deal in real estate, other than real estate limited partnerships, and may purchase and sell marketable securities which are secured by interests in real estate;

3.

make loans, except for the lending of portfolio securities pursuant to guidelines established by the Board of Trustees and except as otherwise in accordance with the Portfolio’s investment objective and policies;

4.

borrow money, except from a bank as a temporary measure to satisfy redemption requests or for extraordinary or emergency purposes, provided that the Portfolio maintains asset coverage of at least 300% for all such borrowings;

5.	underwrite the securities of other issuers (except to the extent that the Portfolio may be deemed to be an underwriter within the meaning of the 1933 Act in the disposition of restricted securities);

6.

acquire any securities of companies within one industry, if as a result of such acquisition, more than 25% of the value of the Portfolio’s total assets would be invested in securities of companies within such industry; provided, however, that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, when the Portfolio adopts a temporary defensive position;

7.	issue senior securities, except as permitted under the 1940 Act;

8.

with respect to 75% of its assets, the Portfolio will not purchase securities of any issuer if, as a result, more than 5% of the Portfolio’s total assets taken at market value would be invested in the securities of any single issuer;

9.	with respect to 75% of its assets, the Portfolio will not purchase a security if, as a result, the Portfolio would hold more than 10% of the outstanding voting securities of any issuer.

          The International Equity Portfolio is also subject to the following restrictions which may be changed by the Board of Trustees without investor approval. As a matter of non-fundamental policy, the Portfolio will not:

1.

purchase warrants, valued at the lower of cost or market, in excess of 10% of the value of its total assets, except that this limitation does not apply to warrants acquired in units or attached to securities.

OPPORTUNITY PORTFOLIO

          As a matter of fundamental policy, the Opportunity Portfolio will not:

1.

borrow money or mortgage or hypothecate assets of the Portfolio, except that in an amount not to exceed 1/3 of the current value of the Portfolio’s net assets, it may borrow money (including through reverse repurchase agreements, forward roll transactions involving mortgage backed securities or other investment techniques entered into for the purpose of leverage), and except that it may pledge, mortgage or hypothecate not more than 1/3 of such assets to secure such borrowings, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered a pledge of assets for purposes of this restriction, and except that assets may be pledged to secure letters of credit solely for the purpose of participating in a captive insurance company sponsored by the Investment Company Institute;

2.	underwrite securities issued by other persons, except insofar as the Portfolios may technically be deemed an underwriter under the 1933 Act in selling a portfolio security;

3.

make loans to other persons except: (a) through the lending of the Portfolio’s portfolio securities, provided that any such loans not exceed 30% of the Portfolio’s total assets (taken at market value); (b) through the use of repurchase agreements or the purchase of short term obligations; or (c) by purchasing a portion of an issue of debt securities of types distributed publicly or privately;

4.

purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (except futures and option contracts) in the ordinary course of business (except that the Portfolio may hold and sell, for the Portfolio’s portfolio, real estate acquired as a result of the Portfolio’s ownership of securities);

5.

concentrate its investments in any particular industry (excluding U.S. Government Securities), but if it is deemed appropriate for the achievement of a Portfolio’s investment objective(s), up to 25% of its total assets may be invested in any one industry;

6.

issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered to be the issuance of a senior security for purposes of this restriction; and

7.	with respect to 75% of its assets, invest more than 5% of its total assets in the securities (excluding U.S. Government Securities) of any one issuer.

          The Opportunity Portfolio is also subject to the following restrictions which may be changed by the Board of Trustees without shareholder approval.

          As a matter of non-fundamental policy, the Opportunity Portfolio will not:

1.

purchase warrants, valued at the lower of cost or market, in excess of 10% of the value of its total assets, except that this limitation does not apply to warrants acquired in units or attached to securities;

2.

write puts and calls on securities unless each of the following conditions are met: (a) the security underlying the put or call is within the investment policies of the Portfolio and the option is issued by the Options Clearing Corporation, except for put and call options issued by non-U.S. entities or listed on non-U.S. securities or commodities exchanges; (b) the aggregate value of the obligations underlying the puts determined as of the date the options are sold shall not exceed 50% of the Portfolio’s net assets; (c) the securities subject to the exercise of the call written by the Portfolio must be owned by the Portfolio at the time the call is sold and must continue to be owned by the Portfolio until the call has been exercised, has lapsed, or the Portfolio has purchased a closing call, and such purchase has been confirmed, thereby extinguishing the Portfolio’s obligation to deliver securities pursuant to the call it has sold; and (d) at the time a put is written, the Portfolio establishes a segregated account with its custodian consisting of cash or short-term U.S. Government Securities equal in value to the amount the Portfolio will be obligated to pay upon exercise of the put (this account must be maintained until the put is exercised, has expired, or the Portfolio has purchased a closing put, which is a put of the same series as the one previously written); and

3.

buy and sell puts and calls on securities, stock index futures or options on stock index futures, or financial futures or options on financial futures unless such options are written by other persons and: (a) the options or futures are offered through the facilities of a national securities association or are listed on a national securities or commodities exchange, except for put and call options issued by non-U.S. entities or listed on non-U.S. securities or commodities exchanges; (b) the aggregate premiums paid on all such options, which are held at any time, do not exceed 20% of the Portfolio’s total net assets; and (c) the aggregate margin deposits required on all such futures or options thereon, held at any time, do not exceed 5% of the Portfolio’s total assets.

PERCENTAGE AND RATING RESTRICTIONS (ALL PORTFOLIOS)

          If a percentage restriction or a rating restriction on investment or utilization of assets set forth above or referred to in the Portfolios’ Part A is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the securities held by a Portfolio, or a later change in the rating of a security held by a Portfolio, is not considered a violation of policy, however the Adviser will consider such change in its determination of whether to continue to hold the security and provided further, that the Adviser will take appropriate steps, which may include the disposition of portfolio securities, as may be necessary to satisfy the applicable requirements of the 1940 Act with respect to the Portfolio’s investments in illiquid securities or any borrowings by the Portfolio.

MANAGEMENT OF THE PORTFOLIO TRUST

Trustees and Officers

          The names of the Trustees of the Portfolio Trust, their addresses, dates of birth, position(s) held with the Trusts, principal occupation(s) during the past five years, the number of portfolios in the fund complex overseen, and other directorships held by each Trustee are set forth below.

NAME, ADDRESS, DATE OF BIRTH	POSITION(S) HELD WITH FUND	TERM OF OFFICE AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	PORTFOLIOS IN FUND COMPLEX OVERSEEN BY TRUSTEE*	OTHER TRUSTEESHIPS HELD BY TRUSTEE

NON-INTERESTED TRUSTEES

MARCIA L. BECK P.O. Box 182845 Columbus, OH 43218-3035 Date of Birth: October 29, 1955	Trustee	Indefinite; June 2008 to present	Committee Member, Cook Center for Learning and Development (non-profit, school) (2005-present); Private Investor (June 1999 – present)	32	None

SUSAN S. HUANG P.O. Box 182845 Columbus, OH 43218-3035 Date of Birth: May 14, 1954	Trustee	Indefinite; June 2008 to present	Private Investor, self employed (2001- present); Senior Vice President, Schroeder Investment Management (2001 – 2004)	32	United Church Foundation; Huntington’s Disease Society of the U.S.; Second Congregational Church (Greenwich, CT) Endowment Funds

ALAN S. PARSOW P.O. Box 182845 Columbus, OH 43218-3035 Date of Birth: January 16, 1950	Trustee	Indefinite; 1987 to present	General Partner, Elkhorn Partners, L.P. (a private investment partnership) (1989 - present)	32	Penn Treaty American Corporation (insurance)

NAME, ADDRESS, DATE OF BIRTH	POSITION(S) HELD WITH FUND	TERM OF OFFICE AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	PORTFOLIOS IN FUND COMPLEX OVERSEEN BY TRUSTEE*	OTHER TRUSTEESHIPS HELD BY TRUSTEE

THOMAS F. ROBARDS P.O. Box 182845 Columbus, OH 43218-3035 Date of Birth: June 10, 1946	Trustee	Indefinite; 2005 to present	Partner, Robards & Co. LLC (investment and advisory services) (2005-present); Chief Financial Officer, American Museum of Natural History (2003- 2004)	32	Overseas Shipholding Group (energy transportation); Ellington Financial LLC (financial services); Big Apple Circus (entertainment)

LARRY M. ROBBINS P.O. Box 182845 Columbus, OH 43218-3035 Date of Birth: December 12, 1938	Trustee	Indefinite; 1987 to present	Private Investor (2007-present); Director, Center for Teaching and Learning, University of Pennsylvania (1999-2007)	32	None

MICHAEL SEELY P.O. Box 182845 Columbus, OH 43218-3035 Date of Birth: June 7, 1945	Chairman and Trustee	Indefinite; 1987 to present	Private Investor (2003-present); General Partner, Global Multi Manager Partners (1999-2003); President of Investor Access Corporation (1981-2003)	32	None

INTERESTED TRUSTEE

STEPHEN J. BAKER** P.O. Box 182845 Columbus, OH 43218-3035 Date of Birth: June 23, 1956	Trustee	Indefinite; 2004 to present	Chief Executive Officer, HSBC Global Asset Management (USA) Inc. and Executive Vice President, HSBC (USA), N.A. (2003 - present)	32	None

*	Includes both the Portfolio and feeder fund for Portfolios with a master/feeder structure.

**	Mr. Baker is an “interested person” of the Trust, as defined by the 1940 Act, because of his employment with the Adviser.

          The names of the officers, their addresses, dates of birth, position(s) held with each Trust, and principal occupation(s) during the past five years are described in the table below.

NAME, ADDRESS, DATE OF BIRTH	POSITION(S) HELD WITH FUND	TERM OF OFFICE AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS

RICHARD A. FABIETTI 452 Fifth Avenue New York, NY 10018 Date of Birth: October 8, 1958	President	Indefinite; 2004 to present	Senior Vice President, Head of Product Management, HSBC Global Asset Management (USA) Inc. (1998 - present)

ELBA VASQUEZ 452 Fifth Avenue New York, NY 10018 Date of Birth: December 14, 1961	Vice President	Indefinite; 2006 to present	Vice President of Product Administration, HSBC Global Asset Management (USA) Inc. (2005 - present); Vice President of Client Services, Citi (1996 - 2005)

MARTIN R. DEAN* 3435 Stelzer Road Columbus, OH 43219-3035 Date of Birth: November 27, 1963	Treasurer	Indefinite; September 2009 to present	Senior Vice President, Citi Fund Services (2007– present), Vice President (2000 – 2007)

JENNIFER A ENGLISH* 100 Summer Street Suite 1500 Boston, MA 02110 Date of Birth: March 5, 1972	Secretary	Indefinite; September 2008 to present	Senior Vice President, Regulatory Administration, Citi (2005 -present); Assistant Vice President and Assistant Counsel, PFPC, Inc. (2002-2005)

F. MARTIN FOX 100 Summer Street Suite 1500 Boston, MA 02110 Date of Birth: May 5, 1963	Assistant Secretary	Indefinite; September 2008 to present	Assistant Vice President, Regulatory Administration, Citi (May 2008 - present); Contract Attorney, Update Legal LLC (2002 - 2008)

FREDERICK J. SCHMIDT* 585 Stewart Avenue Garden City, NY 11530 Date of Birth: July 10, 1959	Chief Compliance Officer	Term expires 2010; 2004 to present	Senior Vice President and Chief Compliance Officer, CCO Services, Citi (2004 - present)

* Mr. Dean, Mr. Schmidt, and Ms. English also are officers of certain other investment companies of which Citi (or an affiliate) is the administrator or sub-administrator.

BOARD OF TRUSTEES

          Overall responsibility for management of the Trust rests with its Board of Trustees, which is elected by the shareholders of the Trust. The Trustees carry out their responsibilities in accordance with the laws of the Commonwealth of Massachusetts and the Trust’s Declaration of Trust. The Trustees elect the officers of each Trust to supervise actively its day-to-day operations.

COMMITTEES

          The Trustees of the Trust have established an Audit Committee, a Valuation and Investment Oversight Committee, Nominating and Corporate Governance Committee and a Contracts and Expense Committee for the Trust.

          Audit Committee

          The Audit Committee is comprised of Marcia L. Beck, Susan S. Huang, Alan S. Parsow, Thomas F. Robards, Larry M. Robbins and Michael Seely, who are not “interested persons” of the Trust within the meaning of the 1940 Act (the “Independent Trustees”). The Audit Committee is currently chaired by Mr. Robards. The primary purpose of the Audit Committee is to oversee the accounting and financial reporting policies, practices and internal controls of the Trust. The Audit Committee (i) recommends to the Board of Trustees the selection, retention, compensation and termination of an independent public accounting firm; (ii) annually reviews the scope of the proposed audit, the audit procedures to be utilized and the proposed audit fees; (iii) reviews the results of the annual audit with the independent auditors; (iv) reviews the annual financial statements of the Portfolios with management and the independent auditors; and (v) reviews the adequacy and effectiveness of internal controls and procedures with management and the independent auditors. The Audit Committee of the Trust held four meetings during the last fiscal year.

          Valuation and Investment Oversight Committee

          The Valuation and Investment Oversight Committee is comprised of all of the Trustees of the Trust. The Committee is currently chaired by Ms. Huang. The primary purposes of the Valuation and Investment Oversight Committee are to oversee: (i) Fund management, investment risk management, performance and brokerage practices relating to the Portfolios; (ii) the implementation and operation of the Trust’s Valuation Procedures; and (iii) the selection process for investment sub-advisers to series of the Trust. The Valuation and Investment Oversight Committee was formed in September 2009, at which time two prior Committees of the Board of Trustees with similar functions, the Valuation Committee and the Investment Oversight Committee, were disbanded. The Valuation and Investment Oversight Committee met once during the most recent fiscal year. The former Valuation Committee met one time and the former Investment Oversight Committee did not meet during the most recent fiscal year, prior to their disbandment.

          Nominating and Corporate Governance Committee

          The Nominating and Corporate Governance Committee is comprised of the Independent Trustees of the Trust. The Committee is currently chaired by Mr. Robbins. This Committee (i) makes nominations for trustee membership on the Board; (ii) evaluates on a periodic basis the operations and effectiveness of the Board as a whole; (iii) periodically reviews the composition of the Board to determine whether it may be appropriate to add individuals with different backgrounds or skills from those already on the Board; (iv) periodically reviews Board governance procedures and shall recommend any appropriate changes to the full Board; and (v) periodically reviews Trustee compensation and shall recommend any appropriate changes to the Board as a group. The Nominating and Corporate Governance Committee also considers nominees recommended by shareholders. Such recommendations should be forwarded to the President of the Trust. The Nominating and Corporate Governance Committee met four times during the most recent fiscal year.

          Contracts and Expense Committee

          The Contracts and Expense Committee (“C&E Committee”) is comprised of the Independent Trustees of the Trust. The C&E Committee is currently chaired by Ms. Beck. The primary purpose of the C&E Committee is to help ensure that the interests of the Portfolios and their shareholders are appropriately served by (i) agreements and plans to which the Trust is a party or direct beneficiary and (ii) expenses payable by the Trust and its series. The C&E Committee was formed in September 2009. The C&E Committee met twice during the most recent fiscal year.

FUND OWNERSHIP

          Listed below for each Trustee is a dollar range of securities beneficially owned in all registered investment companies overseen by each Trustee in the HSBC Investor Family of Funds, as of December 31, 2009.

NAME OF TRUSTEE	DOLLAR RANGE OF EQUITY SECURITIES IN THE PORTFOLIOS	AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES IN ALL REGISTERED INVESTMENT COMPANIES OVERSEEN BY TRUSTEE IN FAMILY OF INVESTMENT COMPANIES

INDEPENDENT TRUSTEES
Marcia L. Beck	None	None
Susan S. Huang	None	None
Alan S. Parsow	None	None
Thomas Robards	None	None
Larry M. Robbins	None	None
Michael Seely	None	None
INTERESTED TRUSTEE
Stephen J. Baker	None	None

          As of February 2, 2010, the Trustees and officers of the Trust, as a group, beneficially owned less than 1% of the outstanding shares of each Portfolio.

Trustee and Officer Compensation

          The Trust, and other registered investment companies comprising the HSBC Investor Funds, in the aggregate, pays each Independent Trustee an annual retainer of $60,000 and a fee of $5,000 for each regular meeting of the Board of Trustees, a fee of $3,000 for each special telephonic meeting, and a fee of $5,000 for each special in-person meeting, except that Mr. Robbins, as Chairman of the Board, receives an annual retainer of $80,000 and a fee of $9,000 for each regular meeting attended. Additionally, the Trust pays each Independent Trustee an annual retainer of $3,000 for each Committee on which such Trustee serves as a Committee Member, or $8,000 for Committee Chairs. and also pays each Committee Member $3,000 for each Committee meeting attended. In addition, for time expended on Board duties outside normal meetings at the request of the Chairman or a Committee Chair, a Trustee is compensated at the rate of $500 per hour, up to a maximum of $3,000 per day. For the fiscal year ended October 31, 2009, the following compensation was paid to the Trustees.

COMPENSATION FROM PORTFOLIO	Alan S. Parsow Trustee	Larry M. Robbins Trustee	Michael Seely Trustee	Thomas Robards, Trustee	Susan S. Huang Trustee	Marcia L. Beck Trustee

Intermediate Duration Fixed Income Portfolio*	$27.48	$31.48	$31.47	$29.76	$30.23	$26.47
Core Plus Fixed Income Portfolio*	$161.48	$185.36	$183.92	$174.57	$176.62	$155.46
High Yield Fixed Income Portfolio **	$10.65	$12.98	$11.70	$12.52	$11.20	$10.47
Growth Portfolio	$115.57	132.42	132.26	128.00	127.84	111.97
Value Portfolio	61.27	70.12	70.11	67.99	67.61	59.33
International Equity Portfolio	314.65	358.45	358.55	347.02	346.70	304.93
Opportunity Portfolio	21.78	24.96	24.87	24.12	24.06	21.11
PENSION OR RETIREMENT BENEFITS ACCRUED AS PART OF THE PORTFOLIOS EXPENSES(1)	None	None	None	None	None	None
ESTIMATED ANNUAL BENEFITS	None	None	None	None	None	None
TOTAL COMPENSATION FROM PORTFOLIOS AND FUND COMPLEX(2) PAID TO TRUSTEES	143,000	164,500	164,000	158,500	158,500	138,500

* The Intermediate Duration Portfolio and Core Plus Portfolio were reorganized into the Franklin Total Return Fund on in 2009

** The High Yield Portfolio was liquidated in 2009.

(1)	The Trusts do not accrue pension or retirement benefits as part of Fund expenses, and Trustees of the Trusts are not entitled to benefits upon retirement from the Board of Trustees.

(2)

For these purposes, the Fund Complex consisted of 32 Funds of HSBC Investor Funds, HSBC Advisor Funds Trust and HSBC Investor Portfolios, including offshore feeder funds, as of October 31, 2009. This does not include funds that had not commenced operations.

          None of the officers receive compensation directly from the Portfolios. Under a Compliance Services Agreement between the Trusts and Citi, Citi makes a Citi employee available to serve as the Trusts’ Chief Compliance Officer. Under the Agreement, Citi also provides infrastructure and support in implementing the written policies and procedures comprising the Fund Compliance Program. This includes providing support services to the Chief Compliance Officer, developing standards for reports to the Board by Citi and other service providers, and assisting in preparing or providing documentation for the Board to make findings and conduct reviews pertaining to the Fund Compliance Program and related policies and procedures of Fund service providers. The Agreement also covers arrangements under which Citi employees serve the Trusts in certain other officer capacities, which may include the Chief Financial Officer. For the services provided under the Agreement, the Trusts currently pay Citi $266,099 per annum, plus certain out of pocket expenses. Citi pays the salary and other compensation earned by any such individuals as employees of Citi.

Proxy Voting

          The Portfolio Trust has adopted Proxy Voting Policies that delegate the responsibility of voting proxies to the Portfolios’ Adviser and Subadvisers. The Proxy Voting Policies of the Trust, Adviser and Subadvisers are attached as Appendices D-G.

          Information regarding how the Portfolios voted proxies relating to portfolio securities during the 12-month period ending June 30, 2009 is available (i) without charge, upon request, by calling 1-800-782-8183; and (ii) on the SEC’s website at http://www.sec.gov.

INVESTMENT ADVISORY AND OTHER SERVICES

Investment Adviser

          HSBC Global Asset Management (USA) Inc. is the investment adviser to each Portfolio pursuant to an investment advisory contract (the “Advisory Contract”) with the Portfolio Trust. For its services, the Adviser is entitled to a fee from each Portfolio, which is accrued daily and paid monthly, and which is based on the Portfolio’s daily net assets, at an annual rate as set forth below. In the case of the Equity Portfolios, these amounts do not include sub-advisory fees paid to the respective Subadvisers.

PORTFOLIO	ASSET RANGE	FEE

Short Duration Portfolio	on all Assets	0.40%

Growth Portfolio	on all Assets	0.175	%*

International Equity Portfolio	on all Assets	0.25	%*

Opportunity Portfolio	on all Assets	0.25	%*

Value Portfolio	on all Assets	0.175	%*

* Each of the Equity Portfolios pays an additional Sub –Advisory fee to the relevant Subadviser at rates described below under “Subadviser.”

          For the fiscal years ended October 31, 2009, 2008 and 2007, the aggregate amount of advisory fees (including sub-advisory fees, where applicable) paid by the Portfolios were:

PORTFOLIO^	2009	2008*	2007

Growth Portfolio	$456,575	$419,329	$350,983
International Equity Portfolio	$1,287,301	$2,264,311	$2,579,245
Opportunity Portfolio	$916,022	$1,494,232	$1,751,650
Value Portfolio	$240,377	$361,899	$403,225

^	The Short Duration Portfolio has not commenced operations as of October 31, 2009.

*	Expense does not include deductions for waivers.

          The Advisory Contract for each Portfolio will continue in effect through December 31, 2010. Thereafter, the Advisory Contract will continue in effect with respect to each Portfolio for successive periods not to exceed one (1) year, provided such continuance is approved at least annually (i) by the holders of a majority of the outstanding voting securities of the Portfolio or by the Trust’s Board of Trustees, and (ii) by a majority of the Trustees of a Trust or the Portfolio Trust who are not parties to the Advisory Contract or “interested persons” (as defined in the 1940 Act) of any such party. Notwithstanding the foregoing, the Advisory Contract may be terminated with respect to a Portfolio without penalty by either party on 60 days’ written notice and will terminate automatically in the event of its assignment, within the meaning of the 1940 Act.

          The Adviser, located at 452 Fifth Avenue, New York, New York 10018, is a wholly-owned subsidiary of HSBC Bank USA, NA (“HSBC Bank”), which is a wholly-owned subsidiary of HSBC USA, Inc., a registered bank holding company. No securities or instruments issued by HSBC USA, Inc. or HSBC Bank will be purchased for a Portfolio.

          The Advisory Contract for each Portfolio provides that the Adviser will manage the portfolio of the Portfolio, either directly or through one or more subadvisers, and will furnish to the Portfolio investment guidance and policy direction in connection therewith. The Adviser has agreed to provide to the Portfolio Trust, among other things, information relating to composition, credit conditions and average maturity of the portfolio of the Portfolio. Pursuant to the Advisory Contract, the Adviser also furnishes to the Portfolio Trust’s Board of Trustees periodic reports on the investment performance of each Portfolio.

          If the Adviser were prohibited from performing any of its services for the Portfolio Trust, it is expected that the Board of Trustees would recommend to the holders of interests in the Portfolios that they approve new agreements with another entity or entities qualified to perform such services and selected by the Board.

          The investment advisory services of the Adviser to the Portfolios are not exclusive under the terms of the Advisory Contract. The Adviser is free to and does render investment advisory services to others.

          The Trust and the Adviser have received an exemptive order from the SEC that allows the Adviser to enter into new investment sub-advisory contracts and to make material changes to existing sub-advisory contracts with the approval of the Board of Trustees of the Trust, but without shareholder approval. This authority is subject to certain conditions, including the requirement that the Trustees (including a majority of Independent Trustees) of the Trust must approve any new or amended agreements with subadvisers. In accordance with the exemptive order received from the SEC, an information statement providing details about the appointment of the new subadviser will be mailed to shareholders within 120 days of the change in subadviser. Shareholders will also receive an information statement describing material changes to a sub-advisory contract between the Adviser and a subadviser within 120 days of the material change. The Adviser remains responsible for the performance of each Portfolio, oversees subadvisers to ensure compliance with each Portfolio’s investment policies and guidelines, and monitors each subadviser’s adherence to its investment style and performance results in order to recommend any changes in a subadviser to the appropriate Trust’s Board of Trustees.

SUBADVISERS

          For the Portfolios listed below, the Adviser has retained a subadviser (a “Subadviser”) which is responsible for the investment management of the Portfolio’s assets, including making investment decisions and placing orders for the purchase and sale of securities for the Portfolio directly with the issuers or with brokers or dealers selected by the Subadviser in its discretion.

          The investment advisory services of each Subadviser are not exclusive under the terms of its sub-advisory agreement. The Subadviser is free to and does render investment advisory services to others.

          The Subadviser also furnishes to the Board of Trustees of the Trust, which has overall responsibility for the business and affairs of the Trust, periodic reports on its services and the investment performance of the relevant Portfolio.

          Growth Portfolio

          Winslow Capital Management, Inc. (“Winslow”), located at 4720 IDS Tower, 80 South Eighth Street, Minneapolis, Minnesota 55402, serves as the Portfolio’s Subadviser. For its services, the Subadviser receives a fee computed daily on the basis of the average daily net assets of all Winslow serviced funds and separate accounts affiliated with the Adviser, including the Portfolio, at an annual rate of 0.40% of the first $250 million of combined assets; 0.35% on the next $250 million of combined assets; 0.30% on the next $250 million of combined assets; 0.25% on the next $250 million of combined assets and 0.20% thereafter. Prior to May 13, 2008, Waddell & Reed Investment Management Company was the subadviser to the Portfolio.

          For the fiscal years ended October 31, 2009, 2008 and 2007, the Portfolio paid sub-advisory fees of $317,429, $$275,558 and $$221,902, respectively.

          International Equity Portfolio

          AllianceBernstein L.P. (“AllianceBernstein”), is the Subadviser to the International Equity Portfolio. AllianceBernstein is located at 1345 Avenue of the Americas New York, NY 10105.

          For its services, AllianceBernstein receives a fee based on the Portfolio’s average daily net assets, at the annual rate of 0.765% of net assets up to $10 million, 0.675% of net assets over $10 million up to $25 million, 0.54% of net assets over $25 million up to $50 million, 0.45% of net assets over $50 million up to $100 million, and 0.36% of net assets over of $100 million.

For the fiscal years ended October 31, 2009, 2008 and 2007, sub-advisory fees from the Portfolio aggregated $832,534, $$1,441,429 and $$1,595,027, respectively.

          Opportunity Portfolio

          Westfield Capital Management Company, L.P. (“Westfield”), is the Opportunity Portfolio’s Subadviser. Westfield, a partnership jointly owned by its management team owners and by Boston Private Financial Holdings, Inc., was founded in 1989 and supervises domestic growth equity portfolios. Its principal office is located at One Financial Center, Boston, MA 02111. Westfield uses a team approach to investment management. The team consists of 14 professionals with an average 17 years of investment experience. Westfield’s goal is to deliver consistent investment results where its investment philosophy may be maintained through teamwork rather than individual efforts. For its services, the Subadviser receives a fee equal on an annual basis to 0.55% of the Portfolio’s average daily net assets.

          For the fiscal years ended October 31, 2009, 2008 and 2007, the Portfolio paid sub-advisory fees equal to $629,765, $$1,027,285 and $$1,204,260, respectively.

          Value Portfolio

          NWQ Investment Management Co., LLC (“NWQ”), located at 2049 Century Park East, 16th Floor, Los Angeles, CA 90067, serves as the Value Portfolio’s Subadviser.

          NWQ is a subsidiary of Nuveen Investments, Inc. (“Nuveen”). See below for NWQ ownership description.

          On November 13, 2007, Nuveen was acquired by equity investors led by Madison Dearborn Partners, LLC (“MDP”). MDP is a private equity firm based in Chicago, Illinois. The investor group led by MDP includes affiliates of Merrill Lynch, which has since been acquired by Bank of America Corporation.

          For its services, the Subadviser receives a fee based on the Portfolio’s average daily net assets, at the annual rate of 0.35% of net assets up to $500 million, 0.30% of net assets over $500 million up to $1 billion, and 0.25% of net assets over $1 billion.

          For the fiscal years ended October 31, 2009, 2008 and 2007, the Portfolio paid sub-advisory fees equal to $160,251, $$241,267 and $$268,817, respectively.

PORTFOLIO MANAGERS

          Part A identifies the individual or individuals who are primarily responsible for the day-to-day management of the Portfolios (the “portfolio manager(s)”). This section of Part B contains certain additional information about the portfolio managers, their compensation, other accounts managed by them, and potential conflicts of interest. This section is broken down into two parts, the first which covers the Short Duration Portfolio managed by the Adviser, and the second part covers the Equity Portfolios managed by various Subadvisers. In each section, there is information in a tabular format, as of October 31, 2009 (unless a more recent date is indicated), about the other accounts, if any, in addition to the relevant fund or funds, over which the portfolio manager(s) also have primary responsibility for day-to-day management.

          Each of the tables below shows the number of other accounts managed by the portfolio manager(s) and the total assets in those accounts within each of the following categories: registered investment companies, other pooled investment vehicles, and other accounts. For each category of accounts, the tables also show the number of accounts and the total assets in the accounts with respect to which the advisory fee paid by the account holder is based on account performance, if applicable.

Portfolio Ownership of Portfolio Managers

          None of the portfolio managers beneficially owned shares of the Portfolio or Portfolios they manage as of October 31, 2009.

HSBC Global Asset Management (USA) Inc. (Adviser for the Short Duration Portfolio)

Name of Portfolio Manager	Number of Other Accounts Managed and Total Assets by Account Type			Number of Accounts and Total Assets for Which Advisory Fee is Performance Based

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts

John F. Chiodi, Jr.	6	1	3	—	—	—
	$30.5 billion	$2.8 billion	$356 million	—	—	—
Kenneth Carty	6	1	3	—	—	—
	$30.5 billion	$2.8 billion	$356 million	—	—	—
Jason E. Moshos	6	1	3	—	—	—
	$30.5 billion	$2.8 billion	$356 million	—	—	—

Portfolio Manager Compensation Structure

          As employees of the Adviser, or affiliates of the Adviser (“HSBC affiliates”), the portfolio managers are compensated by the respective HSBC affiliate or by the Adviser, for their services. Their compensation has the following components (1) a base salary consisting of a fixed amount, (2) a discretionary bonus, which is paid partially in cash and partially in restricted shares of HSBC Holdings, Ltd., and (3) eligibility for participation in the 401(k) retirement plan and other employee benefits programs generally made available to the Adviser’s employees.

          The restricted shares are currently awarded on a yearly basis under the HSBC Holdings Ltd. Restricted Share Plan 2000 and are denominated in ordinary shares. The shares earn dividend equivalents but do not have voting rights. Generally, the shares vest in full upon the 3rd anniversary of the date of grant as long as the awardee remains in the employ of the HSBC Group during the restricted period. The shares are taxed at vest and treated as ordinary income.

          Amounts paid to the portfolio managers as discretionary bonus and as deferred compensation are paid at the discretion of the relevant manager to whom the portfolio manager reports. Amounts paid as discretionary bonuses and as deferred compensation will vary based upon the relevant manager’s assessment of the portfolio manager’s performance, taking into account the relevant business unit’s financial performance during the most recent fiscal year. Key factors affecting decisions concerning discretionary compensation under the deferred compensation plan are the Adviser’s profitability, individual performance, teamwork and total compensation of the employee relative to the market for similarly qualified individuals.

Potential Conflicts of Interest

          Actual or potential conflicts of interest may arise from the fact that the Adviser and the portfolio managers of the Portfolios have day-to-day management responsibilities with respect to accounts of clients other than the Portfolios (“Other Clients”). The Adviser has developed policies and procedures intended to detect, manage and/or mitigate the types of conflicts of interest described below. Although there can be no guarantee that any such policies or procedures will detect each and every situation in which a conflict of interest arises, the Adviser endeavors to ensure that all of its clients are treated fairly.

          The Adviser may receive different compensation from Other Clients including clients that may pay the Adviser higher fees, including performance fees. This may create a potential conflict of interest for the Adviser or its portfolio managers by providing an incentive to favor these Other Clients when, for example, allocating securities transactions. The Adviser may have an incentive to allocate securities that are expected to increase in value to these favored clients. Initial public offerings, in particular, are frequently of very limited availability. In order to mitigate these types of conflicts, the Adviser has policies and procedures that provide for the allocation of securities transactions on a pro rata basis among the Adviser’s clients for whom participation in such transaction is deemed appropriate by the Adviser.

          Other potential conflicts with respect to the allocation of trades include the perception that the Adviser may be causing a client to participate in an offering not appropriate for such client so as to increase the Adviser’s overall allocation of securities in that offering in order to, for example, gain favor with a particular underwriter with whom the Adviser or its affiliates hope to engage in unrelated transactions. A potential conflict of interest also may be perceived to arise if transactions in one account closely follow related transactions in a different account, such as when a purchase increases the value of securities previously purchased by another account or when a sale in one account lowers the sale price received in a sale by a second account. Because the Adviser manages accounts that engage in short sales of securities of the type in which many clients may invest, the Adviser could be seen as harming the performance of certain client accounts (i.e., those clients not engaging in short sale transactions) for the benefit of the accounts engaging in short sales if the short sales cause the market value of the securities to fall. Similarly, the Adviser could be seen as benefiting those accounts that may engage in short sales through the sale of securities held by other clients to the extent that such sales reduce the cost to cover the short positions.

          The Adviser and its affiliates may at times give advice or take action with respect to accounts that differs from the advice given other accounts. These differences result, from among other things, variations in account characteristics such as size, cash position, tax situation, risk tolerance or investment restrictions. As a result, a particular security may be bought or sold only for certain clients even though it could have been bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling the security. To the extent that the Adviser does take similar action with respect to different clients, it should be noted that simultaneous portfolio transactions in the same security by multiple clients may tend to decrease the prices received by clients for sales of such securities and increase the prices paid by clients for purchases of such securities. If an order on behalf of more than one account cannot be fully executed under prevailing market conditions, securities may be allocated among the different accounts on a basis which the Adviser considers equitable. Situations may occur where the Funds could be disadvantaged because of the investment activities conducted by the Adviser or its affiliates for other investment accounts.

          Employees of the Adviser, including portfolio managers, may engage in personal trading, subject to the Adviser’s Code of Ethics. In addition to the general conflicts noted above, personal trading by employees may create apparent or actual conflicts to the extent that one or more employees personally benefit or appear to benefit from trading by clients in similar securities. The Adviser’s Code of Ethics is designed to mitigate these conflicts by requiring, among other things, pre-clearance of certain trades and the reporting of certain types of securities transactions.

          Because portfolio managers of the Adviser manage multiple client accounts, portfolio mangers may devote unequal time and attention to the portfolio management of client accounts. For example, an apparent conflict could arise if a portfolio manager is perceived to be devoting greater time and attention to an account which pays the Adviser higher fees. Although the Adviser does not specifically track the time and attention each portfolio manager spends on each account he or she manages, the Adviser does closely monitor the performance of all of its clients to ensure, to the extent possible, the portfolio managers have adequate resources to manage effectively all accounts.

          Equity Portfolios Managed by Subadvisers

          Set forth below is information about the portfolio managers of the Equity Portfolios, which utilize the Subadvisers indicated.

Portfolio Ownership of Portfolio Managers

          Unless otherwise noted, none of the portfolio managers of the respective Equity Portfolios owned shares of the Portfolio or Portfolios they manage, as of October 31, 2009.

AllianceBernstein (Subadviser to the International Equity Portfolio)

	Number of Other Accounts Managed and Total Assets by Account Type			Number of Accounts and Total Assets for Which Advisory Fee is Performance Based

Name of Portfolio Manager(1)	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts

Sharon E. Fay Kevin F. Simms Giulio Martini Henry S. D’Auria	200	287	33,878	3	2	83

	$33,157,000,000	$19,923,000,000	$86,979,000,000	$6,896,000,000	$909,000,000	$9,324,000,000

(1)

The information provided is for the Bernstein Global Value Investment Policy Group. The portfolio managers listed are the individuals on the team that have the most responsibility for the day-to-day management of the Portfolio.

Portfolio Manager Compensation Structure

          AllianceBernstein’s compensation program for investment professionals is designed to be competitive and effective in order to attract and retain the highest caliber employees. The compensation program for investment professionals is designed to reflect their ability to generate long-term investment success for AllianceBernstein’s clients, including shareholders of AllianceBernstein Mutual Funds. Investment professionals do not receive any direct compensation based upon the investment returns of any individual client account, nor is compensation tied directly to the level or change in level of assets under management. Investment professionals’ annual compensation is comprised of the following:

          Fixed base salary. This is generally the smallest portion of compensation. The base salary is relatively low, fixed salary within a similar range for all investment professionals. The base salary is does not change significantly from year-to-year and hence, is not particularly sensitive to performance.

          Discretionary incentive compensation in the form of annual cash bonus. AllianceBernstein’s overall profitability determines the total amount of incentive compensation available to investment professionals. This portion of compensation is determined subjectively based on qualitative and quantitative factors. In evaluating this component of an investment professional’s compensation, AllianceBernstein considers the contribution to his/her team or discipline as it relates to that team’s overall contribution to the long-term investment success, business results and strategy of AllianceBernstein. Quantitative factors considered include, among other things, relative investment performance e.g., by comparison to competitor or peer group funds or similar styles of investments, and appropriate, broad-based or specific market indices), and consistency of performance. There are no specific formulas used to determine this part of an investment professional’s compensation and the compensation is not tied to any pre-determined or specified level of performance. AllianceBernstein also considers qualitative factors such as the complexity and risk of investment strategies involved in the style or type of assets managed by the investment professional; success of marketing/business development efforts and client servicing; seniority/length of service with the firm; management and supervisory responsibilities; and fulfillment of AllianceBernstein’s leadership criteria.

          Discretionary incentive compensation in the form of awards under AllianceBernstein’s Partners Compensation Plan (“deferred awards”). AllianceBernstein’s overall profitability determines the total amount of deferred awards available to investment professionals. The deferred awards are allocated among investment professionals based on criteria similar to those used to determine the annual cash bonus. Deferred awards, which are in the form of AllianceBernstein’s publicly traded units, for which there are various investment options, vest over a four-year period and are generally forfeited if the employee resigns or AllianceBernstein terminates his/her employment.

          Contributions under the Adviser’s Profit Sharing/401(k) Plan. The contributions are based on AllianceBernstein’s overall profitability. The amount and allocation of the contributions are determined at the sole discretion of AllianceBernstein.

Potential Conflicts of Interest

          As an investment adviser and fiduciary, AllianceBernstein owes its clients and shareholders an undivided duty of loyalty. AllianceBernstein recognizes that conflicts of interest are inherent in its business and accordingly has developed policies and procedures (including oversight monitoring) reasonably designed to detect, manage and mitigate the effects of actual or potential conflicts of interest in the area of employee personal trading, managing multiple accounts for multiple clients, including all AllianceBernstein Mutual Funds, and allocating investment opportunities. Investment professionals, including portfolio managers and research analysts, are subject to the above-mentioned policies and oversight monitoring to ensure that all clients are treated equitably. AllianceBernstein places the interests of its clients first and expect all of its employees to meet their fiduciary duties.

          Employee Personal Trading. AllianceBernstein has adopted a Code of Business Conduct and Ethics that is designed to detect and prevent conflicts of interest when investment professionals and other personnel of AllianceBernstein own, buy or sell securities which may be owned by, bought or sold for, clients. Personal securities transactions by an employee may raise a potential conflict of interest when an employee owns or trades in a security that is owned or considered for purchase or sale by a client, or recommended for purchase or sale by an employee to a client. Subject to the reporting requirements and other limitations of its Code of Business Conduct and Ethics, AllianceBernstein permits its employees to engage in personal securities transactions, and also allows them to acquire investments in the AllianceBernstein Mutual Funds through direct purchase and/or notionally in connection with deferred incentive compensation awards. AllianceBernstein’s Code of Ethics and Business Conduct requires disclosure of all personal accounts and maintenance of brokerage accounts with designated broker-dealers approved by AllianceBernstein. The Code also requires preclearance of all securities transactions (except transactions in open-end mutual funds) and imposes a 90 day holding period for securities purchased by employees to discourage short-term trading.

          Managing Multiple Accounts for Multiple Clients. AllianceBernstein has compliance policies and oversight monitoring in place to address conflicts of interest relating to the management of multiple accounts for multiple clients. Conflicts of interest may arise when an investment professional has responsibilities for the investments of more than one account because the investment professional may be unable to devote equal time and attention to each account. The investment professional or investment professional teams for each client may have responsibilities for managing all or a portion of the investments of multiple accounts with a common investment strategy, including other registered investment companies, unregistered investment vehicles, such as hedge funds, pension plans, separate accounts, collective trusts and charitable foundations. Among other things, AllianceBernstein’s policies and procedures provide for the prompt dissemination to investment professionals of initial or changed investment recommendations by analysts so that investment professionals are better able to develop investment strategies for all accounts they manage. In addition, investment decisions by investment professionals are reviewed for the purpose of maintaining uniformity among similar accounts ensuring that accounts are treated equitably. No investment professional that manages client accounts carrying performance fees is compensated directly or specifically for the performance of those accounts. Investment professional compensation reflects a broad contribution in multiple dimensions to long-term investment success for AllianceBernstein’s clients and is not tied specifically to the performance of any particular client’s account, nor is it directly tied to the level or change in level of assets under management.

          Allocating Investment Opportunities. AllianceBernstein has policies and procedures intended to address conflicts of interest relating to the allocation of investment opportunities. These policies and procedures are designed to ensure that information relevant to investment decisions is disseminated promptly within its portfolio management teams and investment opportunities are allocated equitably among different clients. The investment professionals at AllianceBernstein routinely are required to select and allocate investment opportunities among accounts. Portfolio holdings, position sizes, and industry and sector exposures tend to be similar across similar account, which minimizes the potential for conflicts of interest relating to the allocation of investment opportunities. Nevertheless, investment opportunities may be allocated differently among accounts due to the particular characteristics of an account, such as size of the account, cash position, tax status, risk tolerance and investment restrictions or for other reasons.

          AllianceBernstein’s procedures are also designed to prevent potential conflicts of interest that may arise when AllianceBernstein has a particular financial incentive, such as a performance-based management fee, relating to an account. An investment professional may perceive that he or she has an incentive to devote more time to developing and analyzing investment strategies and opportunities or allocating securities preferentially to accounts for which AllianceBernstein could share in the investment gains.

          To address these conflicts of interest, AllianceBernstein’s policies and procedures require, among other things, the prompt dissemination to investment professionals of any initial or changed investment recommendations by analysts; the aggregation of orders to facilitate best execution for all accounts; price averaging for all aggregated orders; objective allocation for limited investment opportunities (e.g., on a rotational basis) to ensure fair and equitable allocation among accounts; and limitations on short sales of securities. These procedures also require documentation and review of justifications for any decisions to make investments only for select accounts or in a manner disproportionate to the size of the account.

          In addition, AllianceBernstein has designated a senior attorney in its Legal and Compliance Department, Mark Anderson, as Conflicts Officer. Identifying conflicts of interest, both actual and potential, is an ongoing process. The position reports to Mark Manley, Chief Compliance Officer.

          These policies are constructed and implemented by the Legal and Compliance Department in coordination with the relevant business areas.

NWQ (Subadviser to the Value Portfolio)

Name of Portfolio Manager	Number of Other Accounts Managed and Total Assets by Account Type			Number of Accounts and Total Assets for Which Advisory Fee is Performance Based

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts

Jon D. Bosse, CFA*	6	11	27,495	0	1	6

	$803.9 million	$1,268.2 million	$13.077.7 million	0	$259.3 million	$568.2 million

Craig O. Bailey, Jr.*	0	3	110	0	0	0

	0	$59.2 million	$1,780.6 million	0	0	0

•	* Mr. Bosse and Mr. Bailey co-manage many of NWQ’s client accounts.

Portfolio Manager Compensation Structure

          NWQ’s portfolio managers participate in a highly competitive compensation structure with the purpose of attracting and retaining the most talented investment professionals and rewarding them through a total compensation program as determined by the firm’s executive committee. The total compensation program includes the following components: (1) base salary, and (2) annual bonus.

          Bonus. The annual bonus can be a multiple of the base salary. The portfolio manager’s performance is formally evaluated annually and based on a variety of factors. Bonus compensation is primarily a function of the firm’s overall annual profitability and the individual portfolio manager’s contributions as measured by the overall investment performance of client portfolios in the strategy they manage relative to the strategy’s general benchmark for one, three and five year periods (as applicable), as well as an objective review of stock recommendations and the quality of primary research, and subjective review of the professional’s contributions to portfolio strategy, teamwork, collaboration and work ethic. The Russell 1000 Value is the primary benchmark for the large cap value strategy accounts by which the portfolio managers’ bonus compensation is generally measured. Jon Bosse also serves as the primary portfolio manager for certain accounts that employ an all-cap value strategy, and the primary benchmark for this strategy is the Russell Mid-Cap Value. Therefore, Mr. Bosse’s compensation is tied to his performance against both benchmarks, as well as other factors indicated in this paragraph.

          The total compensation package includes the availability of an equity-like incentive for purchase (whose value is determined by various factors including the increase in profitability of NWQ over time) made to most investment professionals. Additionally, the portfolio managers have been provided compensation in conjunction with signing long-term employment agreements.

Potential Conflicts of Interest

          Actual or apparent conflicts of interest may arise when a portfolio manager has day-to-day management responsibilities with respect to more than one account. More specifically, portfolio managers who manage multiple accounts are presented with the following potential conflicts, which is not intended to be an exhaustive list:

•

The management of multiple accounts may result in a portfolio manager devoting unequal time and attention to the management of each account. NWQ seeks to manage such competing interests for the time and attention of portfolio managers by having portfolio managers focus on a particular investment discipline. Most accounts managed by a portfolio manager in a particular investment strategy are managed using the same investment models.

•

If a portfolio manager identifies a limited investment opportunity, which may be suitable for more than one account, an account may not be able to take full advantage of that opportunity due to an allocation of filled purchase or sale orders across all eligible accounts. To deal with these situations, NWQ has adopted procedures for allocating portfolio transactions across multiple accounts.

•

With respect to many of its clients’ accounts, NWQ determines which broker to use to execute transaction orders, consistent with its duty to seek best execution of the transaction. However, with respect to certain other accounts, NWQ may be limited by the client with respect to the selection of brokers or may be instructed to direct trades through a particular broker. In these cases, NWQ may place separate, non-simultaneous, transactions for a Fund and other accounts which may temporarily affect the market price of the security or the execution of the transaction, or both, to the detriment of the Fund or the other accounts.

•

The Fund is subject to different regulation than the other pooled investment vehicles and other accounts managed by the portfolio manager. As a consequence of this difference in regulatory requirements, the Fund may not be permitted to engage in all the investment techniques or transactions or to engage in these transactions to the same extent as the other accounts managed by the portfolio manager.

•

Finally, the appearance of a conflict of interest may arise where NWQ has an incentive, such as a performance-based management fee, which relates to the management of some accounts with respect to which a portfolio manager has day-to-day management responsibilities.

          NWQ has adopted certain compliance procedures, which are designed to address these types of conflicts. However, there is no guarantee that such procedures will detect each and every situation in which a conflict arises.

Winslow (Subadviser to the Growth Fund)

Name of Portfolio Manager	Number of Other Accounts Managed and Total Assets by Account Type			Number of Accounts and Total Assets for Which Advisory Fee is Performance Based

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts

Clark J. Winslow	5	8	379	0	0	1

	$4,796,000,000	$174,000,000	$3,624,000,000	$0	$0	$34,000,000

Justin H. Kelly, CFA	5	8	379	0	0	1

	$4,796,000,000	$174,000,000	$3,624,000,000	$0	$0	$34,000,000

R. Bart Wear, CFA	5	8	379	0	0	1

	$4,796,000,000	$174,000,000	$3,624,000,000	$0	$0	$34,000,000

Portfolio Manager Compensation Structure

          In an effort to retain key personnel, Winslow has structured compensation plans for portfolio managers and other key personnel that it believes are competitive with other investment management firms. The compensation plan is determined by the Winslow Operating Committee and is designed to align manager compensation with investors’ goals by rewarding portfolio managers who meet the long-term objective of consistent, superior investment results, measured by the performance of the product. Effective December 26, 2008, upon the acquisition of Winslow Capital by Nuveen Investments, Inc., the portfolio managers have long-term employment agreements with multi-year non-competition/non-solicitation clauses.

The Operating Committee establishes salaries at competitive levels, verified through industry surveys, to attract and maintain the best professional and administrative personnel. Portfolio manager compensation packages are independent of advisory fees collected on any given client account under management. In addition, an incentive bonus is paid annually to the employees based upon each individual’s performance, client results and the profitability of the firm.

          Potential Conflicts of Interest

          A portfolio manager who makes investment decisions with respect to multiple funds and/or other accounts may be presented with one or more of the following potential conflicts:

          • The management of multiple funds and/or accounts may result in the portfolio manager devoting unequal time and attention to the management of each fund and/or account;

          • If a portfolio manager identifies a limited investment opportunity which may be suitable for more than one fund or account managed by the portfolio manager, a fund may not be able to take full advantage of that opportunity due to an allocation of filled purchase or sale orders across all eligible funds and accounts managed by the portfolio manager; and

          • An apparent conflict may arise where an adviser receives higher fees from certain funds or accounts that it manages than from others, or where an adviser receives a performance-based fee from certain funds or accounts that it manages and not from others. In these cases, there may be an incentive for a portfolio manager to favor the higher and/or performance-based fee funds or accounts over other funds or accounts managed by the portfolio manager.

To address potential conflicts of interest, Winslow has adopted various policies and procedures to provide for equitable treatment of trading activity and to ensure that investment opportunities are allocated in a fair and appropriate manner. In addition, Winslow has adopted a Code of Ethics that recognizes the manager’s obligation to treat all of its clients, including the Fund, fairly and equitably. These policies, procedures and the Code of Ethics are designed to restrict the portfolio manager from favoring one client over another. There is no guarantee that the policies, procedures and the Code of Ethics will be successful in every instance, however because Winslow offers only one investment product:Large Cap Growth, and all accounts are managed essentially identically, Winslow does not believe any material conflicts of interest exist between the investment strategy of the Fund and the investment strategy of the other accounts managed by the portfolio managers, nor in allocation of investment opportunities.

Westfield (Subadviser to the Opportunity Fund and Advisor Opportunity Fund)

	Number of Other Accounts Managed and Total Assets by Account Type			Number of Accounts and Total Assets for Which Advisory Fee is Performance Based

Name of Portfolio Manager	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts

William A. Muggia	9	8	559	0	5	15
	2,151,616,156	359,880,702	7,580,494,714	0	284,716,441	686,815,455

Matthew W. Strobeck	9	8	560	0	0	15
	2,151,616,156	359,880,702	7,550,065,823	0	0	686,815,455

Arthur J. Bauernfeind	9	8	559	0	0	15
	2,151,616,156	359,880,702	7,573,267,999	0	0	686,815,455

Ethan J. Meyers	9	8	555	0	0	15
	2,151,616,156	359,880,702	7,529,973,395	0	0	686,815,455

Scott R. Emerman	9	8	556	0	0	15
	2,151,616,156	359,880,702	7,531,003,988	0	0	686,815,455

Portfolio Manager Compensation Structure

Members of the Investment Committee may be eligible to receive various components of compensation:

•	Investment Committee members receive a base salary commensurate with industry standards. This salary is reviewed annually during the employee’s performance assessment.

•

Investment Committee members also receive a performance based bonus award. This bonus award is determined and paid in December. The amount awarded is based on the employee’s individual performance attribution and overall contribution to the investment performance of Westfield. While the current calendar year is the primary focus, a rolling three year attribution summary is also considered when determining the bonus award.

•

Investment Committee members may be eligible to receive equity interests in the future profits of Westfield. Individual awards are typically determined by a member’s overall performance within the firm, including contribution to company strategy, participation in marketing and client service initiatives, as well as longevity at the firm. The key members of Westfield’s management team who receive equity interests in the firm enter into agreements restricting post-employment competition and solicitation of clients or employees of Westfield. This compensation is in addition to the base salary and performance based bonus. Equity interest grants typically vest over five years.

Additionally, Mr. Muggia is entitled to receive a portion of any performance fees earned on accounts, for which he serves as sole discretionary manger, which have a portion of their advisory fee based on performance. Mr. Muggia is also granted discretion to award a portion of any performance-based fees earned by such accounts to any member of Westfield.

Potential Conflicts of Interest

The management of multiple accounts may result in the Investment Committee allocating unequal attention and time to the management of each account if each has different objectives, benchmarks, time horizons, and fees as the Investment Committee must allocate their time and investment ideas across multiple accounts.

From time to time, the same securities may be recommended for accounts that incorporate a performance fee and those that do not. If this is the case, the securities are allocated in a manner Westfield believes to be fair and equitable to all effected accounts. Although Westfield seeks best execution for security transactions, a potential conflict can exist in determining which broker to use to execute transaction orders because Westfield may be limited by a client with respect to the selection of brokers or may be instructed to direct trades through a particular broker. To fulfill our obligation to seek best execution, while satisfying client directed brokerage arrangements, Westfield may bundle directed broker orders with non-directed broker orders, and then utilize step out trades to satisfy the direction. If a client directed brokerage arrangement does not allow the use of step-out trades, such orders will typically go last.

In selecting a broker to execute a transaction for a client account, Westfield may take into account services or benefits provided to Westfield by the broker (or by any other party pursuant to an arrangement with the broker), only when all of the following conditions are satisfied:

•	Westfield is exercising investment discretion in the transaction.

•	The client obtains best execution.

•

The only compensation to the broker for executing the transaction is a disclosed commission. (That is, the broker is not dealing out of inventory, acting as a market maker in the security or otherwise charging an undisclosed markup or spread).

•

Westfield has determined, in good faith, that the amount of commission on the transaction is reasonable in relation to the value of the research services provided by the broker, viewed in terms of either that transaction or Westfield’s overall responsibilities to its discretionary client accounts.

Westfield’s Portfolio Strategist serves as the control person, with oversight by the Chief Investment Officer and Chief Compliance Officer, for commission allocation and the review, approval, and hiring of research services. The Investment Committee (“IC”) discusses research services quarterly to ensure we are extracting the most value from the services to which we subscribe. The IC reviews and approves research services prior to the hiring of such services.

In September 2006, Mr. Matthew Strobeck was elected to the Board of Directors of Metabolix, Inc. (“Metabolix”), a publicly traded biotech company headquartered in Cambridge, Massachusetts. With the exception of trades required for client directed withdrawals or contributions, rebalancing, and dispersion, Westfield will purchase or sell Metabolix securities during specified time periods (“trading windows”) defined by Metabolix’s trading window/blackout policy. Due to the restrictions imposed by Metabolix’s trading window/blackout period policy, Westfield trades Metabolix securities only in certain affiliated limited partnerships.

Personal securities transactions will raise potential conflicts of interests. Westfield employees’ personal trading activities are regulated by the firm’s Code of Ethics and monitored by Compliance. The same trading windows apply to Metabolix transactions in Westfield employees’ personal investment accounts.

ADMINISTRATOR AND SUB-ADMINISTRATOR

          Pursuant to an Administration Agreement effective April 1, 2007, the Adviser serves as the Portfolio Trust’s administrator (the “Administrator”), and in that role oversees and coordinates the activities of other service providers, and monitors certain aspects of the Trust’s operations. Pursuant to a Sub-Administration Agreement dated January 1, 2009 (the “Master Services Agreement”), the Administrator has retained Citi Fund Services Ohio, Inc. (“Citi”), whose address is 3435 Stelzer Road, Columbus, Ohio 43219-3035, as sub-administrator (the “Sub-Administrator”). Citi served as the administrator (rather than sub-administrator), through June 30, 2006. Management and administrative services of the Administrator and Sub-Administrator include providing office space, equipment and clerical personnel to the Fund and supervising custodial, auditing, valuation, bookkeeping, legal and dividend disbursing services.

          Pursuant to the Master Services Agreement, Citi provides the Portfolios with various services, which include sub-administration of the Trusts and the Funds. Citi’s services also include certain regulatory and compliance services, as well as fund accounting and transfer agency services. The Administrator and Citi provide certain persons satisfactory to the Boards of Trustees to serve as officers of the Trusts. Such officers, as well as certain other employees of the Trusts, may be directors, officers or employees of the Administrator, Citi or their affiliates.

          The Administration Agreement was renewed for the one (1) year period ending December 31, 2009, and may be terminated upon not more than 60 days written notice by either party. The Agreement provides that the Administrator shall not be liable to the Trusts except for willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement. The Master Services Agreement and Sub-Administration Agreement provide that Citi shall not be liable to the Trusts except for willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreements.

          The administration fee primarily consists of an asset-based fee accrued daily and paid monthly at an annual rate of:

$0-$10 billion	0.0525%
$10 billion - $20 billion	0.0350%
$20 billion - $50 billion	0.0275%
In excess of $50 billion	0.0250%

          The sub-administration fee primarily consists of an asset-based fee payable to Citi on the first business day of each month, or at such times as Citi shall request, at an annual rate of:

Up to $10 billion	0.0350%
$10 billion - $20 billion	0.0150%
$20 billion - $50 billion	0.0075%
In excess of $50 billion	0.0050%

          Net assets shall be aggregated across all Funds to determine a total fee for all Funds, and each Fund shall be charged its pro rata share of such fee based on the ratio of its net assets to the aggregate net assets of all Funds. Assets in any Fund (a “Feeder Fund”) that invests in another Fund (a “Master Fund”) shall be counted (and a fee charged thereon) in either the Feeder Fund or the Master Fund, but not both, provided that fees on such assets may be apportioned between the Feeder Fund and the Master Fund. For purposes of determining the fees payable for administrative services, the value of each Fund’s net assets shall be computed in the manner described in such Fund’s governing documents (e.g., Memorandum and Articles of Association, Declaration of Trust, etc.) or in its offering documents (e.g., Prospectus or SAI, Offering Memorandum, etc.) as from time to time in effect for the computation of the value of such net assets in connection with the purchase and redemption of shares.

          The fee rate and breakpoints are determined on the basis of the aggregate average daily net assets of the HSBC Investor Family of Funds, but the assets of the Underlying Portfolios that reflect assets of Funds that invest in the

Portfolios are not double-counted. The total administration fee to be paid is allocated to each of the funds in the fund complex based upon its proportionate share of the aggregate net assets of the fund complex, and then allocated to each class of shares on a class basis. For assets invested in the Underlying Portfolios by the Funds, the Portfolios pay half of the administration fee and the Funds pay half of the administration fee, for a combination at the total fee rate set forth above.

          For the fiscal years ended October 31, 2009, 2008 and 2007, the aggregate amount of administration fees paid by the Portfolios was:

PORTFOLIO	2009	2008	2007
Growth Portfolio	$10,278	$11,585	$15,144
Short Duration Portfolio*	N/A	N/A	N/A
International Equity Portfolio
Opportunity Portfolio	$1,947	$3,571	$7,075
Value Portfolio	$5,579	$9,927	$16,335

              * The Short Duration Portfolio has not commenced operations as of October 31, 2009.

PLACEMENT AGENT

          The exclusive placement agent of the Portfolio Trust is Citi Fund Services (Ireland) Limited, which receives no additional compensation for serving in this capacity. Other investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

TRANSFER AGENT

          Under the Master Services Agreement with Citi, Citi acts as transfer agent (“Transfer Agent”) for the Trust. The Transfer Agent maintains an account for each shareholder of record, performs other transfer agency functions, and acts as dividend disbursing agent for the Trust. The principal business address of Citi is 3435 Stelzer Road, Columbus, OH 43219.

CUSTODIAN

          Pursuant to a Custodian Agreement, Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois 60675, acts as the custodian (“Custodian”) of the Portfolios’ assets. The Custodian’s responsibilities include safeguarding and controlling the Portfolios’ cash and securities, handling the receipt and delivery of securities, determining income and collecting interest on the Portfolios’ investments, maintaining books of original entry for portfolio and fund accounting and other required books and accounts in order to calculate the daily NAV of Shares of the Portfolios. Securities held for the Portfolios may be deposited into the Federal Reserve-Treasury Department Book Entry System or the Depository Trust Company. The Custodian does not determine the investment policies of the Portfolios or decide which securities will be purchased or sold for the Portfolios. For its services, the Custodian receives such compensation as may from time to time be agreed upon by it and the Trust.

PORTFOLIO ACCOUNTING AGENT

          Pursuant to the Master Services Agreement, Citi also serves as fund accounting agent to the Portfolios. For the fiscal years ended October 31, 2009, 2008, and 2007, the aggregate amount of fund accounting fees paid by the Portfolios was:

PORTFOLIO^	2009

Growth Portfolio	$14,452
International Equity Portfolio	$9,001
Opportunity Portfolio	$18,998
Value Portfolio	$24,000

^	The Short Duration Portfolio has not commenced operations as of October 31, 2009.

FEDERAL BANKING LAW

          The Gramm-Leach-Bliley Act of 1999 repealed certain provisions of the Glass-Steagall Act that had previously restricted the ability of banks and their affiliates to engage in certain mutual fund activities. Nevertheless, HSBC Bank’s and the Adviser’s activities remain subject to, and may be limited by, applicable federal banking law and regulations. HSBC Bank and the Adviser believe that they possess the legal authority to perform the services for the Portfolios contemplated by Part A, this Part B, and the Advisory Contract without violation of applicable statutes and regulations. If future changes in these laws and regulations were to limit the ability of HSBC Bank and the Adviser to perform these services, the Board of Trustees of the Trust would review the relationship with HSBC Bank and the Adviser and consider taking all action necessary in the circumstances, which could include recommending to shareholders the selection of another qualified advisor or, if that course of action appeared impractical, that the Portfolios be liquidated.

EXPENSES

          Except for expenses paid by the Adviser, each Portfolio bears all the costs of its operations. Portfolio Trust expenses directly related to a Portfolio are charged to the Portfolio; other expenses are allocated proportionally among all the portfolios of the Portfolio Trust in relation to the NAV of the portfolios.

PURCHASE, REDEMPTION AND PRICING OF SECURITIES

          Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.

          An investor in a Portfolio may add to or reduce its investment in the Portfolio on any day in which regular trading occurs on the New York Stock Exchange (“Portfolio Business Day”). Prior to 4:00 p.m., New York time, (“Valuation Time”), on any Portfolio Business Day, the value of each investor’s beneficial interest in a Portfolio will be determined by multiplying the NAV of the Portfolio by the percentage, effective for that day, which represents that investor’s share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in a Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor’s investment in the Portfolio effected as of the Valuation Time, and (ii) the denominator of which is the aggregate NAV of the Portfolio as of the Valuation Time on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio as of the Valuation Time on the following Portfolio Business Day.

          The NAV of a Portfolio is determined on each day on which the New York Stock Exchange (“NYSE”) is open for trading. As of the date of this Part B, the NYSE is open every weekday except for the days on which the following holidays are observed: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

           Investments of the Portfolios for which there are readily available and reliable market quotes or for which independent pricing service pricing is appropriate are valued as follows:

General

➢

          All securities are valued based on the market quotes from the broadest and most representative market for the securities. All valuations are obtained as of the time NAV is calculated on each Portfolio Business Day

Equity securities

➢

Exchange traded, domestic equity securities are valued at the last sales price on a national securities exchange or, in the absence of recorded sales, at the readily available closing bid price on such exchange.

➢	Domestic equity securities that are not traded on an exchange are valued at the quoted bid price in the over-the-counter market.

➢	Exchange traded, foreign equity securities are valued in the appropriate currency at the last quoted sale price.

➢	Foreign equity securities that are not exchange traded are valued in the appropriate currency at the average of the quoted bid and asked prices in the over-the-counter market.

Debt securities

➢	Debt securities with remaining maturities of less than 60 days are valued at amortized cost or at original cost plus interest.

➢

Other debt securities are valued at the bid price as of the time NAV is determined, as determined by a pricing service that determines valuations based upon market transactions for normal, institutional-size trading units of similar securities, as well as yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance on quoted prices or exchange or over-the-counter prices.

Registered investment companies

➢	Shares of exchange traded and closed-end registered investment companies are valued in the same manner as other equity securities.

➢	Mutual funds are valued at their NAVs, as reported to the investment adviser or its agent.

Foreign currencies

➢	Foreign currencies are valued at the last quoted foreign exchange bid quotation against the U.S. dollar from an approved independent pricing service.

➢

The value of Portfolio assets and liabilities denominated in currencies other than the U.S. dollar are translated into their U.S. dollar equivalent values at such latest foreign exchange bid quotation.

Futures contracts

➢	Futures contracts are valued at their settlement price on the exchange on which they are traded.

Repurchase agreements

➢	Repurchase agreements are valued at original cost.

          Interest income on long-term obligations in a Portfolio’s portfolio is determined on the basis of interest accrued plus amortization of “original issue discount” (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest accrued plus amortization of premium.

          The accounting records of a Portfolio are maintained in U.S. dollars. The market value of investment securities, other assets and liabilities and forward contracts denominated in foreign currencies are translated into U.S. dollars at the prevailing exchange rates at the end of the period. Purchases and sales of securities, income receipts, and expense payments are translated at the exchange rate prevailing on the respective dates of such transactions. Reported net realized gains and losses on foreign currency transactions represent net gains and losses from sales and maturities of forward currency contracts, disposition of foreign currencies, currency gains and losses realized between the trade and settlement dates on securities transactions and the difference between the amount of net investment income accrued and the U.S. dollar amount actually received.

          The problems inherent in making a good faith determination of value are recognized in the codification effected by SEC Financial Reporting Release No. 1 (“FRR 1” (formerly Accounting Series Release No. 113)) which concludes that there is “no automatic formula” for calculating the value of restricted securities. It recommends that the best method simply is to consider all relevant factors before making any calculation. According to FRR 1 such factors would include consideration of the type of security involved, financial statements, cost at date of purchase, size of holding, discount from market value of unrestricted securities of the same class at the time of purchase, special reports prepared by analysts, information as to any transactions or offers with respect to the security, existence of merger proposals or tender offers affecting the security, price and extent of public trading in similar securities of the issuer or comparable companies, and other relevant matters.

          To the extent that a Portfolio purchases securities which are restricted as to resale or for which current market quotations are not available, the Adviser will value such securities based upon all relevant factors as outlined in FRR 1.

          Subject to the Portfolio Trust’s compliance with applicable regulations, the Portfolio Trust has reserved the right to pay the withdrawal price of beneficial interests in a Portfolio, either totally or partially, by a distribution in kind of portfolio securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the NAV for the beneficial interest being sold. If an investor received a distribution in kind, the investor could incur brokerage or other charges in converting the securities to cash.

          The Portfolio Trust, in its discretion, may permit purchases of Portfolio shares by means of in-kind contributions of portfolio securities under certain circumstances. An in-kind contribution must be made in the form of securities that are permissible investments for the Portfolios as described in the Prospectus. In connection with an in-kind securities purchase, the Portfolios will require, among other things, that the securities be valued in the same manner as they would be valued for purposes of computing a Portfolio’s NAV; that the Portfolios receive satisfactory assurances that they will have good and marketable title to the securities received by them; and that the securities be in proper form for transfer to the Portfolios. In addition, the Portfolios generally will not accept securities of any issuer unless they are liquid, have a readily ascertainable market value, and are not subject to restrictions on resale.

          The Portfolios will not be liable for any brokerage commission or fee (except for customary transfer fees) in connection with an in-kind purchase of Portfolio shares. Your broker may impose a fee in connection with processing your in-kind purchase of Portfolio shares. An investor contemplating an in-kind purchase of Portfolio shares should consult his or her tax adviser to determine the tax consequences under Federal and state law of making such a purchase.

DIVIDENDS AND DISTRIBUTIONS

          Dividends substantially equal to the Portfolios’ net investment income will be declared daily and distributed to shareholders of record each month, with respect to the Short Duration Portfolio, semi-annually, with respect to the Growth Portfolio, Opportunity Portfolio and Value Portfolio, and annually, with respect to the International Equity Portfolio. Generally, the Portfolios’ net investment income consists of the interest and dividend income it earns, less expenses. In computing interest income, premiums are not amortized nor are discounts accrued on long-term debt securities in a Portfolio, except as required for federal income tax purposes.

          A Portfolio’s net realized capital gains, if any, are distributed to shareholders annually. Additional distributions are also made to each Portfolio’s shareholders to the extent necessary to avoid application of the 4% non-deductible federal excise tax on certain undistributed income and net capital gains of regulated investment companies. Shares begin accruing dividends on the day they are purchased. For the International Equity Portfolio, Opportunity Portfolio and Short Duration Portfolio, dividends are distributed monthly. For the Growth Portfolio, dividends are distributed annually, and for the Value Portfolio, dividends are distributed semi-annually. Unless a shareholder elects to receive dividends in cash (subject to the policies of the shareholder’s securities broker), dividends are distributed in the form of additional shares of the Portfolio at the rate of one share (and fraction thereof) of the Portfolio for each one dollar (and fraction thereof) of dividend income.

          Certain mortgage-backed securities may provide for periodic or unscheduled payments of principal and interest as the mortgages underlying the securities are paid or prepaid. However, such principal payments (not otherwise characterized as ordinary discount income or bond premium expense) will not normally be considered as income to a Portfolio and therefore will not be distributed as dividends to the Portfolio and to shareholders of the Portfolio.

Rather, these payments on mortgage-backed securities generally will be reinvested by a Portfolio in accordance with its investment objective and policies.

DESCRIPTION OF SHARES, VOTING RIGHTS, AND LIABILITIES

          The Portfolios are series of the Portfolio Trust, which is organized as a trust under the laws of the State of New York and was formed on November 1, 1994. Under the Portfolio Trust’s Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series Portfolios (each a “Series”). Investors in a Series will be held personally liable for the obligations and liabilities of that Series (and of no other Series), subject, however, to indemnification by the Portfolio Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Series than its proportionate beneficial interest in the Series. The Declaration of Trust also provides that the Portfolio Trust shall maintain appropriate insurance (for example, a fidelity bond and errors and omissions insurance) for the protection of the Portfolio Trust, its investors, Trustees, officers, employees and agents, and covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio Trust itself was unable to meet its obligations.

          Investors in a Series are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of their respective Series only. Upon liquidation or dissolution of a Series, investors are entitled to share pro rata in that Series’ (and no other Series) net assets available for distribution to its investors. The Portfolio Trust reserves the right to create and issue additional Series of beneficial interests, in which case, the beneficial interests in each new Series would participate equally in the earnings, dividends and assets of that particular Series only (and no other Series). Any property of the Portfolio Trust is allocated and belongs to a specific Series to the exclusion of all other Series. All consideration received by the Portfolio Trust for the issuance and sale of beneficial interests in a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds, is held by the Trustees in a separate subtrust (a Series) for the benefit of investors in that Series and irrevocably belongs to that Series for all purposes. Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

          Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

          Investments in a Series have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in a Series may not be transferred. Certificates representing an investor’s beneficial interest in a Series are issued only upon the written request of an investor.

          Each investor is entitled to a vote in proportion to the amount of its investment in each Series. Investors in a Series do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in all outstanding Series may elect all of the Trustees if they choose to do so, and in such event, other investors would not be able to elect any Trustees. Investors in each Series will vote as a separate class except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect the interest of a particular Series, only investors in the one or more affected Series are entitled to vote. The Portfolio Trust is not required and has no current intention of holding annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Portfolio Trust’s Trustees it is necessary or desirable to submit matters for an investor vote, or as required by law. In this regard, the Portfolio Trust will be required to hold a meeting to elect Trustees (i) to fill any existing vacancies on the Board if after filling the vacancy, less than two-thirds of the Trustees then holding office would have been elected by shareholders, or (ii) if, at any time, fewer than a majority of the Trustees have been elected by the shareholders of the Portfolio Trust. The Portfolio Trust’s Declaration of Trust may be amended without the vote of investors, except that investors have the right to approve by affirmative majority vote any amendment which would affect their voting rights, alter the procedures to amend the Declaration of Trust, or as required by law or by the Portfolio Trust’s registration statement, or as submitted to them by the Trustees. Any amendment submitted to investors which the Trustees determine would affect the investors of any Series shall be authorized by vote of the investors of such Series and no vote will be required of investors in a Series not affected.

          The Portfolio Trust or any Series (including the Portfolio) may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved (a) at a meeting of investors by investors representing the lesser of (i) 67%

or more of the beneficial interests in the affected Series present or represented at such meeting, if investors in more than 50% of all such beneficial interests are present or represented by proxy, or (ii) more than 50% of all such beneficial interests; or (b) by an instrument in writing without a meeting, consented to by investors representing not less than a majority of the beneficial interests in the affected Series. The Portfolio Trust or any Series (including the Portfolio) may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment), (ii) by the Trustees by written notice to its investors, or (iii) upon the bankruptcy or expulsion of an investor in the affected Series, unless the investors in such Series, by majority vote, agree to continue the Series. The Portfolio Trust will be dissolved upon the dissolution of the last remaining Series.

Ownership of the Portfolio

          As of February 2, 2010, the following persons owned of record 5% or more of the interests in the Portfolios:

PORTFOLIO	PERCENTAGE
HSBC International Equity Portfolio

HSBC Investor International Equity Fund	86.34%
HSBC Investor International Equity Fund Ltd.	8.16%

HSBC Opportunity Portfolio

HSBC Investor Opportunity Fund (Class I)	84.03%
HSBC Investor Opportunity Fund	9.03%

HSBC Value Portfolio

HSBC Investor Value Fund	66.44%
Balanced Strategy Fund	10.02%
HSBC Investor Large Cap Value Fund Ltd.	9.65%
Moderate Strategy Fund	7.60%

HSBC Growth Portfolio

HSBC Investor Growth Fund	68.95%
HSBC Investor Large Cap Growth Fund Ltd.	18.02%
Balanced Strategy Fund	5.38%

TAXATION

          Set forth below is a discussion of certain U.S. federal income tax issues concerning the Portfolios and the purchase, ownership, and disposition of Portfolio shares. This discussion does not purport to be complete or to deal with all aspects of federal income taxation that may be relevant to shareholders in light of their particular circumstances. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, which change may be retroactive. Prospective investors should consult their own tax adviser with regard to the federal tax consequences of the purchase, ownership, or disposition of Fund shares, as well as the tax consequences arising under the laws of any state, foreign country or other taxing jurisdiction.

          An investor may be subject to additional state, local and foreign taxes depending on each shareholder’s particular situation. Non-U.S. shareholders may be subject to U.S. tax rules that differ significantly from those described herein, including the likelihood that ordinary income dividends to them would be subject to withholding of U.S. tax at a rate of 30% (or a lower treaty rate, if applicable).

          Prospective investors should consult their own tax advisor with regard to the federal tax consequences of the purchase, ownership, or disposition of Portfolio shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction.

Tax Status of the Portfolios

          The Portfolio Trust is organized as a New York trust. The Portfolio Trust has obtained a ruling from the Internal Revenue Service that a Portfolio will be treated for federal income tax purposes as a partnership. It is intended that each Portfolio will be operated in such a way that it will qualify as a non-publicly traded partnership for federal income tax purposes. To qualify as a non-publicly traded partnership, a Portfolio will have no more than 100 shareholders. The following discussion assumes that a Portfolio will qualify as a non-publicly traded partnership. As a partnership, a Portfolio will not be subject to federal income tax. Instead, an investor must take into account, in computing its federal income tax liability, its share (as determined in accordance with the governing instruments of the Portfolio Trust, the Code, and the regulations promulgated thereunder) of the Portfolio’s income, gains, losses, deductions, credits and tax preference items, without regard to whether it has received any cash distributions from the Portfolio. Each Portfolio will annually report to each investor its distributive share of each item of income, gain, loss, deduction or credit.

          The receipt of a cash distribution from a Portfolio by an investor, not in liquidation of its interest in the Portfolio, generally will not result in the recognition of gain or loss for federal income tax purposes. Cash distributions in excess of an investor’s adjusted basis for its Portfolio interest, however, will result in the recognition by such investor of gain in the amount of such excess. The adjusted basis of an investor’s interest in a Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Portfolio, increased by the investor’s share of income from the Portfolio and decreased (but not below zero) by the amount of any cash distributions and the adjusted basis of any property distributed from the Portfolio.

          An investor generally will recognize no gain or loss on a distribution of Portfolio property other than cash. For purposes of determining an investor’s gain or loss on a later sale of such property, however, the investor’s basis in the distributed property will generally be equal to a Portfolio’s adjusted tax basis in the property, or, if less, the investor’s basis in its Portfolio interest before the distribution.

          No gain will be recognized by an investor with respect to distributions made to it in liquidation of its interest in a Portfolio unless either (a) the amount of cash distributed to the investor exceeds its adjusted basis for the interest immediately before the distribution (including adjustments reflecting operations in the year of dissolution), or (b) there is a disproportionate distribution in kind to the investor of unrealized receivables (such as market discount or income on certain short-term obligations). No loss may be recognized by an investor with respect to liquidating distributions unless the property distributed to the investor consists solely of cash and such receivables and then only to the extent that the sum of the cash, plus a Portfolio’s basis for the receivables, is less than the investor’s adjusted basis for its Portfolio interest. The basis of any property received by an investor in liquidation of its interest will be equal to the adjusted basis of the investor’s Portfolio interest, less the amount of any cash received in the liquidation.

          An investor cannot deduct losses from a Portfolio in an amount greater than the investor’s adjusted tax basis in its Portfolio interest as of the end of the Portfolio’s tax year. Any excess losses may be able to be deducted by the investor in subsequent tax years to the extent that the investor’s adjusted tax basis for its Portfolio interest exceeds zero.

RIC Investors in the Portfolios

          Each year, in order for an investor that is a registered investment company (“RIC Investor”) to qualify as a “regulated investment company,” a RIC Investor must meet certain diversification of assets, source of income, and other requirements imposed by subchapter M of the Code (“RIC requirements”). Because each Portfolio is a partnership, a RIC Investor should be able to “look-through” to the assets of the Portfolio for purposes of determining whether the RIC Investor has satisfied the RIC requirements. That is, each RIC Investor should be deemed to own a proportionate share in each of a Portfolio’s assets. The Portfolio Trust has advised the Portfolios that it intends to manage Portfolio operations and investments so as to meet the RIC requirements in order that a RIC Investor should be able to meet these requirements with respect to its Portfolio interest. A RIC investor should consult its tax advisors as to the RIC requirements.

          Under current law, an individual, or other non-corporate taxpayer, generally is subject to a maximum 15% rate of tax on net capital gains from the disposition of certain capital assets held more than one year. After 2010, the capital gains rate is currently scheduled to rise to 20%. Certain qualified dividend income is also currently taxed at a maximum rate of 15%, if a holding period of more than 60 days is met. After 2010, qualified dividends are currently scheduled to be taxed as ordinary income. A RIC Investor should be able to “look through” the Portfolio to pass on the character of these items to its investors.

Portfolio Investments

          Market Discount. If a Portfolio purchases a debt security at a price lower than the stated redemption price of such debt security, the excess of the stated redemption price over the purchase price is “market discount.” If the amount of market discount is more than a de minimis amount, a portion of such market discount must be included as ordinary income (not capital gain) by a Portfolio in each taxable year in which the Portfolio owns an interest in such debt security and receives a principal payment on it. In particular, a Portfolio will be required to allocate that principal payment first to the portion of the market discount on the debt security that has accrued but has not previously been includable in income. In general, the amount of market discount that must be included for each period is equal to the lesser of (i) the amount of market discount accruing during such period (plus any accrued market discount for prior periods not previously taken into account) or (ii) the amount of the principal payment with respect to such period. Generally, market discount accrues on a daily basis for each day the debt security is held by a Portfolio at a constant rate over the time remaining to the debt security’s maturity or, at the election of the Portfolio, at a constant yield to maturity which takes into account the semi-annual compounding of interest. Gain realized on the disposition of a market discount obligation must be recognized as ordinary interest income (not capital gain) to the extent of the “accrued market discount” not previously taken into account.

          Original Issue Discount. Certain debt securities acquired by a Portfolio may be treated as debt securities that were originally issued at a discount. Very generally, original issue discount is defined as the difference between the price at which a security was issued and its stated redemption price at maturity. Although no cash income on account of such discount is actually received by a Portfolio, original issue discount that accrues on a debt security in a given year generally is treated for federal income tax purposes as interest, and, therefore, such income would be subject to the distribution requirements applicable to regulated investment companies. Some debt securities may be purchased by a Portfolio at a discount that exceeds the original issue discount on such debt securities, if any. This additional discount represents market discount for federal income tax purposes (see above).

          Options, Futures and Forward Contracts. Any regulated futures contracts and certain options (namely, nonequity options and dealer equity options) in which a Portfolio may invest may be “section 1256 contracts.” Gains (or losses) on these contracts generally are considered to be 60% long-term and 40% short-term capital gains or losses. Also, section 1256 contracts held by a Portfolio at the end of each taxable year (and on certain other dates prescribed in the Code) are “marked to market” with the result that unrealized gains or losses are treated as though they were realized.

          Transactions in options, futures and forward contracts undertaken by a Portfolio may result in “straddles” for federal income tax purposes. The straddle rules may affect the character of gains (or losses) realized by a Portfolio, and losses realized by the Portfolio on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which the losses are realized. In addition, certain carrying charges (including interest expense) associated with positions in a straddle may be required to be capitalized rather than deducted currently. Certain elections that a Portfolio may make with respect to its straddle positions may also affect the amount, character and timing of the recognition of gains or losses from the affected positions.

          Because only a few regulations implementing the straddle rules have been promulgated, the consequences of such transactions to a Portfolio are not entirely clear. The straddle rules may increase the amount of short-term capital gain realized by a Portfolio, which is taxed as ordinary income when distributed to shareholders. Because application of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed to shareholders as ordinary income or long-term capital gain may be increased or decreased substantially as compared to a Portfolio that did not engage in such transactions.

          Certain hedging activities may cause a dividend that would otherwise be subject to the lower tax rate applicable to a “qualifying dividend,” to instead be taxed at the rate of tax applicable to ordinary income.

          Constructive Sales. Under certain circumstances, a Portfolio may recognize gain from a constructive sale of an “appreciated financial position” it holds if it enters into a short sale, forward contract or other transaction that substantially reduces the risk of loss with respect to the appreciated position. In that event, a Portfolio would be treated as if it had sold and immediately repurchased the property and would be taxed on any gain (but not loss) from the constructive sale. The character of gain from a constructive sale would depend upon a Portfolio’s holding period in the property. Loss from a constructive sale would be recognized when the property was subsequently disposed of, and its character would depend on a Portfolio’s holding period and the application of various loss deferral provisions of the Code. Constructive sale treatment does not apply to transactions if such transaction is closed before the end of the 30th day after the close of a Portfolio’s taxable year and the Portfolio holds the appreciated financial position throughout the 60-day period beginning with the day such transaction was closed.

          Section 988 Gains or Losses. Gains or losses attributable to fluctuations in exchange rates, which occur between the time a Portfolio accrues income or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Portfolio actually collects such receivables or pays such liabilities, generally are treated as ordinary income or ordinary loss. Similarly, on disposition of some investments, including debt securities and certain forward contracts denominated in a foreign currency, gains or losses attributable to fluctuations in the value of the foreign currency between the acquisition and disposition of the position also are treated as ordinary gain or loss.

          Foreign Source Income. Earnings derived by a Portfolio from sources outside the U.S. may be subject to non-U.S. withholding and/or other taxes. Such taxes may be reduced or eliminated under the terms of a U.S. income tax treaty, and a Portfolio would undertake any procedural steps required to claim the benefits of such a treaty. Because each Portfolio will be taxed as a partnership, an investor will be considered to have paid its proportionate share of any non-U.S. taxes actually paid by the Portfolio. Complex rules apply for purposes of determining an investor’s ability to apply this share of non-U.S. taxes paid as a credit or deduction against its federal income tax liability. In addition, if certain additional requirements are met, a RIC Investor may be able to elect to pass through its proportionate share of non-U.S. taxes to its own investors. Investors are advised to consult their own tax advisors with respect to the proper treatment of foreign source income received and non-U.S. taxes paid by a Portfolio.

          Alternative Minimum Tax. While the interest on bonds issued to finance essential state and local government operations is generally tax-exempt, interest on certain nonessential or private activity securities issued after August 7, 1986, while exempt from the regular federal income tax, constitutes a tax-preference item for taxpayers in determining alternative minimum tax liability under the Code and income tax provisions of several states. The interest on private activity securities could subject a shareholder to, or increase liability under, the federal alternative minimum tax, depending on the shareholder’s tax situation.

          All distributions derived from interest exempt from regular federal income tax may subject corporate shareholders to, or increase their liability under, the alternative minimum tax and environmental tax because these distributions are included in the corporation’s adjusted current earnings. The Portfolios will inform shareholders annually as to the dollar amount of distributions derived from interest payments on private activity securities.

OTHER INFORMATION

Independent Registered Public Accounting Firm

          The Board of Trustees has appointed KPMG LLP as the independent registered public accounting firm of the Trust for the fiscal year ending October 31, 2010. KPMG LLP will audit the Trust’s annual financial statements, prepare the Trust’s income tax returns, and assist in the filings with the SEC. KPMG LLP’s address is 191 West Nationwide Blvd., Suite 500, Columbus, OH 43215.

Counsel

          Dechert LLP, 1775 I Street, N.W., Washington, D.C. 20006, passes upon certain legal matters in connection with the shares offered by the Trust, and also acts as counsel to the Trust. Blank Rome LLP, 405 Lexington Avenue, New York, New York 10174, acts as counsel to the Independent Trustees of the Trust.

Code of Ethics

          The Trust and each of the Adviser, the Subadvisers and Citi have adopted a code of ethics, as required by applicable law, including Rule 17j-1 under the 1940 Act, which is designed to prevent affiliated persons of the Trust, the Adviser, the Subadvisers and Citi from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by a Portfolio (which may also be held by persons subject to a code). Such persons are prohibited from effecting certain transactions, allowed to effect certain exempt transactions, required to pre-clear certain transactions and to report certain transactions on a regular basis.

Registration Statement

          This Part B and Part A do not contain all the information included in the Trust’s registration statement filed with the SEC under the 1940 Act with respect to the Portfolio, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. The registration statement, including the exhibits filed therewith, may be examined at the office of the SEC in Washington, D.C. or on the SEC’s website at http://www.sec.gov.

          Statements contained herein and in Part A as to the contents of any contract or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document which was filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

FINANCIAL STATEMENTS

          The Short Duration Portfolio’s audited financial statements will be provided without charge, when available, to each shareholder of the Portfolio or person receiving this Part B on or after the date of such availability. The other Portfolios’ current financial statements dated October 31, 2009 are hereby incorporated herein by reference from the Annual Report of each Portfolio dated October 31, 2009, as filed with the SEC. Copies of the Annual Report will be provided without charge to each person receiving this Part B.

Shareholder Inquiries

          All shareholder inquiries should be directed to the HSBC Investor Portfolios, P.O. Box 182845, Columbus, Ohio 43218-2845.

General and Account Information: (800) 782-8183 (Toll Free)

APPENDIX A

DESCRIPTION OF SECURITY RATINGS

Standard & Poor’s Rating Services (S&P)

Corporate and Municipal Bonds

AAA	An obligation rated “AAA” has the highest rating assigned by Standard & Poor’s to a debt obligation. Capacity to pay interest and repay principal is extremely strong.

AA	An obligation rated “AA” has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in a small degree.

A

An obligation rated “A” has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB

An obligation rated “BBB” is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for debt in higher rated categories.

BB

An obligation rated “BB” has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments.

Plus (+) or Minus (–)	The ratings from “AA” to “BB” may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

Corporate and Municipal Notes

SP-1	Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

SP-2	Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3	Speculative capacity to pay principal and interest.

Note: A S&P rating reflects the liquidity factors and market risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term rating.

Commercial Paper

A

Issues assigned this highest rating are regarded as having the greatest capacity for timely payment. Issues in this category are further refined with the designations 1, 2, and 3 to indicate the relative degree of safety.

A-1

This highest category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus (+) designation.

A-2	Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated “A-1”.

A-3

Issues carrying this designation have adequate capacity for timely payment. However, they are more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

Variable Rate Demand Obligations:

          S&P assigns “dual” ratings to all debt issues that have a put option or demand feature as part of their structure. The first rating addresses the likelihood of repayment of principal and interest as due, and the second rating addresses only the demand feature. The long-term debt rating symbols are used for bonds to denote the long-term maturity and the commercial paper rating symbols for the put option (i.e., “AAA/A-1+”). With short term demand debt, note rating symbols are used with the commercial paper symbols (i.e., “SP-1+/A-1+”).

Moody’s Investors Service

U.S. Municipal Bonds

Aaa	Issuers or issues rated Aaa demonstrate the strongest creditworthiness relative to other US municipal or tax-exempt issuers or issues.

Aa	Issuers or issues rated Aa demonstrate very strong creditworthiness relative to other US municipal or tax-exempt issuers or issues.

A	Issuers or issues rated A present above-average creditworthiness relative to other US municipal or tax-exempt issuers or issuers or issues.

Baa	Issuers or issues rated Baa represent average creditworthiness relative to other US municipal or tax-exempt issuers or issues.

Ba	Issuers or issues rated Ba demonstrate below-average creditworthiness relative to other US municipal or tax-exempt issuers or issues.

Note: Moody’s applies numerical modifiers, 1, 2, and 3 in each generic rating classification from Aa through Bb. The modifier 1 indicates that the obligation rates in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

Municipal Notes

MIG 1/VMIG 1

This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2/VMIG 2	This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3/VMIG 3	This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

Note: A two component rating is assigned to variable demand obligations (VRDOs). The first element represents Moody’s evaluation of the degree of risk associated with the demand feature, using the MIG rating scale. The short-term rating assigned to the demand feature of VRDOs is designated as VMIG. When either the long- or short-term aspect of a VRDO is not rated, that piece is designated NR, e.g., Aaa/NR or NR/VMIG 1. MIG rating expire at note maturity, while VMIG ratings expirations will be a function of each issuer’s specific structural or credit features.

Commercial Paper

Prime-1

Issuers rated P-1 (or supporting institutions) have a superior ability for repayment of short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:

—Leading market positions in well established industries.

—High rates of return on funds employed.

—Conservative capitalization structure with moderate reliance on debt and ample asset protection.

—Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

—Well established access to a range of financial markets and assured sources of alternate liquidity.

Prime-2

Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Prime-3

Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

Not	Prime Issuers rated “Not Prime” do not fall within any of the Prime rating categories.

Fitch, Inc.

Long Term Credit Ratings (includes U.S. Public Finance securities)

AAA

Highest credit quality. “AAA” denotes the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA

Very high credit quality. “AA” ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A

High credit quality. Single “A” rating denote low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than higher ratings.

BBB

Good credit quality. “BBB” ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

Plus (+) or Minus (–)	Plus and minus signs may be appended to denote relative status within major ratings categories. Plus and minus signs, however, are not added to the “AAA” category.

Short-Term Credit Ratings (includes Note & Commercial Paper)

F-1	Highest credit quality. Indicates the strongest capacity for timely payment of financial commitments; may have an added plus (+) sign to denote exceptionally strong credit feature.

F-2	Good credit quality. Indicates a satisfactory capacity for timely payment, but the margin of safety is not as great as for issues assigned “F-1+” or “F-1” ratings.

F-3	Fair credit quality. The capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

Plus (+)	The plus sign may be appended to a “F-1” category to denote relative status within the category.

Variable Rate Demand Obligations

          Variable rate demand obligations and other securities which contain a demand feature will have a dual rating, such as “AAA/F1+”. The first rating denotes long-term ability to make principal and interest payments. The second rating denotes ability to meet a demand feature in full and on time.

APPENDIX B

HSBC INVESTOR FUNDS,
HSBC ADVISOR FUNDS TRUST, and
HSBC INVESTOR PORTFOLIOS PROXY VOTING POLICY

          The Trust delegates the authority to vote proxies related to portfolio securities of each series (the “Funds”) of the Trust to HSBC Asset Management (Americas) Inc. (“HSBC”), which in turn delegates proxy voting authority for some Funds of the Trust to a Sub-Adviser retained to provide day-to-day portfolio management for that Fund. The Boards of Trustees (the “Board”) adopt the proxy voting policies and procedures of HSBC and the Sub-Advisers as the proxy voting policies and procedures that will be used by each of these respective entities when exercising voting authority on behalf of each Fund. These policies and procedures are attached hereto.

          The Board will provide the Trust’s consent to vote in matters where HSBC or a Sub-Adviser seeks such consent because of a conflict of interest that arises in connection with a particular vote, or for other reasons.

B-1

PART C

Item 23. Exhibits

(a) (1) Declaration of Trust of the HSBC Investor Portfolios. (1)

(a)(2) Form of Amendment to Declaration of Trust and Establishment and Designation of Additional Shares regarding establishment of HSBC Investor Short Duration Fixed Income Portfolio. (15)

(b) By-Laws of the Registrant.(1)

(c) Not applicable.

(d)(1) Amended and Restated Master Investment Advisory Contract between HSBC Investor Portfolios and HSBC Global Asset Management (USA) Inc. (15)

(d)(2) Investment Advisory Contract Supplement between HSBC Investor Portfolios and HSBC Global Asset Management (USA) Inc. (5)

(d)(3) Investment Advisory Contract Supplement regarding HSBC Investor International Equity Portfolio. (7)

(d)(4) Form of Investment Advisory Contract Supplement regarding HSBC Investor Opportunity Portfolio . (7)

(d)(5) Investment Advisory Contract Supplement regarding HSBC Investor Short Duration Fixed Income Portfolio. (13)

(d)(6) Subadvisory Agreement between Winslow Capital Management, Inc. and HSBC Global Asset Management (USA) Inc. regarding the HSBC Investor Growth Portfolio. (18)

(d)(7) Subadvisory Agreement between NWQ Investment Management Co., LLC and HSBC Global Asset Management (USA) Inc. regarding the HSBC Investor Value Portfolio. (17)

(d)(8) Subadvisory Agreement between Alliance Bernstein L.P., and HSBC Global Asset Management (USA) Inc. regarding the HSBC Investor International Equity Portfolio. (9)

(d)(9) Subadvisory Agreement between HSBC Global Asset Management (USA) Inc. and Westfield Capital Management Company L.P. regarding the HSBC Investor Opportunity Portfolio. (18)

(e) Not applicable.

(f) Not applicable.

(g)(1) Custodian Agreement between HSBC Investor Portfolios and The Northern Trust Company. (16)

(g)(1)(i) Updated Schedule B to Custodian Agreement between HSBC Investor Portfolios and The Northern Trust Company. (18)

(h)(1) Exclusive Placement Agent Agreement between HSBC Investor Portfolios and Citi Fund Services (Ireland) Limited (“Citi (Ireland)”) (f/k/a BISYS Fund Services (Ireland) Limited). (4)

(h)(2) Second Amended and Restated Master Services Agreement dated January 1, 2009 among Citi Fund Services Ohio, Inc. (f/k/a BISYS Fund Services Ohio, Inc.), HSBC Investor Funds, HSBC Investor Portfolios and HSBC Advisor Funds Trust and HSBC Global Asset Management (USA) Inc. (18)

(h)(2)(i) Amendment to the Second Amended and Restated Master Services Agreement dated January 1, 2009. (18)

(h)(2)(ii) Amendment to the Second Amended and Restated Master Services Agreement dated September 14, 2009. (19)

(h)(3) Administration Services Agreement between HSBC Investor Portfolio and HSBC Investments (USA) Inc. (14)

(h)(3)(i) Amendment to Administration Services Agreement dated June 4, 2007 between HSBC Investor Portfolios and HSBC Investments (USA) Inc. (17)

(h)(4) Amended and Restated Sub-Administration Services Agreement dated January 1, 2009 among Citi Fund Services Ohio, Inc., HSBC Investor Funds, HSBC Investor Portfolios and HSBC Advisor Funds Trust and HSBC Global Asset Management (USA) Inc. (18)

(h)(5) Amended and Restated Omnibus Fee Agreement dated January 1, 2009 among Citi Fund Services Ohio, Inc., Citi Fund Services (Cayman) Limited and HSBC Investor Portfolios. (19)

(h)(6) Amendment to the Amended and Restated Omnibus Fee Agreement dated September 14, 2009 (19)

(h)(7) Amended and Restated Compliance Services Agreement dated January 1, 2009 between Citi Fund Services Ohio, Inc. and HSBC Investor Funds, HSBC Advisor Funds Trust, and HSBC Investor Portfolios. (18)

(i) Not applicable.

(j) Consent of KPMG LLP. (filed herewith) (j)(1) Power of Attorney dated June 16, 2008 (18) (k) Not applicable.

(l)(1) Initial investor representation letter regarding the HSBC Investor International Equity Portfolio.(2)

(m) Not Applicable.

(n) Not Applicable.

(o) Reserved.

(p)(1) Amended Code of Ethics for HSBC Global Asset Management (USA) Inc. (14)

(p)(2) Amended Code of Ethics for Westfield Capital Management Company, L.P. (14)

(p)(3) Amended Code of Ethics for Citi Fund Services Ohio, Inc. (f/k/a BISYS Fund Services Ohio, Inc.) and Citi Fund Services Limited Partnership (f/k/a BISYS Fund Services Limited Partnership). (14)

(p)(4) Amended Code of Ethics for Winslow Capital Management, Inc. (18)

(p)(5) Amended Code of Ethics for NWQ Investment Management Co., LLC. (14)

(p)(6) Code of Business Conduct and Ethics for AllianceBernstein L.P. (14)

(p)(7) Code of Ethics for Halbis Capital Management (USA) Inc. (17)

(p)(8) Code of Ethics for HSBC Investor Funds, HSBC Investor Portfolios, and HSBC Advisor Funds Trust. (18)

_________________________

(1) Incorporated herein by reference from amendment No. 1 to the Registrant’s registration statement (the “Registration Statement”) on Form N-1A (File No. 811-8928) as filed with the Securities and Exchange Commission (the “SEC”) on February 26, 1996.

(2) Incorporated herein by reference from the Registration Statement as filed with the SEC on December 21, 1994.

(3) Incorporated herein by reference from amendment no. 2 to the Registration Statement as filed with the SEC on July 1, 1996.

(4) Incorporated herein by reference from amendment no. 3 to the Registration Statement as filed with the SEC on February 28, 1997.

(5) Incorporated herein by reference from amendment no. 5 to the Registration Statement as filed with the SEC on December 18, 2000.

(6) Incorporated herein by reference from amendment no. 6 to the Registration Statement as filed with the SEC on February 28, 2001.

(7) Incorporated herein by reference from amendment no. 7 to the Registration Statement as filed with the SEC on January 30, 2002.

(8) Incorporated herein by reference from amendment no. 8 to the Registration Statement as filed with the SEC on February 28, 2003.

(9) Incorporated herein by reference from amendment no. 9 to the Registration Statement as filed with the SEC on March 1, 2004.

(10) Incorporated herein by reference from amendment no. 10 to the Registration Statement as filed with the SEC on February 25, 2005.

(11) Incorporated herein by reference from amendment no. 12 to the Registration Statement as filed with the SEC on August 29, 2005.

(12) Incorporated herein by reference from post-effective amendment no. 90 to the Registration Statement as filed with the SEC on December 30, 2004 for the HSBC Investor Funds.

(13) Incorporated herein by reference from post-effective amendment no. 94 to the Registration Statement as filed with the SEC on December 14, 2005 for the HSBC Investor Funds.

(14) Incorporated herein by reference from post-effective amendment no. 95 to the Registration Statement as filed with the SEC on February 28, 2006 for the HSBC Investor Funds.

(15) Incorporated herein by reference from amendment No. 13 to the Registration Statement as filed with the SEC on February 28, 2006.

(16) Incorporated herein by reference from post-effective amendment No. 104 to the Registration Statement as filed with the SEC on February 28, 2007 for the HSBC Investor Funds.

(17) Incorporated herein by reference from post-effective amendment No. 15 to the Registration Statement as filed with the SEC on February 28, 2008.

(18) Incorporated herein by reference from post-effective amendment No. 16 to the Registration Statement as filed with the SEC on February 27, 2009.

(19) Incorporated herein by reference from post-effective amendment No. 115 to the Registration Statement as filed with the SEC on October 2, 2009 for the HSBC Investor Funds.

ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

Not applicable.

ITEM 25. INDEMNIFICATION

Reference is hereby made to Article IV of the Registrant’s Declaration of Trust. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees or officers of the Registrant by the Registrant pursuant to the Declaration of Trust of otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Investment Company Act of 1940, as amended (the “1940 Act”) and, therefore, is unenforceable.

A claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees or officers of the Registrant in connection with the successful defense of any act, suit or proceeding) is asserted by such trustees or officers in connection with the shares being registered, the Registrant will, unless in the opinion of its Counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1940 Act and will be governed by the final adjudication of such issues.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISERS

HSBC Global Asset Management (USA) Inc. 452 Fifth Avenue, New York, New York 10018, serves as investment adviser and is a wholly-owned subsidiary of HSBC Bank USA, Inc., a New York State chartered bank, which is a wholly-owned subsidiary of HSBC USA, Inc., a registered bank holding company. Information as to the directors and officers of the Adviser, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the Adviser in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-25999) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

Information as to the directors and officers of Westfield Capital Management Company L.P. (“Westfield”) together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of Westfield in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-34350) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

Information as to the directors and officers of NWQ Investment Management Co., LLC (“NWQ”), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of NWQ in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-61379) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

Information as to the directors and officers of Winslow Capital Management, Inc. (“Winslow”), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of Winslow in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-41316) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

Information as to the directors and officers of AllianceBernstein L.P. (“AllianceBernstein”), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of AllianceBernstein in the last two years, is included in its application for registration as an investment advisor on Form ADV (File No. 801-57937) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

ITEM 27. PRINCIPAL UNDERWRITER

Not applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS

The account books and other documents required to be maintained by the Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder will be maintained at the offices of: HSBC Investments (USA) Inc., 452 Fifth Avenue, New York, New York 10018; Citi Fund Services Ohio, Inc. (f/k/a BISYS Fund Services Ohio, Inc.) 3435 Stelzer Road, Columbus, Ohio 43219-3035; AllianceBernstein L.P., 1345 Avenue of the Americas, New York, New York 10105; Westfield Capital Management Company L.P., 21 Fellow Street, Boston, MA 02119; Winslow Capital Management, Inc., 4720 IDS Tower, 80 S. Eighth Street, Minneapolis, MN 55402; NWQ Investment Management L.P., 2049 Century Park East, 4th Floor, Los Angeles, CA 90067.

ITEM 29. MANAGEMENT SERVICES

Not applicable.

ITEM 30. UNDERTAKINGS

The Registrant undertakes to comply with Section 16(c) of the 1940 Act as though such provisions of the 1940 Act were applicable to the Registrant except that the request referred to in the third full paragraph thereof may only be made by shareholders who hold in the aggregate at least 10% of the outstanding shares of the Registrant, regardless of the net asset value or values of shares held by such requesting shareholders.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the HSBC Investor Portfolios has duly caused this amendment to its registration statement on Form N-lA to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, and State of New York on the 1st day of March, 2010.

HSBC INVESTOR PORTFOLIOS

/s/Richard A. Fabietti	/s/Martin R. Dean
Richard A. Fabietti	Martin R. Dean
President	Treasurer

__________________________
Alan S. Parsow*	Larry M. Robbins*
Trustee	Trustee

Michael Seely*	Thomas F. Robards*
Trustee	Trustee

Stephen J. Baker*	Susan S. Huang*
Trustee	Trustee

Marcia L. Beck*
Trustee

*/s/David J. Harris
David J. Harris

__________________
*David J. Harris, as attorney-in-fact pursuant to a power of attorney previously filed.

Exhibit List

(j) Consent of KPMG LLP